IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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EXTRACTION OIL & GAS, INC. et al.,[1]	)	Case No. 20-11548 (CSS)
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Debtors.	)	(Jointly Administered)
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FINDINGS OF FACT, CONCLUSIONS OF LAW,
AND ORDER CONFIRMING THE SIXTH AMENDED JOINT
PLAN OF REORGANIZATION OF EXTRACTION OIL & GAS, INC. AND ITS
DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

The above‑captioned debtors and debtors in possession (collectively, the “Debtors”), having:2

a.commenced, on June 14, 2020 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

b.continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.filed, on July 30, 2020, the Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 337];

d.filed, on July 31, 2020, the Disclosure Statement for the Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 338];

e.filed, on August 13, 2020, the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of Information in the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 440] (the “Disclosure Statement Motion”);

f.filed, on October 22, 2020, the First Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 881];

g.filed, on October 23, 2020, the First Amended Disclosure Statement for the First Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 883];

h.filed, on November 4, 2020, the Second Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 988];

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Extraction Oil & Gas, Inc. (3923); 7N, LLC (4912); 8 North, LLC (0904); Axis Exploration, LLC (8170); Extraction Finance Corp. (7117); Mountaintop Minerals, LLC (7256); Northwest Corridor Holdings, LLC (9353); Table Mountain Resources, LLC (5070); XOG Services, LLC (6915); and XTR Midstream, LLC (5624). The location of the Debtors’ principal place of business is 370 17th Street, Suite 5300, Denver, Colorado 80202.

2 Unless otherwise noted herein, capitalized terms not defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) shall have the meanings ascribed to them in the Plan (as defined herein). The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order.

i.filed, on November 5, 2020, the Second Amended Disclosure Statement for the Second Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 989];

j.filed, on November 6, 2020, (i) the Third Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1009], (ii) the Third Amended Disclosure Statement for the Third Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1011], and (iii) the Revised Third Amended Disclosure Statement for the Third Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket Nos. 1019, 1023] (as may be amended, supplemented, or modified from time to time, and including all exhibits and supplements thereto, the “Disclosure Statement”);

k.obtained, on November 6, 2020, entry of (i) the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 1022] (the “Disclosure Statement Order”), granting the relief requested in the Disclosure Statement Motion as set forth in the Disclosure Statement Order, including by approving the Disclosure Statement as having adequate information, as required under section 1125(a) of the Bankruptcy Code, authorizing the Debtors to solicit votes with regard to the acceptance or rejection of the Plan, and approving, among other things, the Debtors’ supplemental disclosures and related notices, forms, and ballots to be submitted to parties in interest in connection with the modifications set forth in the Disclosure Statement (collectively, the “Solicitation Packages”) and the Debtors’ solicitation procedures (the “Solicitation Procedures”) and (ii) the Order (I)(A) Authorizing the Debtors to Enter into the Backstop Commitment Agreement, (B) Authorizing the Debtors to Perform All Obligations Under the Backstop Commitment Agreement, and (C) Approving the Rights Offering Procedures and Related Forms and (II) Granting Related Relief [Docket No. 1018] (the “Backstop Order”);

l.caused, on November 13, 2020, and continuing thereafter (the “Solicitation Date”), solicitation materials and notices of the deadline for objecting to confirmation of the Plan to be distributed consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order, as evidenced by, among other things, the Certificate of Service [Docket No. 1175] (the “Solicitation Affidavit”) filed by the Claims, Noticing, and Solicitation Agent;

m.caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published on November 13, 2020 in the Wall Street Journal (National Edition) and The Denver Post, as evidenced by, among other things, the Notice of Affidavits of Publication [Docket No. 1086] (the “Publication Affidavits”);

n.filed, on December 4, 2020, the Notice of Filing of Plan Supplement [Docket No. 1273] (the “Initial Plan Supplement”) and caused the Plan Supplement to be distributed consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, as evidenced by, among other things, the Certificate of Service [Docket No. 1374] filed by the Claims, Noticing, and Solicitation Agent;

o.filed, on December 16, 2020, the Declaration of Jeffrey R. Miller Regarding the Solicitation and Tabulation of Votes on the the Third Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1364] (the “Initial Voting Report”), which detailed the preliminary results of the Plan voting process; and

p.filed, on December 17, 2020, the Notice of Filing of First Amended Plan Supplement [Docket No. 1380] (as amended, modified, or otherwise supplemented from time to time, the “First Amended Plan Supplement”) and caused the First Amended Plan Supplement to be distributed consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, as evidenced by, among other things, the Certificate of Service [Docket No. 1447] filed by the Claims, Noticing, and Solicitation Agent;

q.filed, on December 18, 2020, (i) the Debtors’ Memorandum of Law in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1410] (the “Confirmation Brief”), (ii) the Declaration of James M. Grady in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1411] (the “Grady Declaration”), (iii) the Declaration of Kevin J. Voelte in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1412] (the “Voelte Declaration”), (iv) the Declaration of Matthew R. Owens in Support of Confirmation of the Fourth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. [1413] (the “Owens Declaration”); (v) the Fourth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1420]; and (vi) the proposed Findings of Fact, Conclusions of Law, And Order Confirming Joint Plan Of Reorganization Of Extraction Oil & Gas, Inc. And Its Debtor Affiliates Pursuant To Chapter 11 Of The Bankruptcy Code [Docket No. 1422];

r.filed, on December 19, 2020, the Amended Declaration of Jeffrey R. Miller Regarding the Solicitation and Tabulation of Votes on the Third Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1430] (the “Amended Voting Report,” and, together with the Voting Report, the “Voting Reports”), which detailed the updated results of the Plan voting process;

s.filed, on December 20, 2020, the Declaration of Audrey Robertson, Member of Board of Directors of Extraction Oil & Gas, Inc., in Support of an Order Confirming the Fourth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1435] (the “Robertson Declaration,” and, together with the Grady Declaration, the Voelte Declaration, and the Owens Declaration, collectively, the “Confirmation Declarations”);

t.filed, on December 21, 2020, (i) the Fifth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1451]; (ii) the revised proposed Findings of Fact, Conclusions of Law, And Order Confirming Joint Plan Of Reorganization Of Extraction Oil & Gas, Inc. And Its Debtor Affiliates Pursuant To Chapter 11 Of The Bankruptcy Code [Docket No. 1453]; and (iii) the Notice of Filing of Second Amended Plan Supplement [Docket No. 1472] (the “Second Amended Plan Supplement” and, together with the Initial Plan Supplement and the First Amended Plan Supplement, collectively, and as may be further amended, modified, or otherwise supplemented from time to time in accordance with the terms of the Plan, the “Plan Supplement”) and caused the Second Amended Plan Supplement to be distributed consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order; and

u.filed, on December 22, 2020, (i) the Revised Fifth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1475] and (ii) the revised proposed Findings of Fact, Conclusions of Law, And Order Confirming Joint Plan Of Reorganization Of Extraction Oil & Gas, Inc. And Its Debtor Affiliates Pursuant To Chapter 11 Of The Bankruptcy Code [Docket No. 1477]; and

v.filed, on December 23, 2020, (i) the Sixth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1505] (as may be amended, supplemented, or modified from time to time, and including all exhibits and supplements thereto, the “Plan”) and (ii) the supplement to the Disclosure Statement [Docket No. 1507] (the “Disclosure Statement Supplement”).

This Court having:

a.set December 21, 2020 at 12:00 p.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

b.reviewed the Plan, the Disclosure Statement, the Disclosure Statement Supplement, the Confirmation Brief, the Voting Reports, the Confirmation Declarations, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of these Chapter 11 Cases;

c.held the Confirmation Hearing;

d.heard the statements, arguments, and objections made by counsel in respect of Confirmation;

e.considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

f.overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn; and

g.taken judicial notice of all papers and pleadings filed in these Chapter 11 Cases and all evidence proffered or adduced and all arguments made at the hearings held before the Court during the pendency of these Chapter 11 Cases.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of these Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing, including, but not limited to, the Confirmation Declarations establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I.FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.    Findings of Fact and Conclusions of Law.

1.The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order to the extent not inconsistent herewith. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

B.     Jurisdiction and Venue.

2.    The Court has subject matter jurisdiction over this matter under 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue in the Court was proper as of the Petition Date and remains proper under 28 U.S.C. §§ 1408 and 1409. The Debtors confirm their consent, pursuant to Bankruptcy Rule 7008, to the entry of a final order by the Court in connection with this Confirmation Order to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code.

C.    Eligibility for Relief.

3.     The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

D.     Commencement and Joint Administration of the Chapter 11 Cases.

4.     On the Petition Date, the Debtors commenced these Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On June 16, 2020, the Court entered an order [Docket No. 79] authorizing the joint administration and procedural consolidation of these Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b).

E.     Judicial Notice.

5.     The Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation) the docket of these Chapter 11 Cases maintained by the Clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during these Chapter 11 Cases. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan or Confirmation are overruled on the merits.

F.     Plan Supplement.

6.     The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan (including Article X of the Plan) and this Confirmation Order, the Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date.

G.     Disclosure Statement Order.

7.     On November 6, 2020, the Court entered the Disclosure Statement Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) approved the Solicitation Procedures; (c) approved the Solicitation Packages; (d) set December 11, 2020, at 4:00 p.m. (prevailing Eastern Time), as the deadline for voting to accept or reject the Plan (the “Voting Deadline”); (e) set December 11, 2020, at 4:00 p.m. (prevailing Eastern Time), as the deadline for objecting to the Plan (the “Plan Objection Deadline”); and (f) set December 21, 2020 at 9:30 a.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing.
H.     Transmittal and Mailing of Materials; Notice.

8.    As evidenced by the Solicitation Affidavit, the Publication Affidavits, and the Voting Reports, due, adequate, and sufficient notice of entry of the Disclosure Statement Order, the Plan, and the Plan Supplement, and notice of the assumptions of Executory Contracts and Unexpired Leases to be assumed by the Debtors (such Executory Contracts and Unexpired Leases, the “Assumed Contracts”) and related cure amounts and the procedures for objecting thereto and resolution of disputes by the Court thereof has been given to, as applicable: (a) all known holders of Claims and Interests; (b) parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all non‑Debtor counterparties to Executory Contracts and Unexpired Leases; and (d) all taxing authorities listed on the Debtors’ Schedules or Claims Register; each in substantial compliance with the Disclosure Statement Order and Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), and no other or further notice is or shall be required. Due, adequate, and sufficient notice of the Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order was given in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required.

I.     Adequacy of the Disclosure Statement Supplement.

9.    The Disclosure Statement Supplement, when combined with the Disclosure Statement, (i) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, including the Securities Act, and (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein.

J.     Solicitation.

10.    The Debtors solicited votes for acceptance and rejection of the Plan in good faith and in compliance with the Bankruptcy Code and pursuant to sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, and all other applicable rules, laws, and regulations, including, to the extent applicable, the registration requirements under the Securities Act.

K.    Voting Results.

11.    Prior to the Confirmation Hearing, the Debtors filed the Voting Reports. As set forth in the Voting Reports, the procedures used to tabulate the ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations.

12.    As set forth in the Plan, holders of Claims and Interests in Classes 3, 4, 6, 7, and 8 (collectively, the “Voting Classes”) for each of the Debtors were eligible to vote on the Plan pursuant to the Solicitation Procedures. In addition, holders of Claims in Classes 1, 2, and 5 are Unimpaired and conclusively presumed to accept the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Claims or Interests in Classes 10 and 11 either are Unimpaired, in which case they are conclusively presumed to accept the Plan, or Impaired, in which case they are deemed to reject the Plan, and therefore, are not entitled to vote to accept or reject the Plan. Holders of Claims in Classes 9 and 12 (together with holders of Claims in Classes 10 and 11, to the extent Impaired under the Plan, the “Deemed Rejecting Classes”) are Impaired under the Plan, are entitled to no recovery under the Plan, and are therefore deemed to have rejected the Plan.

13.     As evidenced by the Amended Voting Report, each of Classes 3, 4, 6, 7, and 8 voted to accept the Plan for each Debtor.

L.    Bankruptcy Rule 3016.

14. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement, the Disclosure Statement Supplement, and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b).

M.     Burden of Proof.

15.    The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. The Debtors have proven the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence. Further, each witness who testified on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to topics addressed in his or her testimony.

N.     Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

16.    The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code.
1.Section 1129(a)(1)—Compliance with Applicable Provisions of the Bankruptcy Code.

17.     The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

a.    Sections 1122 and 1123(a)(1)—Proper Classification.

18.     The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into 12 different Classes based on differences in the legal nature or priority of such Claims against and Interests in each Debtor. Valid business, factual, and legal reasons exist for the separate classification of such Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims or Interests. Each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code have been satisfied.

b.     Section 1123(a)(2)—Specification of Unimpaired Classes.

19.    Article III of the Plan specifies that Claims in Classes 1, 2, and 5 are Unimpaired under the Plan and Claims in Classes 10 and 11 are either Impaired or Unimpaired under the Plan. Additionally, Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

c.     Section 1123(a)(3)—Specification of Treatment of Impaired Classes.

20.    Article III of the Plan specifies that Claims in Classes 3, 4, 6, 7, 8, 9, and 12 are Impaired under the Plan and Claims in Classes 10 and 11 are either Impaired or Unimpaired under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

d.     Section 1123(a)(4)—No Disparate Treatment.

21.    Article III of the Plan provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless in some cases, the holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

e.     Section 1123(a)(5)—Adequate Means for Plan Implementation.

22.     Pursuant to section 1123(a)(5) of the Bankruptcy Code, Article IV and various other provisions of the Plan specifically provide in detail adequate and proper means for the Plan’s implementation, including, among other things: (a) the Restructuring Transactions; (b) the Exit Facility; (c) the Equity Rights Offering (including the Backstopped Equity Rights Offering and the GUC Equity Rights Offering); (d) the good-faith compromise and treatment of all Claims as set forth in the Plan; (e) the preservation of all Royalty and Working Interests in accordance with the terms of the Plan; (f) continued corporate existence; (g) the vesting of Estate assets in the Reorganized Debtors; (h) the cancellation of notes, shares, instruments, certificates, and other documents evidencing Claims or Interests; (i) the general authority for all corporate and limited liability company (as applicable) action necessary to effectuate the Plan; (j) the New Corporate Governance Documents; (k) the appointment of the directors and officers of the Reorganized Debtors; (l) the issuance of the New Common Shares and the New Warrants; (m) the preservation and vesting of all Causes of Action; (n) the release of Claims and Causes of Action (including Avoidance Actions) except those Claims and Causes of Action (including Avoidance Actions) set forth in the Plan Supplement; (o) the exemption from certain taxes and fees to the extent provided in the Plan; (p) the adoption and implementation of the Management Incentive Plan; (q) the Midstream Settlement and the Share Purchase Agreement; and (q) the general settlement of Claims and Interests. Moreover, the Debtors will have, immediately upon the Effective Date, sufficient Cash to make all payments required on the Effective Date, pursuant to the terms of the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

f.    Section 1123(a)(6)—Voting Power of Equity Securities.

23.    The New Corporate Governance Documents prohibit the issuance of non-voting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

g.    Section 1123(a)(7)—Selection of Officers and Directors.

24.    In accordance with Article IV.E of the Plan, the identity and affiliations of the initial members of the New Board and the initial officers of the Reorganized Debtors, to the extent known, are set forth in the Plan Supplement. The selection of the New Board and officers, as set forth in Article IV.E of the Plan and in the New Corporate Governance Documents, is consistent with the interests of all Holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

h.    Section 1123(b)—Discretionary Contents of the Plan.

25.    The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code. The failure to specifically address a provision of the Bankruptcy Code in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(a)    Section 1123(b)(2)—Executory Contracts and Unexpired Leases.

26.    Article V of the Plan provides that on the Effective Date, except as otherwise provided in the Plan (including but not limited to Article IV.F.14 of the Plan) or otherwise agreed to by the Debtors and the counterparty to an Executory Contract or Unexpired Lease, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected in the Chapter 11 Cases, will be deemed assumed by the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion or notice to reject Executory Contracts or Unexpired Leases that is filed by the Debtors and pending on the Confirmation Date; (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease filed by the Debtors pursuant to which the requested effective date of such rejection is after the Effective Date; or (5) the LACT Unit Agreement, effective April 14, 2017, entered into by Platte River Midstream, LLC (“PRM”) and the Debtors, identified in the Cure Notice on line 1698 (the “LACT Agreement”).

27.    Except as otherwise provided in the Plan, the Debtors will assume, assume and assign, or reject, as the case may be, Executory Contracts and Unexpired Leases set forth in the applicable Schedules in the Plan Supplement; provided that notwithstanding anything to the contrary herein or in the Plan, no Executory Contract or Unexpired Lease will be assumed, assumed and assigned, or rejected without the reasonable consent of the Required Consenting Senior Noteholders; provided, further, that the Debtors will consult with the DIP Agent regarding the assumption, assumption and assignment, or rejection (or related settlement) of any Executory Contract or Unexpired Lease. Entry of this Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except as otherwise provided in the Plan or this Confirmation Order. Unless otherwise indicated or agreed by the Debtors and the applicable contract counterparties, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law or as otherwise agreed by the Debtors and the applicable counterparty to the Executory Contract or Unexpired Lease.

28. To the maximum extent permitted by law, assumption of an Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result upon payment of the Cure Claim in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest, composition, or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease; provided, however, notwithstanding anything in this paragraph to the contrary and subject to the provisions of paragraph 28 below, all liabilities incurred or obligations to pay proceeds, including, without limitation, as to proceeds accruing to a creditor’s interest that have been put in suspense and proceeds relating to hydrocarbons previously sold by the Debtors for which the Debtors have not yet paid such proceeds shall not be released or satisfied and shall be paid or satisfied in the ordinary course of business.

29.    Any monetary defaults under an Executory Contract or Unexpired Lease, as reflected on the Cure Notice, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitations described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Notwithstanding the Cure Claim amount stated in any Cure Notice, any postpetition monetary defaults under an Executory Contract or Unexpired Leases shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash in the ordinary course of business. The Debtors, Reorganized Debtors; DCP Operating Company, LP, Incline Energy Partners, Seismic Data of Seitel Data, Ltd., Cigna Health and Life Insurance Company, Pinnacol Assurance, USA Compression Partners, LLC and its affiliates, Richmark Energy Partners, LLC, Kit Energy, LLC and Mineral Resources, Inc., The City and County of Broomfield, Colorado, and Geophysical Pursuit Inc., reserve all rights with respect to the postpetition portion of any Cure Claims and such rights are unaffected by the Plan and this Confirmation Order. Except as expressly provided in this Confirmation Order, any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases with regard to any such Debtors in accordance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

30.     Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults in connection with the respective Executory Contract or Unexpired Lease that is assumed, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy‑related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease.

(b)    Section 1123(b)(3)—Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action.

31.    Compromise and Settlement. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle any Claims and Causes of Action against other Entities.

32.    Subordinated Claims; Classification. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, will be deemed to have expressly reserved the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto; provided that the Debtors or Reorganized Debtors, as applicable, shall not seek, and neither reserve nor claim the right to reclassify any Prepetition Secured Claims or DIP Claims. The Debtors and the Reorganized Debtors, as applicable, may seek reclassification of any Disputed Claim pursuant to section 507 of the Bankruptcy Code or otherwise.

33.    Releases by the Debtors. The release, set forth in Article VIII.E of the Plan (the “Debtor Release”), is an essential provision of the Plan. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the claims released by such releases; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) integral to the agreements among the various parties in interest and essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code; and (g) a bar to any of the Debtors asserting any Claim or Causes of Action released pursuant to such release.

34.    The Debtor Release represents a valid exercise of the Debtors’ business judgment and confers substantial benefits to the Debtors’ Estates. The Released Parties provided good and valuable consideration in exchange for the releases—including services, substantial funding (including exit financing and new-money equity financing), and the consensual reduction or waiver of significant claims, as the case may be—and otherwise facilitated the reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan.

35.    Third-Party Release. The release, set forth in Article VIII.F of the Plan (the “Third-Party Release”), is an essential provision of the Plan. The scope of the Third-Party Release in the Plan is appropriately tailored under the facts and circumstances of these Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release and the opportunity to opt out of the Third-Party Release, as applicable. The Third-Party Release is: (a) consensual; (b) in exchange for the good and valuable consideration provided by the Released Parties; (c) a good faith settlement and compromise of the claims released by such releases; (d) in the best interests of the Debtors and all holders of Claims and Interests; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; (g) integral to the agreements among the various parties in interest and is essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code; and (h) a bar to any of the Releasing Parties asserting any Claim or Causes of Action released pursuant to such release.

36.    The Third-Party Release is consensual with respect to the Releasing Parties. Specifically, the Confirmation Hearing Notice sent to all applicable notice parties on November 13, 2020 and published in The Wall Street Journal (National Edition) and The Denver Post on November 13, 2020, and the Ballots sent to all Holders of Impaired Claims in the Voting Classes, in each case, unambiguously and prominently stated that the Plan contains the Third-Party Release and the procedures for opting out of the Third-Party Release. Accordingly, in light of all of the circumstances, the Third‑Party Release satisfies the applicable standards contained in In re Indianapolis Downs, LLC, 486 B.R. 286, 303 (Bankr. D. Del. 2013), are fair to the Releasing Parties, and are otherwise appropriate under In re W.R. Grace & Co., 475 B.R. 34, 107 (D. Del. 2012).

37.    Further, the Third-Party Release is an integral part of the Plan and was a core negotiation point in connection with the Restructuring Support Agreement. The Consenting Senior Noteholders, the Majority Lenders, the Backstop Parties and the Participating AHG Members, as applicable, would not have agreed to support the Plan, backstop the Backstopped Equity Rights Offering and facilitate the compromises embodied in the Plan, including the Midstream Settlement, without the Third-Party Release. Like the Debtor Release, the Third-Party Release and its protections facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Plan and the structure for the Debtors’ reorganization. As such, the Third-Party Release appropriately offers protection to parties who constructively participated in and contributed to the Debtors’ restructuring. The failure to implement the Debtor Release and the Third‑Party Release as well as the Exculpation and Injunction would impair the Debtors’ ability to confirm and implement the Plan.

38.    Exculpation. The scope of the exculpation provisions set forth in Article VIII.G of the Plan (the “Exculpation”) is appropriately tailored under the facts and circumstances of these Chapter 11 Cases to protect the Exculpated Parties from inappropriate litigation. The Exculpation appropriately affords protection to certain parties who constructively participated in and contributed to the Debtors’ restructuring consistent with their duties under the Bankruptcy Code. The Exculpation granted under the Plan is reasonable in scope as it does not relieve any party of liability for an act or omission to the extent such act or omission is determined by final order to constitute actual fraud, willful misconduct, or gross negligence.

39.    Injunction. The injunction provisions set forth in Article VIII.H of the Plan (the “Injunction”) are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the Debtor Release, the Third-Party Release, and the Exculpation provisions in Article VIII of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes.

40.    Preservation of Claims and Causes of Action. The provisions regarding the preservation of Claims and Causes of Action in the Plan (including Article IV.E) are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, their respective Estates, and holders of Claims and Interests.

41.    The record of the Confirmation Hearing is sufficient to support the Debtor Release, Third-Party Release, Exculpation, and Injunction. Accordingly, based upon the representations of the parties and the evidence proffered, adduced, or presented at the Confirmation Hearing, the Debtor Release, Third-Party Release, Exculpation, and Injunction are consistent with the Bankruptcy Code and applicable law.

2.     Section 1129(a)(2)—The Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code.

42.    The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019.

43.    As set forth in greater detail in paragraph 6 of the Initial Voting Report and paragraph 7 of the Amended Voting Report, votes to accept or reject the Plan were solicited by the Debtors and their agents after the Court approved the Disclosure Statement pursuant to section 1125(a) of the Bankruptcy Code and entered the Disclosure Statement Order.

44.    As set forth in greater detail in paragraphs 6 through 17 of the Initial Voting Report and paragraphs 7 through 18 of the Amended Voting Report, the Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly and in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, and all other applicable rules, laws, and regulations, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the Exculpation provisions set forth in Article VIII.G of the Plan.

45.    The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made thereunder, so long as such distributions are made consistent with and pursuant to the Plan.

3.     Section 1129(a)(3)—Proposal of Plan in Good Faith.

46.    The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, the Disclosure Statement Hearing, the Disclosure Statement Supplement, the record of the Confirmation Hearing, the Confirmation Declarations, and all other proceedings held in these Chapter 11 Cases, including, but not limited to, Extraction Oil & Gas, Inc. v. REP Processing, LLC, Adv. Pro. No. 20-50813 (CSS) (Bankr. D. Del. Aug. 14, 2020), Extraction Oil & Gas, Inc. vs. Grand Mesa Pipeline, LLC, Adv. Pro. No. 20-50816 (CSS) (Bankr. D. Del. Aug. 19, 2020), Extraction Oil & Gas, Inc. v. Platte River Midstream, LLC and DJ South Gathering, LLC, Adv. Pro. No. 20-50833 (CSS) (Bankr. D. Del. Aug. 25, 2020), Extraction Oil & Gas, Inc. v. Elevation Midstream, LLC, Adv. Pro. No. 20-50839 (CSS) (Bankr. D. Del. Sept. 4, 2020), and Extraction Oil & Gas, Inc. v. Rocky Mountain Midstream LLC, Adv. Pro. No. 20-50840 (CSS) (Bankr. D. Del. Sept. 8, 2020). The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ good faith, serve the public interest, and assure fair treatment of holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors commenced these Chapter 11 Cases and proposed the Plan, with the legitimate purpose of allowing the Debtors to restructure their balance sheet, carry out their operational reorganization, and maximize stakeholder value.

47.    The Debtors and each of the constituents who negotiated the Plan, Plan Supplement, and other Confirmation Documents (a) acted in good faith in negotiating, formulating, and proposing, where applicable, the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan and (b) will be acting in good faith in proceeding to (i) consummate the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan, and (ii) take any actions authorized and directed or contemplated by this Confirmation Order. The Exculpated Parties and Released Parties have participated in good faith and in compliance with the provisions of the applicable laws with regard to the solicitation of, and the distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulatory governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

4.    Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

48.    The procedures set forth in the Plan for the payment of the fees and expenses to be paid by the Debtors, or the Reorganized Debtors, as applicable, in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

5.     Section 1129(a)(5)—Disclosure of Identity of Proposed Management, Compensation of Insiders, and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

49.    The Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code. Article IV.E.9 of the Plan, in conjunction with the Plan Supplement, discloses: (a) to the extent known, the identity and affiliations of the members proposed to serve as the initial directors of the New Board; and (b) the nature and compensation for any insider who will be employed or retained by the Reorganized Debtors under section 101(31) of the Bankruptcy Code. The method of appointment of members of the New Board was, is, and will be consistent with the interests of holders of Claims and public policy. The proposed officers and directors for the Reorganized Debtors are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of holders of Claims and Interest with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5).

6.     Section 1129(a)(6)—Approval of Rate Changes.

50.;    Section 1129(a)(6) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

7.    Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

51.    The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, including the Grady Declaration, the liquidation analysis attached to the Disclosure Statement as Exhibit C, and the facts and circumstances of these Chapter 11 Cases: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and (d) establishes that holders of Allowed Claims or Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

8.    Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes.

52.    Classes 1 and 2 and Classes 10 and 11 to the extent Unimpaired under the Plan, are each Classes of Unimpaired Claims or Interests that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.

53.    Because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code. Thus, although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to each such Class as described further below.

9.    Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

54.    The treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

10.    Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

55.    As set forth in the Amended Voting Report, Class 3 (Revolving Credit Agreement Claims), Class 4 (Senior Notes Claims), Class 6 (General Unsecured Claims), Class 7 (Existing Preferred Interests), and Class 8 (Existing Common Interests) have voted to accept the Plan by the requisite number and amount of Claims or Interests at each Debtor, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code). Accordingly, the Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

11.    Section 1129(a)(11)—Feasibility of the Plan.

56.    The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced before and at the Confirmation Hearing, including the Latif Declaration, and the financial projections attached to the Disclosure Statement as Exhibit E: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

12.    Section 1129(a)(12)—Payment of Bankruptcy Fees.

57.    The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.E of the Plan provides for the payment of all fees payable by the Debtors or the Reorganized Debtors, as applicable, under section 1930(a) of the Judicial Code.

13.    Section 1129(a)(13)—Retiree Benefits.

58.    The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for retiree benefits (as defined in section 1114 of the Bankruptcy Code) at levels established pursuant to section 1114 of the Bankruptcy Code. On and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law and therefore, the requirements under section 1129(a)(13) of the Bankruptcy Code are satisfied.

14.    Non-Applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15), and (16).

59.    The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations, and thus sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

15.    Section 1129(b)—Confirmation of Plan Over Non-Acceptance of Impaired Class.

60.    The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed because: (a) at least one Voting Class at each Debtor voted to accept the Plan; (b) the Plan satisfies all requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8); and (c) the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes because there is no Class of equal priority receiving more favorable treatment than the Deemed Rejecting Classes and no Class that is junior to the Deemed Rejecting Classes is receiving or retaining any property on account of their Claims or Interests. The Plan may therefore be confirmed even though not all Impaired Classes have voted to accept the Plan.

16.    Section 1129(c)—Only One Plan.

61.    The Plan is the only plan filed in the Chapter 11 Cases. Accordingly, the Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.

17.    Section 1129(d)—Principal Purpose of the Plan.

62.    The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

O.    Satisfaction of Confirmation Requirements.

63.    Based upon the foregoing, the Plan satisfies the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

P.    Good Faith.

64.    The evidence proffered or adduced at the Confirmation Hearing (a) is reasonable, persuasive and credible; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and (d) establishes that: (i) the Debtors, the Released Parties, the Exculpated Parties, and any and all affiliates, directors, officers, members, managers, shareholders, partners, employees, attorneys, and advisors of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support of the Plan and this Confirmation Order, including the solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code; (ii) the Debtors have proposed the Plan in good faith, with the legitimate and honest purposes of reorganizing the Debtors’ balance sheet and ongoing business and maximizing the value of the Debtors’ Estates for the benefit of their stakeholders; (iii) the Plan is the product of extensive collaboration among the Debtors and all key stakeholders; and (iv) the Plan gives effect to many of the Debtors’ restructuring initiatives, including a substantial deleveraging of the Debtors’ balance sheet. Accordingly, the Debtors and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, partners, affiliates, and representatives have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan, and the agreements, settlements, transactions, and transfers contemplated thereby (including the Restructuring Transactions); and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

Q.     Disclosure: Agreements and Other Documents.

65.    The Debtors have disclosed all material facts regarding the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors.

R.     Conditions to Confirmation of the Plan.

66.    Entry of this Confirmation Order shall satisfy the applicable conditions to the Confirmation of the Plan as set forth in Article IX.A of the Plan.

S.    Likelihood of Satisfaction of Conditions Precedents to the Effective Date.

67.    Each of the conditions precedent to the Effective Date, as set forth in Article IX.B of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.C of the Plan.

T.    Waiver of Conditions; Consents Required.

68.    The conditions precedent to Confirmation of the Plan and to the Effective Date set forth in Article IX of the Plan may be waived, in whole or in part, in writing (which may be via electronic mails) only by the Debtors, the Required Consenting Senior Noteholders, and the Majority Lenders (only when the relevant condition directly affects the consent and/or consultation rights of the Majority Lenders in accordance with Article I.A.64 of the Plan), without notice, leave, or order of the Court or any formal action other than proceedings to confirm or consummate the Plan provided that waiver of the conditions to the Effective Date of the Plan set forth in Article IX.B.14(e) shall also require the written consent (which may be via electronic mail) of the Creditors’ Committee.

U.    Midstream Settlement.

69.    Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the mutual compromises described in Article IV of the Plan, the Midstream Settlement (including the Share Purchase Agreement) is: (a) an integral element of the Plan; (b) fair and equitable; (c) in the best interest of the Debtors’ Estates; (d) falls well above the lowest point in the range of reasonableness with respect to all litigation related to the Midstream Settlement; (e) negotiated in good faith by parties to the Midstream Settlement at arm’s-length; (f) consistent with sections 105, 1129, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law; and (f) was the result of arm’s‑length negotiations between the Midstream Parties, the PRM Parties, the Participating AHG Members, the Consenting Senior Noteholders, the Backstop Parties, and the Debtors. The Midstream Settlement (including the Share Purchase Agreement) is appropriate in light of the facts and circumstances, is in the best interests of, and confers material benefits on, the Debtors, the Debtors’ Estates, and the Holders of Claims and Interests, including the Midstream Parties and the PRM Parties. The Midstream Settlement (including the Share Purchase Agreement) is incorporated by reference into this Confirmation Order as if set forth in full herein, is approved in all respects, and constitutes an integral part of this Confirmation Order. The Debtors or the Reorganized Debtors are authorized to implement and consummate the Midstream Settlement (including the Share Purchase Agreement) and are authorized to make payments and execute and deliver all necessary documents or agreements required to perform their obligations thereunder.

V.    Implementation.

70.    All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents (including, without limitation, the New Corporate Governance Documents) have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements and the material terms thereof to all parties in interest in these Chapter 11 Cases. The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s-length, and are fair and reasonable and are reaffirmed and approved. The Exit Facility was negotiated in good faith and at arm’s length and any credit extended and loans made to the Reorganized Debtors and any fees and expenses paid thereunder are deemed to have been extended, issued, and made in good faith. The execution, delivery, or performance by the Debtors or Reorganized Debtors, as applicable, of any of the Exit Facility Documents, the New Corporate Governance Documents, the New Warrants, and any agreements related thereto and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order. The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of this Court, to finalize, execute and deliver all agreements, documents, instruments and certificates relating thereto and perform their obligations thereunder in accordance with the Plan, this Confirmation Order, and the Restructuring Support Agreement.

W.    Objections.

71.    All parties have had a full and fair opportunity to litigate all issues raised in the objections to Confirmation of the Plan, or which might have been raised, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order.

X.    Plan Supplement.

72.    The filing and notice of the Plan Supplement, and any amendments, modifications or supplements thereto, were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is or shall be required.

Y.    Incorporation by Reference.

73.    The terms of the Plan, including the Plan Supplement, and the exhibits and schedules thereto are incorporated by reference into, and are an integral part of, this Confirmation Order. The terms of the Plan, including the documents contained in the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents, shall be effective and binding as of the Effective Date.

II.    ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

A.    Order.

74.    All requirements for Confirmation of the Plan have been satisfied. The Plan, attached hereto as Exhibit A, is approved in its entirety and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto), and the execution, delivery, and performance thereof, are authorized and approved as finalized, executed, and delivered. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan, the Plan Supplement, and any related document or exhibit are approved and confirmed in their entirety. The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date. In the event of an inconsistency between the Plan and the Disclosure Statement or the Disclosure Statement Supplement, the terms of the Plan shall control in all respects.
B.    Final Approval of Disclosure Statement Supplement.

75.    The Disclosure Statement Supplement is approved on a final basis as having adequate information as contemplated by section 1125(a)(1) of the Bankruptcy Code.

C.    Objections.

76.    All objections to Confirmation of the Plan have been withdrawn, waived, or otherwise resolved by the Debtors prior to entry of this Confirmation Order. To the extent that any objections (including any reservations of rights contained therein) to Confirmation of the Plan (not including any disputed cure amounts with respect to any Assumed Contract, or any disputes with respect to the assumption by the Debtors of any of the Assumed Contracts with DCP Operating Company, LP, Incline Energy Partners, Seismic Data of Seitel Data, Ltd., Cigna Health and Life Insurance Company, Pinnacol Assurance, USA Compression Partners, LLC and its affiliates, Richmark Energy Partners, LLC, Kit Energy, LLC and Mineral Resources, Inc., The City and County of Broomfield, Colorado, and Geophysical Pursuit Inc.,) have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or otherwise resolved as stated by the Debtors on the record of the Confirmation Hearing, all such objections (including any reservations of rights contained therein) are overruled on the merits.

D.    Amendment of the Plan.

77.    Subject to Article X.A of the Plan, including the consent rights specified therein, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan (including

Article X of the Plan), the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

E.    Plan Classification Controlling.

78.    The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims and Interests in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

F.    Distributions are Fair.

79.    The distributions to the Holders of Allowed Claims and Interests are fair and for reasonably equivalent value.

G.    Binding Effect.

80.    Pursuant to section 1141 of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or otherwise, on the Effective Date and effective as of the Effective Date and without limiting or altering Article XII.A of the Plan, the provisions of the Plan (including the exhibits and schedules to, and all documents and agreements executed pursuant to or in connection with, the Plan) and this Confirmation Order shall be binding on (a) the Debtors and the Reorganized Debtors, (b) all Holders of Claims against and Interests in the Debtors, (c) all Persons and Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, (d) each Person and Entity acquiring property under the Plan, (e) any and all non‑Debtor parties to Executory Contracts and Unexpired Leases with the Debtors and the respective successors and assigns of each of the foregoing, to the maximum extent permitted by applicable law, and notwithstanding whether or not such Person or Entity (x) shall receive or retain any property, or interest in property, under the Plan, (y) has filed a proof of claim or interest in the Chapter 11 Cases, or (z) failed to vote to accept or reject the Plan, affirmatively voted to reject the Plan, or is conclusively presumed to reject the Plan.

H.    General Settlement of Claims.

81.    The Plan embodies the global settlement among the Debtors, the Creditors’ Committee, the Required Consenting Senior Noteholders, and the Backstop Parties (the “Global Settlement”). Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Final Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have, or any distribution to be made on account of such Allowed Claim or Allowed Interest that have been effectuated through an order pursuant to Bankruptcy Rule 9019, or otherwise expressly identified as a settlement as may be set forth in the Plan or this Confirmation Order, including the Midstream 9019 Orders and the Global Settlement. All distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final.

I.    Vesting of Assets in the Debtors.

82.    Except as otherwise provided in the Plan or Plan Supplement, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, pursuant to section 1141 of the Bankruptcy Code, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by each of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances other than the Liens of the Exit Facility and such other Liens or other encumbrances as may be permitted thereby. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

83.    Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Buyback Claims related to the Buyback Investigation Party do not revest with the Reorganized Debtors; rather, such Buyback Claims will be assigned on the Effective Date to the Litigation Agent in the sole discretion of the Debtors and debtors in possession, and, to the extent there is a viable claim, pursued by the Litigation Agent in the name and right of Extraction Oil & Gas, Inc., as a debtor in possession. Pursuit of any Buyback Claim against the Buyback Investigation Party is solely for the benefit of Holders of an Allowed Claim in Classes 4 and 6. Any recovery from the Buyback Investigation Party on account of a Buyback Claim (“Buyback Proceeds”) shall be segregated from general corporate funds of the Reorganized Debtors and held for the benefit of Holders of an Allowed Claim in Classes 4 and 6. Notwithstanding the foregoing, to the extent the Reorganized Debtors or Litigation Agent incur expenses and costs, whether pre- or post-Effective Date, in connection with the prosecution of a Buyback Claim, such costs and expenses shall be reimbursed to the Reorganized Debtors or Litigation Agent, as applicable, from Buyback Proceeds first before any other distribution of the proceeds. For the avoidance of doubt, any proceeds on account of the Exit Facility shall in no way be used to reimburse the Reorganized Debtors or the Litigation Agent for such costs and expenses. Further, any (a) Cash held by the Debtors or Reorganized Debtors, as applicable, or (b) proceeds of the Equity Rights Offering, that is used to reimburse the Reorganized Debtors or Litigation Agent for such costs and expenses shall not exceed $250,000 in Cash in the aggregate (the “Buyback Claim Funding Cap”). Any Buyback Proceeds shall be first used to satisfy any tax amounts associated with such Buyback Proceeds, and the net remaining proceeds shall be then used to reimburse the Reorganized Debtors or the Litigation Agent, as applicable, for any outstanding amounts under the Buyback Claim Funding Cap, and, only after such amount is reimbursed, distributed by the Litigation Agent, Pro Rata, in proportion to the distributable value (i.e., Claims Equity Allocation) under this Plan allocated to each Holder of an Allowed Claim in Classes 4 and 6 capped at the Allowed amount of the Claim as of the Petition Date.

84.    The Debtors and debtors in possession reserve the right to establish on or before the Effective Date a “liquidating trust” pursuant to Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, including section 301.7701-4, with no objective to continue or engage in the conduct of a trade or another business, except to the extent necessary to, and consistent with, the liquidating purpose of the trust, which shall be a “grantor trust” for U.S. federal income tax purposes. The liquidating trust shall be established by the Debtors and debtors in possession by entering into a trust agreement, assigning the Buyback Claims to such trust, and appointing a trustee, all in the sole discretion of the Debtors and debtors in possession. In such case, the beneficiaries of the trust will be treated as the grantors and owners thereof. The trust will act in lieu of the Litigation Agent and each Holder of an Allowed Claim in Classes 4 and 6 shall be a beneficiary of the liquidating trust. Notwithstanding the foregoing, if a determination is made by the Debtors prior to the Effective Date that no viable claim exists in connection with the Buyback Investigation Party, there will be no assignment of the Buyback Claims or establishment of the liquidating trust. For the avoidance of doubt, any proceeds on account of the Exit Facility shall in no way be used to reimburse the Reorganized Debtors or the Litigation Agent for such costs and expenses. Further, the costs and expenses of the Reorganized Debtors to form, administer and wind down the liquidating trust shall be subject to, and limited by the monetary cap contained in the Buyback Claim Funding Cap and subject to the reimbursement mechanics of paragraph 81 of this Confirmation Order prior to making any other distributions to each holder of an Allowed Claim in Classes 4 and 6.

J.    Restructuring Transactions.

85.    Before, on, and after the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions and the Stand-Alone Restructuring, including: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Support Agreement, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement and the New Corporate Governance Documents; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan (including the Global Settlement and the Midstream Settlement) and Restructuring Support Agreement and having other terms for which the applicable parties agree; (c) the execution, delivery and filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law, including any applicable New Corporate Governance Documents; (d) such other transactions that are required to effectuate the Restructuring Transactions; (e) all transactions necessary to provide for the purchase of substantially all of the assets of, or Interests in, any of the Debtors by one or more Entities to be wholly owned by Reorganized XOG, which purchase may be structured as a taxable transaction for United States federal income tax purposes (with the consent of the Required Consenting Senior Noteholders); and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

K.    Corporate Existence.

86.    Except as otherwise provided in the Plan, the New Corporate Governance Documents, the New Common Shares Agreement, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval. On the Effective Date, each New Corporate Governance Document will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof.

L.    Exit Facility.

87.    On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility (the terms of which shall be set forth in the Exit Facility Documents), which shall be in an amount sufficient to pay on the Effective Date certain Holders of Claims as set forth in Article III of the Plan, and to provide incremental liquidity. This Confirmation Order shall be deemed approval of the Exit Facility and the Exit Facility Documents and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the Exit Facility, in each case without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity (other than as expressly required by the Exit Facility Documents). On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (i) shall be deemed to be granted, (ii) shall be legal, binding, and enforceable Liens on, and security interests in, the applicable collateral in accordance with the respective terms of the Exit Facility Documents, (iii) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the respective Exit Facility Documents, and (iv) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law. The Reorganized Debtors and the Entities granting such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order (subject solely to the occurrence of the Effective Date) and any such filings, recordings, approvals, and consents shall not be required unless required by the Exit Facility Documents), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

M.    Equity Rights Offering.

88.    The Plan provides that the Equity Rights Offering Amount will be raised through the Equity Rights Offering, and the Backstopped Equity Rights Offering and the GUC Equity Rights Offering are hereby approved. The Debtors and Reorganized Debtors, as applicable, shall implement the Equity Rights Offering in accordance with the Equity Rights Offering Procedures and the other Equity Rights Offering Documents. The Backstopped Equity Rights Offering Amount is $200 million and shall be fully backstopped by the Backstop Parties pursuant to the terms and conditions in the Backstop Commitment Agreement and the Backstop Order. The GUC Equity Rights Offering Amount is $50 million and is not backstopped. The GUC Equity Rights Offering Procedures will not provide for any oversubscription rights.

89.    The Equity Rights Offering Documents (including the GUC Equity Rights Offering Documents) provide sufficient information to enable each Equity Rights Offering Offeree to duly participate in the Equity Rights Offering and are hereby approved in their entirety. The Debtors have distributed or will distribute the Subscription Rights for the Equity Rights Offering to the Equity Rights Offering Offerees as set forth in the Plan and the Equity Rights Offering Documents. Pursuant to the Backstop Commitment Agreement, the Equity Rights Offering Procedures, the Plan, and the other Equity Rights Offering Documents, the Equity Rights Offering shall be open to all Equity Rights Offering Offerees, unless the Plan provides otherwise. The Debtors are authorized to commence the GUC Equity Rights Offering in accordance with and as described in the GUC Equity Rights Offering Procedures and the other GUC Equity Rights Offering Documents and may take such actions, as necessary, to effectuate the GUC Equity Rights Offering.

90.    Holders of General Unsecured Claims shall have until the GUC Equity Rights Offering Subscription Deadline to exercise the GUC Subscription Rights; provided that no Holder of a General Unsecured Claim shall be permitted to exercise more than it Pro Rata share of the GUC Subscription Rights; provided, further, that each Midstream Party that executes a Midstream Settlement Transaction Term Sheet, and each Participating AHG Member is not eligible to participate in the GUC Equity Rights Offering on account of any Allowed Midstream Claim or any of the Midstream Parties’ Allowed General Unsecured Claim. The GUC Subscription Rights shall not be transferable. Upon exercise of the Subscription Rights by the Equity Rights Offering Participants pursuant to the terms of the Backstop Commitment Agreement, the Equity Rights Offering Procedures, the Plan, and the other Equity Rights Offering Documents, the Reorganized Debtors shall be authorized to issue the Equity Rights Offering Shares in accordance with the Plan, the Backstop Commitment Agreement, the Equity Rights Offering Procedures, and the other Equity Rights Offering Documents. Subject to the terms, conditions and limitations set forth in the Backstop Commitment Agreement, if, after following the procedures set forth in the Equity Rights Offering Procedures, there remain any Backstopped Equity Rights Offering Shares not subscribed to by Equity Rights Offering Participants, the Reorganized Debtors will sell to the Backstop Parties and the Backstop Parties shall purchase, severally and not jointly, an aggregate number of New Common Shares equal to its Backstop Obligation for an amount equal to the Purchase Price (as defined in the Backstop Commitment Agreement), in accordance with, and subject to, the terms and conditions of the Backstop Commitment Agreement and the Equity Rights Offering Procedures. On the Effective Date, Reorganized XOG, subject to the terms of this Article IV.E.4 and Article VII.C.1 of the Plan, shall issue (a) the Equity Rights Offering Shares pursuant to the Equity Rights Offering and (b) the New Common Shares to the Backstop Parties on account of the Backstop Obligations and the Backstop Commitment Premium pursuant to the terms of the Backstop Commitment Agreement. On the Effective Date, the rights and obligations of the Debtors under the Backstop Commitment Agreement shall vest in the Reorganized Debtors. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, (a) the Debtors’ obligations under the Backstop Commitment Agreement shall remain unaffected and shall survive following the Effective Date in accordance with the terms thereof, (b) any such obligations shall not be discharged under the Plan, and (c) none of the Reorganized Debtors shall terminate any such obligations.

91.    The terms and conditions of the Equity Rights Offering are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration and are in the best interests of the Debtors’ Estates and their creditors.

N.    Midstream Settlement.

92.    The Midstream Settlement (including the Share Purchase Agreement, the Midstream Settlement Transaction Term Sheet, the other transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid in connection therewith) is hereby approved. To the extent not already approved by the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized to negotiate, execute, and deliver those documents necessary or appropriate to effectuate the Midstream Settlement, without further notice or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors and the Participating AHG Members may deem to be necessary to effectuate the Midstream Settlement.

93.    On the Effective Date, subject to the terms and conditions in the Share Purchase Agreement, the Debtors shall cause the Settlement Shares to be issued to the Participating AHG Members in accordance with the terms of the Share Purchase Agreement and shall use the proceeds of the Settlement Shares to fund the applicable Midstream Settlement Payment to each Midstream Party in full and final satisfaction, compromise, settlement, release, and discharge of each Allowed Midstream Claim. For the avoidance of doubt, any proceeds on account of the Equity Rights Offering or the Exit Facility shall in no way be used to fund the Midstream Settlement Payments. The Midstream Parties that execute a Midstream Settlement Transaction Term Sheet shall waive the right to any other distributions under the Plan, including pursuant to Article III.B.6.b of the Plan, on account of the Allowed Midstream Claims. The Midstream Parties that execute a Midstream Settlement Transaction Term Sheet and the Participating AHG Members are not eligible to participate in the GUC Equity Rights Offering (or exercise the GUC Cash Out Election) on account of any Allowed Midstream Claim or any of the Midstream Parties’ Allowed General Unsecured Claim. As part of the Midstream Settlement or as otherwise agreed to between the Debtors and Reorganized Debtors, as applicable, the Participating AHG Members and the relevant Midstream Party or PRM Party, each Midstream Party that executes the Midstream Settlement Transaction Term Sheet shall be deemed to withdraw all pending litigation, appeals, and other proceedings against the Debtors or in connection with such Midstream Party’s General Unsecured Claims (including any Allowed Midstream Claims or otherwise). Each Midstream Party and shall use commercially reasonable efforts to coordinate with the Debtors or Reorganized Debtors, as applicable, to cause any pending appeals or other litigation subject to the Midstream Settlement to be withdrawn or otherwise dismissed with prejudice; ; provided, however, for the avoidance of doubt, the PRM Party’s obligation to withdraw any pending appeals or other litigation shall be subject to the prior entry of an order approving the settlement between the PRM Parties and the Debtors pursuant to Bankruptcy Rule 9019.
94.    The terms and conditions of the Midstream Settlement and Share Purchase Agreement are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value.

O.    Cancellation of Notes, Instruments, Certificates, and Other Documents.

95.    On the Effective Date, except as otherwise specifically provided for in the Plan or the Plan Supplement: (a) the obligations of any Debtor under all certificates, shares, notes, bonds, indentures, purchase rights, or other instruments or documents, directly or indirectly evidencing or creating any indebtedness or obligations of or ownership interest, equity, or portfolio interest in the Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest shall be canceled and deemed surrendered to the Debtors without any need for a Holder to take further action with respect thereto, and the Debtors shall not have any continuing obligations thereunder and Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, certificates, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan or the Confirmation Order; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificates or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indenture, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be fully released, settled, compromised and discharged. Notwithstanding such cancellation, subject to any applicable provisions of Article IV of the Plan, upon occurrence of the Effective Date, the Senior Notes Indentures shall continue in effect solely to the extent necessary to: (a) permit Senior Noteholders to receive their distributions pursuant to the Plan; (b) permit the Indenture Trustee to make or assist in making, as applicable, distributions pursuant to the Plan as applicable and deduct therefrom such reasonable compensation, fees and expenses (i) due to the Indenture Trustee, or (ii) incurred by the Indenture Trustee in making such distributions; and (c) permit the Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. Except as provided in the Plan (including Article IV thereof), on the Effective Date, the Indenture Trustee and its respective agents, successors and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the Senior Notes Indentures. The commitments and obligations of the Senior Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns under the Senior Notes Indentures shall fully terminate and be of no further force or effect on the Effective Date. Further, notwithstanding such cancellation, subject to any applicable provisions of Article IV of the Plan, upon occurrence of the Effective Date, the Prepetition Secured Claims and the DIP Claims shall continue in effect solely to the extent necessary to: (a) permit the Prepetition Agent and the DIP Agent to receive their respective distributions pursuant to the Plan; (b) permit the Prepetition Agent and the DIP Agent to make or assist in making, as applicable, their respective distributions pursuant to the Plan as applicable and deduct therefrom such reasonable compensation, fees and expenses (i) due to the Prepetition Agent and the DIP Agent respectively, or (ii) incurred by the Prepetition Agent and the DIP Agent in making such respective distributions; and (c) permit the Prepetition Agent and the DIP Agent to seek their respective compensation and/or reimbursement of fees and expenses in accordance with the terms of this Plan. Except as provided in the Plan (including Article IV thereof), on the Effective Date, the Prepetition Agent and the DIP Agent and their respective agents, successors and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the Prepetition Secured Claims and the DIP Claims. The commitments and obligations of the Prepetition Agent and the DIP Agent to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns under the Prepetition Secured Claim or the DIP Claims, as applicable, shall fully terminate and be of no further force or effect on the Effective Date.

P.    Issuance of New Common Shares and New Warrants.

96.    On the Effective Date, Reorganized XOG shall issue the New Common Shares and the New Warrants to fund distributions to certain Holders of Allowed Claims and Allowed Interests in accordance with Article III of the Plan. The issuance of New Common Shares under the Plan, including any Equity Rights Offering Shares, any New Common Shares issued pursuant to the Backstop Commitment Premium, any New Common Shares to be issued upon exercise of the New Warrants, any New Common Shares to be issued as Settlement Shares, as well as any MIP Equity, shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors or the Holders of Claims or Interests, as applicable. All New Common Shares and New Warrants issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. The New Warrants shall not include Black Scholes or similar protections in the event of a sale, merger, or similar transaction prior to exercise.

97.    On the Effective Date, Reorganized XOG and all Holders of New Common Shares then outstanding shall be deemed to be parties to the New Common Shares Documents, substantially in the form contained in the Plan Supplement, without the need for execution by any such Holder. On the Effective Date, the New Common Shares Documents shall be binding on the Reorganized Debtors and all parties receiving, and all Holders of, the New Common Shares. On the Effective Date, Reorganized XOG, all Consenting Senior Noteholders and any other Holders of 10% or more of the New Common Shares shall be deemed to be parties to the Registration Rights Agreement, substantially in the form contained in the Plan Supplement, without the need for execution by any such Person. On the Effective Date, the Registration Rights Agreement shall be binding on the Reorganized Debtors and all Holders parties thereto.

Q.    No Action Required; Corporate Action.

98.    Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (a) the implementation of the Restructuring Transactions; (b) the adoption, execution, and filing of the New Corporate Governance Documents; (c) the selection of the directors, managers and officers for the Reorganized Debtors; (d) the execution and delivery of the Exit Facility and the incurrence of credit thereunder; (e) the adoption of the Management Incentive Plan by the New Board; (f) the issuance and distribution of the New Common Shares and the New Warrants and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (g) the formation of any Entities pursuant to the Restructuring Transactions; and (h) all other actions contemplated under or necessary to implement the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors, or the other Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, or the Reorganized Debtors. On or before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit Facility, the New Common Shares, the New Warrants and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by Article IV.E of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

R.    Discharge of the Debtors.

99.    Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action against any Debtor of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Causes of Action accrued before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt or right is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Unless expressly provided in the Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

S.    The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

100.    The release, exculpation, discharge, injunction and related provisions set forth in Article VIII of the Plan shall be, and hereby are, approved and authorized in their entirety, and binding on all Persons and Entities described therein without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity, including, but not limited to:

a.    Debtor Release. The Debtor Release set forth in Article VIII.E of the Plan is hereby approved.

b.    Releases by Holders of Claims or Interests. The releases by Holders of Claims or Interests set forth     in Article VIII.F of the Plan is hereby approved.

c.    Exculpation. The Exculpation set forth in Article VIII.G of the Plan is hereby approved.

d.    Injunction. The Injunction set forth in Article VIII.H of the Plan is hereby approved.

101.    For all purposes under the Plan and this Confirmation Order, the claims released by the Releasing Parties shall include any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, by statute, violations of federal or state securities law or otherwise that the Debtors, the Reorganized Debtors, or their Estates or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, based on or relating to, or in any manner arising from or in connection with, in whole or in part, the Midstream Settlement (including the Share Purchase Agreement), the negotiation leading up to the execution of the Midstream Settlement (including the Share Purchase Agreement), the negotiation and preparation of any definitive documentation to implement the Midstream Settlement (including the Share Purchase Agreement) and the transactions contemplated thereunder. Notwithstanding anything to the contrary in any Ballot, all Midstream Parties and PRM Parties shall be deemed to be “Releasing Parties” and “Released Parties” under the Plan notwithstanding any contrary election in such Midstream Parties’ or PRM Parties’ ballots cast in connection with voting on the Plan; provided, that the foregoing clause shall apply to the PRM Parties only upon entry of an order approving the settlement between the PRM Parties and the Debtors pursuant to Bankruptcy Rule 9019.

T.    Provisions Regarding Certain Executory Contracts and Unexpired Leases.

102.    The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.

103.    Except as otherwise provided in the Plan (including but not limited to Article IV.F.14 of the Plan) or otherwise agreed to by the Debtors and the counterparty to an Executory Contract or Unexpired Lease, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected in the Chapter 11 Cases, shall be deemed assumed by the Reorganized Debtors, effective as of the Effective Date, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code and regardless of whether such Executory Contract or Unexpired Lease is set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, other than: (a) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (b) those that have been previously rejected by a Final Order; (c) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (d) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (e) the LACT Agreement (as defined above). Except as otherwise provided in the Plan, the Debtors shall assume, assume and assign, or reject, as the case may be, Executory Contracts and Unexpired Leases set forth in the applicable Schedules in the Plan Supplement; provided that notwithstanding anything to the contrary herein, no Executory Contract or Unexpired Lease shall be assumed, assumed and assigned, or rejected without the reasonable consent of the Required Consenting Senior Noteholders; provided, further, that the Debtors shall consult with the DIP Agent or Exit Facility Agent, as applicable, regarding the assumption, assumption and assignment, or rejection (or related settlement) of any Executory Contract or Unexpired Lease. Entry of this Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except as otherwise provided in the Plan or this Confirmation Order. Unless otherwise indicated or agreed by the Debtors and the applicable contract counterparties, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law or as otherwise agreed by the Debtors and the applicable counterparty to the Executory Contract or Unexpired Lease.

104.    Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims and any settlement of such claims is subject to the reasonable consent of the Required Consenting Senior Noteholders, which consent shall not be unreasonably withheld. The Debtors shall consult with the DIP Agent or Exit Facility Agent, as applicable, prior to entering into any settlements with respect to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease.

U.    Release of Liens.

105.    Except as otherwise specifically provided in the Plan, this Confirmation Order, the Exit Facility Documents, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors, as applicable. The DIP Agent and the Revolving Credit Agreement Agent shall execute and deliver all documents reasonably requested by the Reorganized Debtors to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests on such assets of the Debtors that are subject to the Stand-Alone Restructuring.

106.    To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then such Holder (or the agent for such Holder) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder) and take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit Facility Agent that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the execution and delivery of such releases and the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. Notwithstanding the foregoing paragraph, Article VIII.D of the Plan shall not apply to any Secured Claims that are Reinstated pursuant to the terms of the Plan.

V.    Provisions Governing Distributions.

107.    The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

108.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Distribution Record Date as set forth in Article I.A.78 of the Plan shall not apply to any Senior Notes or other Securities deposited with DTC, the Holders of which shall receive a distribution in accordance with the customary procedures of DTC.

W.    Post-Confirmation Notices

1.    Notice of Entry of the Confirmation Order.

109.    In accordance with Bankruptcy Rules 2002 and 3020(c), the Debtors or the Reorganized Debtors, as the case may be, shall cause to be served a notice of Confirmation and occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Confirmation Notice”), upon (a) all parties listed in the creditor matrix maintained by the Claims, Noticing, and Solicitation Agent and (b) such additional persons and entities as deemed appropriate by the Debtors, no later than ten (10) business days after the Effective Date; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors or Reorganized Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. Mailing of the Confirmation Notice in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c) and no further notice is necessary.

110.    The Confirmation Notice will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

2.    Other Administrative Claims.

111.    The provisions governing the treatment of Allowed Administrative Claims set forth in Article II.A of the Plan are approved in their entirety.

3.    Professional Compensation.

112.    The provisions governing Professional compensation set forth in Article II.B and Article XII.E of the Plan are approved in their entirety pursuant to section 1129(a)(4) of the Bankruptcy Code.

113.    For the avoidance of doubt, the Revolving Credit Agreement Lender Fees and Expenses incurred and invoiced up to and including the Effective Date shall be paid in full in Cash on the Effective Date, without any requirement to file a fee application with the Bankruptcy Court and without any requirement for Bankruptcy Court review or approval, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise.

X.    Exemption from Securities Laws.
114.    Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities pursuant to the Plan, including the New Common Shares (other than the New Common Shares issued on account of the Backstop Obligations or the Settlement Shares), the Equity Rights Offering Shares, and the New Warrants (together, the “1145 Securities”), shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. federal, state or local securities laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The issuance of the New Common Shares on account of the Backstop Obligations and the Settlement Shares will be made in reliance on the exemption from registration provided by section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder or another available exemption from registration under the Securities Act. The 1145 Securities (i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (a) is not an “affiliate” of Reorganized XOG as defined in Rule 144(a)(1) under the Securities Act, (b) has not been such an “affiliate” within 90 days of such transfer, and (c) is not an entity that is an “underwriter” (as defined in section 1145(b) of the Bankruptcy Code) with respect to such securities. To the extent that Persons who receive the 1145 Securities as contemplated under the Plan are deemed to be underwriters, resales by such Persons would not be exempted from registration under the Securities Act or other applicable law by Section 1145 of the Bankruptcy Code. Persons deemed to be underwriters may, however, be permitted to resell the 1145 Securities received pursuant to the Plan without registration pursuant to the provisions of Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Notwithstanding the foregoing, recipients of the New Common Shares and/or New Warrants are advised to consult with their own legal advisors as to the availability of any exemptions from registration under the Securities Act and any applicable state blue sky law.

115.    Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Shares through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the New Common Shares or under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Common Shares issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

116.    Notwithstanding anything to the contrary in the Plan, no entity (including DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the New Common Shares issued under the Plan are exempt from registration and/or eligible for DTC book entry delivery, settlement, and depository services.

Y.    Exemptions from Taxation.

117.    To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, including the issuance, transfer or exchange of any security under the Plan or the granting of security under the Exit Facility shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

Z.    Directors’ and Officers’ Liability Insurance.

118.    To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Debtors shall be deemed to have assumed all D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, and coverage for defense and indemnity under any of the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in any of the D&O Liability Insurance Policies. Entry of this Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O

Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed.

AA.    Preservation of Causes of Action.

119.    Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action (including all Avoidance Actions), whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Disclosure Statement Supplement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or pursuant to a Bankruptcy Court order, the Debtors or Reorganized Debtors, as applicable, expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided herein, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to, or action, order, or approval of, the Bankruptcy Court.

BB.    Reversal, Stay, Modification, Vacatur of Confirmation Order.

120.    Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Bankruptcy Court or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

CC.    Filing and Recording.

121.    This Confirmation Order (a) is and shall be effective as a determination that, except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan (including, without limitation, the Exit Facility Documents, Equity Rights Offering Documents, New Common Shares Documents, New Corporate Governance Documents and any other Definitive Document), on the Effective Date, all Claims, existing prior to such date have been unconditionally released, discharged, and terminated and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and any other persons and entities that may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order (including, without limitation, the Exit Facility Documents, Equity Rights Offering Documents, New Common Shares Documents, New Corporate Governance

Documents and any other Definitive Document) without payment of any stamp or similar tax or governmental assessment imposed by state or local law.

DD.    Governmental Approvals Not Required.

122.    Except as set forth in the Plan, this Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to (a) the implementation or consummation of the Plan and (b) any related documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, the Disclosure Statement Supplement, the Exit Facility Documents, or any documents, instruments or agreements related to any of the foregoing, and any amendments or modifications related to any of the foregoing.

EE.    No Postpetition Interest on Claims.

123.    Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim; provided that interest shall accrue on the DIP Claims and the Prepetition Secured Claim in accordance with the terms of the DIP Credit Agreement and the DIP Orders until paid in full in Cash or otherwise satisfied with the consent of the Holders of DIP Claims or the Prepetition Secured Claims, as applicable.

FF.    No Distributions Pending Allowance.

124.    If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim, unless otherwise determined by the Reorganized Debtors.

GG.    Procedures for Resolving Claims and Disputes.

125.    The procedures for resolving contingent, unliquidated, and disputed Claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety.

HH.    The Elevation Parties.

126.    Notwithstanding anything to the contrary contained in the Plan or in this Confirmation Order, neither the Plan nor this Confirmation Order shall affect, impact, or change the terms of the documents (the “Elevation Settlement Documents”) memorializing the Court‑approved settlement [Docket No. 1274] between (a) Elevation Midstream, LLC and GSO EM Holdings LP and (b) the Debtors; moreover, in the event of a conflict, inconsistency, or other discrepancy between the terms of (i) this Confirmation Order and/or the Plan and (ii) the Settlement Documents, the terms of the Settlement Documents shall control.

II.    DCP Operating Company, LP.

127.    Notwithstanding anything to the contrary herein, nothing in the Confirmation Order, the Plan, or the Plan Supplement shall in any way modify, change or impair the Debtors or DCP Operating Company, LP’s (“DCP”) agreements, stipulations and representations as set forth in that certain Stipulation of Matters Between Debtors and DCP Operating Company, LP [Docket No. 908] (the “DCP Stipulation”). The Debtors confirm and represent that (a) the contract listed as Gas Purchase Contract ‐ Amended and Restated, Dated: 02/01/2019 (the “Gas Purchase Agreement”) on the Schedule of Assumed Executory Contracts and Unexpired Leases of the Plan Supplement (the “Schedule”) shall be assumed (together with all exhibits and, solely with respect to both the Plant 10 Agreement (as defined in the DCP Stipulation) and the Plant 11 Agreement (as defined in the DCP Stipulation, and together with the Plant 10 Agreement, the “Facilities Agreements”, subject to the conditions set forth in this paragraph) and (b) for the avoidance of doubt, the Debtors will not, and shall not seek to, reject the Gas Purchase Agreement under section 365 of the Bankruptcy Code or otherwise in these Chapter 11 Cases and will not, and shall not, remove the Gas Purchase Agreement from the Schedule. The Debtors and DCP have agreed (i) to work in good faith to determine the appropriate way to address the cure amount and/or breaches and/or defaults under that certain Gas Purchase Agreement and nothing in the Confirmation Order, Plan, or the Plan Supplement shall limit, impair or modify DCP’s arguments with respect the Debtors’ cure obligations or obligations to address breaches and/or cure defaults under the Gas Purchase Agreement; and (ii) notwithstanding anything to the contrary herein, nothing in the Confirmation Order, the Plan or the Plan Supplement shall in any way modify, change or impair DCP’s or the Debtors’ rights with respect to the foregoing or any arguments surrounding any potential rejection of the Facilities Agreements; provided, however, that because the Debtors have asserted a right to reject the Facilities Agreements, and without DCP waiving any right to dispute the Debtors’ ability to reject the Facilities Agreements, solely for the purpose of the estimation of GUC Claims, the Debtors and DCP have agreed that within twenty-one (21) days after entry of this Confirmation Order, the Debtors and DCP shall agree on the amount of an estimated rejection damage claim that the Debtors shall reserve as part of the Disputed Claims Reserve in accordance with Article VII.D of the Plan.

JJ.    Incline Energy Partners.

128.    Notwithstanding anything in the Plan (including Article VII.H therein) and this Confirmation Order to the contrary, Proof of Claim Nos. 1489, 1522, and 1925, which relate to a scheduled joint interest billings/revenue review and audit (“Incline Audit”) of the Debtors by Incline Energy Partners (“Incline”), may be amended within forty-five (45) days from the conclusion of the Incline Audit solely to reflect any results or conclusions thereof. Similarly, to the extent Incline is required to file an Administrative Claim to preserve any postpetition Claim identified as a result of the Incline Audit, Incline shall be permitted to amend any timely filed Administrative Claim within forty-five (45) days from the conclusion of the Incline Audit solely to reflect any results or conclusions thereof.

129.    This Confirmation Order shall not be, and shall not be construed as, a determination of the cure amount or compensation, if any, required to satisfy the provisions of sections 365(b)(1)(A) and (B) of the Bankruptcy Code for the assumption of the Incline Operating Agreements (“Incline Cure”). For purposes of determining the Incline Cure, the effective date of assumption shall be the Effective Date. The Reorganized Debtors and Incline shall endeavor in good faith to reach agreement as to the Incline Cure within forty-five (45) days following the conclusion of the Incline Audit and, if such an agreement is reached, and the Incline Cure is $0.00, no further action is necessary. Alternatively, if the Incline Cure is greater than $0.00, the Reorganized Debtors shall file a stipulation with the Court setting forth the agreed Incline Cure that shall be in form and substance reasonably acceptable to the Exit RBL Facility Agent and the Exit RBL Facility Lenders. If the Reorganized Debtors and Incline fail to reach agreement as to the Incline Cure within such forty-five (45) day period, either the Reorganized Debtors or Incline may, on notice to the Reorganized Debtors or Incline, as applicable, request a hearing before the Court for a determination of the Incline Cure.

130.    Notwithstanding any other provision in this Confirmation Order or the Plan to the contrary, nothing in this Confirmation Order or the Plan (and neither the confirmation nor consummation of the Plan) shall eliminate, alter or impair (or otherwise prevent Incline from asserting), any or all of Incline’s defenses, arguments or appellate rights to the extent relating to (a) any proposed assumption or rejection of any Executory Contract or Unexpired Lease with Incline or real property interests of Incline (including rights, defenses, or arguments that such agreements or interests, as applicable, (i) constitute covenants running with the land not subject to assumption or rejection, (ii) do not constitute Executory Contracts or Unexpired Leases under the Bankruptcy Code and the terms of the Plan, or (iii) are not otherwise subject to assumption or rejection) and (b) the vesting of any property in the Reorganized Debtors free and clear of Incline’s real property interests, including any covenants that run with the land (notwithstanding anything herein to the contrary, whether the Bankruptcy Code and the United States Constitution would permit the Plan to discharge any such property interests and transfer such property free and clear of any such property interests is not being determined at this time and shall be adjudicated by the Court at a later date together with any related rejection or assumption disputes, and the rights, defenses and arguments to such disputes are hereby fully preserved); provided, however, that the Debtors’ and Reorganized Debtors’ rights, defenses, claims, and counterclaims with respect to the foregoing are expressly and fully reserved.

KK.    Seismic Data of Seitel Data, Ltd.

131.    Notwithstanding anything in the Plan, any Plan Supplement or this Confirmation Order to the contrary, (a) all Executory Contracts, including, but not limited to, all Master Licensing Agreements and all supplements, amendments, schedules and attachments thereto (collectively, the “Seitel Agreements”) between any of the Debtors, on the one hand, and Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp., and other affiliates, (collectively, “Seitel”), on the other hand, shall be and hereby are rejected pursuant to section 365 of the Bankruptcy Code as of the date of entry of this Confirmation Order, (b) to the extent necessary, the automatic stay under section 362 of the Bankruptcy Code is hereby modified to permit the termination of the Seitel Agreements, and (c) the Debtors shall comply with all confidentiality provisions, destruction of data and verification of destruction of data provisions required by the Seitel Agreements.

LL.    Fidelity & Deposit Company of Maryland.

132.    Fidelity & Deposit Company of Maryland (hereinafter referred to collectively as the “Fidelity Surety”) issued various surety bonds, prepetition, on behalf of certain of the Debtors (collectively, the “Existing Fidelity Surety Bonds”). The Existing Fidelity Surety Bonds are issued pursuant to that certain existing Commercial Surety General Indemnity Agreement by and between the Surety, on the one hand, and the Debtors and their affiliates and certain non-Debtors, as applicable, on the other hand (the “Existing Fidelity Indemnity Agreement”). The Surety and the Debtors likewise entered into a postpetition Indemnity Agreement (the “Postpetition Fidelity Indemnity Agreement”).

133.    Notwithstanding anything in the Plan, including anything contained in any document or other agreement or exhibit to the Plan, including in the Plan Supplement, or this Confirmation Order, shall impair, release, discharge, preclude, or enjoin any obligations of the Debtors or the Reorganized Debtors to the Surety under the Existing Fidelity Surety Bonds, the Existing Fidelity Indemnity Agreement, the Postpetition Fidelity Indemnity Agreement, and/or obligations under the common law of suretyship, and such obligations are affirmed, unimpaired and are not being released, discharged, precluded, or enjoined by the Plan, including by or through anything contained in the Plan Supplement, this Confirmation Order, or any agreements with third parties. For the avoidance of doubt, the Surety is deemed to have opted out of the releases, and are not Releasing Parties or Released Parties under the Plan, including under Article VIII of the Plan.

134.    Notwithstanding anything in the Plan, including anything contained in any document or other agreement or exhibit to the Plan, including in the Plan Supplement, or this Confirmation Order, shall be interpreted to alter, diminish or enlarge the rights or obligations of the Surety or any obligee under the Existing Fidelity Surety Bonds with respect to any obligations relating to such Existing Fidelity Surety Bonds, nor shall any provision of the Plan be deemed to enjoin or preclude the Surety from asserting any rights or claims of any obligees under such Existing Fidelity Surety Bonds.

135.    The Reorganized Debtors will undertake to execute a post-Effective Date indemnity agreement, which will be substantially similar to the Existing Fidelity Indemnity Agreement and the Postpetition Fidelity Indemnity Agreement, upon the request of the Fidelity Surety.

MM.    Certain Government Matters.

136.    Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (i) any liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a “claim” as defined in 11 U.S.C. § 101(5) (“Claim”); (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date: (iii) any liability to a Governmental Unit under police and regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the Confirmation Date; or (iv) any liability to a Governmental Unit on the part of any non-debtor. Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.

137.    Notwithstanding any provision to the contrary in the Plan, this Order, or any Definitive Documents (collectively, “Documents”):

a.As to the United States of America, its agencies, departments, or agents (collectively, “United States”), nothing in the Documents shall: (A) release, exculpate, enjoin, impair or discharge any non-Debtor from any claim, liability, suit, right, interest or Cause of Action of the United States; (B) affect any valid setoff or recoupment rights of the United States and such rights are preserved and the Debtors agree to waive any defenses related to the adequacy of preservation of any right of setoff or recoupment of the United States, including whether the United States needed to take any action prior to confirmation of the Plan; (V) require the United States to file an administrative claim described in section 503(b)(1)(B) and (C) of the Bankruptcy Code pursuant to section 503(b)(1)(D) of the Bankruptcy Code as a condition of such claim being an allowed administrative expense; (D) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; (E) be construed as a compromise or settlement of any claim, liability, suit, right interest or Cause of Action of the

United States; (F) affect the ability of the United States to file or amend a claim without prior authorization of the Bankruptcy Court or the Reorganized Debtors (i) prior to the expiration of the Governmental Bar Date (as defined in the Bar Date Order), (ii) to the extent the United States files a claim pursuant to section 503(b)(1)(D) of the Bankruptcy Code, or (iii) to the extent otherwise permitted pursuant to the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or applicable law; (G) cause claims filed or amended by the United States to be automatically deemed disallowed or expunged pursuant to Article VII(H) of the Plan to the extent filed or revised in accordance with this paragraph; (H) modify the scope of section 502 of the Bankruptcy Code, including but not limited to, the provisions governing estimation of claims; (I) modify the scope of section 525 of the Bankruptcy Code; (J) authorize the assumption, transfer or assignment of any governmental (i) license, (ii) permit, (iii) registration, (iv) authorization or (v) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements, obligations and approvals under non-bankruptcy laws; (K) cause the assumption, assignment or transfer of any interests of a Governmental Unit in contracts, leases, covenants, operating rights agreements, rights-of-use and easement, and rights-of-way or other interests or agreements with the United States or other interests or agreements involving federal land or minerals (collectively, “Federal Interests”) without (i) obtaining the written consent of the United States and (ii) compliance with all applicable non-bankruptcy law; or (l) be interpreted to set cure amounts with respect to Federal Interests or require the United States to novate, approve or otherwise consent to the assumption, transfer or assignment of any Federal Interests. The second sentence of Article IV, Section F(11) of the Plan shall not apply to the claims, rights and interests of the United States.

b. Without limiting the foregoing but for the avoidance of doubt, as to the Federal Interests of the Department of Interior (“Federal Leases”) nothing in the Documents shall authorize the Debtors to abandon any real property or wells. Moreover, nothing in the Documents shall be interpreted: to release the Debtors or the Reorganized Debtors from any reclamation, plugging and abandonment, or other operational requirement under applicable federal law; to address or otherwise affect any decommissioning obligations and financial assurance requirements under the Federal Leases that must be met by the Debtors or the Reorganized Debtors on the Federal Leases going forward; or to impair audit rights of the federal government. In addition, notwithstanding any provision to the contrary in the Documents, nothing shall nullify the United States’ right to assert, against the Debtors and their estates, any (i) decommissioning liability, (ii) liability for trespass, and/or (iii) claim that is nondischargeable under applicable law, including but not limited to a claim arising from the Debtors’ interest in any Federal Lease not assumed by the Debtors or the Reorganized Debtors. Notwithstanding any provision to the contrary in the Documents, the United States will retain and have the right to (i) audit and/or perform any compliance review and, if appropriate, collect from the Debtors, the Reorganized Debtors and/or their successor(s) and assign(s) in full any additional monies owed by the Debtors with respect to any trespass claim against the Debtors and (ii) obtain plugging and abandonment by Debtors, the Reorganized Debtors and/or their successors on account of any trespass by Debtors, without those rights being adversely affected by these Chapter 11 Cases. Such rights shall be preserved in full as if these Chapter 11 Cases had not occurred. The Debtors and the Reorganized Debtors, will retain all defenses and/or rights, other than defenses and/or rights arising from these Chapter 11 Cases, to challenge any such determination; provided, however, that any such challenge, including any challenge associated with these Chapter 11 Cases, must be raised in the United States’ administrative review process leading to a final agency determination by the Department of the Interior. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996, 30 U.S.C. § 1702, et seq.

c. Administrative expense claims of the United States allowed pursuant to the Plan or the Bankruptcy Code shall accrue interest and penalties as provided by the Bankruptcy Code and applicable law until paid in full. To the extent the Priority Tax Claims of the United States (including any penalties, interest or additions to tax entitled to priority under the Bankruptcy Code) allowed pursuant to the Bankruptcy Code or the Plan are not paid in full in cash on the Effective Date, then such Priority Tax Claims shall be paid in accordance with section 1129(A)(9)(c) of the Bankruptcy Code and shall accrue interest commencing on the Effective Date at the rate and method set forth in section 511 of the Bankruptcy Code. Moreover, nothing shall effect a release, injunction or otherwise preclude any claim whatsoever against any Debtor or any of the Debtors’ Estates by or on behalf of the United States for any liability arising (a) out of pre-petition or postpetition tax periods for which a return has not been filed or (b) as a result of a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Further, nothing shall enjoin the United States from amending any claim against any Debtor or any of the Debtors’ Estates with respect to any tax liability (i) arising out of pre-petition or post-petition tax periods for which a tax return has not been filed or (ii) from a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Any liability arising (i) out of pre-petition or post-petition tax periods for which a return has not been filed or (ii) as a result of a pending audit or audit which may be performed with respect to any pre-petition or post-petition tax period shall be paid in accordance with section 1129(a)(9)(A) and (C) of the Bankruptcy Code. Without limiting the foregoing but for the avoidance of doubt, the Debtors and the Reorganized Debtors, as applicable, shall comply with the provisions of the Internal Revenue Code and nothing contained in the Documents shall be deemed to bind the United States to any characterization of any transaction for tax purposes or to determine the tax liability of any person or entity, including, but not limited to, the Debtors and the Reorganized Debtors, as applicable, nor shall the Documents be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in the Documents be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under section 505 of the Bankruptcy Code.
NN.    Westchester Fire Insurance Company.

138.    Nothing in this Confirmation Order, the DIP Order, the Exit Facility, the Plan, the Plan Supplement, or the Backstop Order (together with any orders, documents, or agreements relating thereto and any amended versions of the foregoing, “Confirmation Documents”) shall in any way prime or affect the rights of Westchester Fire Insurance Company and its affiliated sureties (the “Chubb Surety”) as to: (a) any funds the Chubb Surety is holding and/or being held for it presently or in the future, whether in trust, as security, or otherwise, including any proceeds due or to become due any of the Debtors in relation to contracts or obligations bonded by the Chubb Surety; (b) any substitutions or replacements of said funds including accretions to and interest earned on said funds; (c) any letter of credit related to any indemnity, collateral trust, bond or agreements between or involving the Chubb Surety and any of the Debtors (collectively (a) to (c), the “Chubb Surety Assets”); or (d) any set-off and/or recoupment rights and/or trust fund rights and/or lien rights and/or existing or future subrogation or common law rights of the Chubb Surety or of any party to whose rights the Chubb Surety has or may become subrogated. Notwithstanding the Confirmation Documents: (a) the General Agreement of Indemnity dated on or about November 8, 2016 (the “Chubb Indemnity Agreement”) is assumed; (b) the Chubb Surety’s claims shall in no way be limited by the cure amounts set forth in the Plan Supplement or the Notice of Executory Contracts and Unexpired Leases to be Assumed by the Debtors Pursuant to the Plan, Cure Amounts, if any, and Related Procedures in Connection Therewith, dated December 5, 2020; (c) Articles VI(K)(1), VII(E) and VIII(J) of the Plan shall not apply to the Chubb Surety or any obligee or beneficiary of any bond issued by the Chubb Surety on behalf of the Debtors and/or their non-debtor affiliates; and (d) the Chubb Surety’s rights under 11 U.S.C. § 502(j) of the Code shall be preserved. Nothing in this paragraph shall be deemed to waive any of the Debtors’ or the Reorganized Debtors’ rights or defenses with respect to any Claims. Nor shall this paragraph be deemed to modify the respective rights and obligations of the Chubb Surety, the Debtors, or the Reorganized Debtors, as applicable, under the Chubb Surety Assets, the Chubb Indemnity Agreement, or any related collateral agreements.

OO.    Certain Hedging Matters.

139.    For the avoidance of doubt, (a) all DIP Hedging Obligations (as defined in the Final Order (A) Authorizing Continuation of Prepetition Hedging Agreements, (B) Authorizing Entry Into and Performance Under Postpetition Hedging Agreements, (C) Granting DIP Liens and Superpriority Administrative Expense Status, (D) Modifying the Automatic Stay and (E) Granting Related Relief Hedging Order [Docket No. 242] (the “Hedging Order”)) shall constitute DIP Claims under the Plan and (b) nothing in the Plan or this Confirmation Order shall impair, discharge, or release the rights of any DIP Hedging Provider (as defined in the Hedging Order) under the Hedging Order or any DIP Hedging Agreement (as defined in the Hedging Order).

PP.    Employee Compensation Matters.

140.    The Management Incentive Program, the terms of which are set forth in the Plan Supplement, is approved in its entirety. The New Board is authorized to adopt and implement the Management Incentive Plan, consistent with such terms.

141.    On the Effective Date, notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Debtors shall be deemed to have assumed each of the written contracts, agreements, policies, programs and plans for compensation, bonuses, reimbursement, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs, and plans for bonuses and other incentives or compensation for the Debtors’ current and former employees, directors, officers, and managers, including executive compensation programs and existing compensation arrangements for the employees of the Debtors (but excluding any severance agreements with any of Debtors’ former employees) (collectively, the “Employee Agreements”) only if such Employment Agreements are in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Required Backstop Parties.

QQ.    Provision Regarding Cigna Health and Life Insurance Company.

142.    Notwithstanding anything to the contrary in the Plan, or in any notice related thereto, the Cigna Policy (as defined in the Objection of Cigna to Third Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1299] (“Cigna Objection”)) through which Cigna Health and Life Insurance Company provides insurance benefits for Debtors' employee benefits plan, shall be assumed under the Plan, and, in lieu of cure, all obligations due and unpaid under the Cigna Policy accruing prior to the Effective Date shall be unimpaired and reinstated, and nothing in this Confirmation Order or 11 U.S.C. §365 shall affect such obligations. This fully resolves the Cigna Objection.

RR.    Provision Regarding Pinnacol Assurance.

143.    In relation to Pinnacol Assurance, notwithstanding anything to the contrary in the Plan, or the Plan Supplement, or and this Order, the Debtors shall continue to timely perform pursuant to, and comply with, any insurance policies with Pinnacol Assurance, including timely paying any valid invoices, insurance policy charges and obligations such as audit additionals and deductibles, regardless of whether such charges or obligations arise, are due, or are owing before, on, or after the Effective Date, including in accordance with section 365(b)(1) of the Bankruptcy Code, and nothing in the Plan, or the Plan Supplement, or this Order shall defer, waive, or abate such timely policy performance and compliance.

SS.    Provision Regarding Geophysical Pursuit Inc.

144.    Notwithstanding any provision of the Plan, the Plan Supplement, or this Confirmation Order to the contrary: (a) Geophysical Pursuit Inc.’s Objection [Docket No. 1317] (“GPI” and the “GPI Objection”) is adjourned to a date agreed to by the parties; (b) the issues/arguments raised in the GPI Objection are fully reserved and are in no way impaired or prejudiced by this Order, and (c) GPI’s contracts shall not be assumed or otherwise transferred absent Geophysical’ s consent or further order of the Court. For the avoidance of doubt, GPI is deemed to have opted out of the releases, and are not Releasing Parties or Released Parties under the Plan, including under Article VIII of the Plan.

TT.    Effectiveness of All Actions.

145.    All actions authorized to be taken pursuant to the Plan, the Exit Facility, and the Rights Offering shall be effective on, prior to, or after the Final Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or stockholders of the Debtors or Reorganized Debtors, as applicable, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

146.    This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and the Exit Facility and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, the Exit Facility Documents, the Rights Offering Documents, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

UU.    Effect of Conflict Between Plan and Confirmation Order.

147.    In the event of an inconsistency between the Plan and the Disclosure Statement or the Disclosure Statement Supplement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the

Plan and the Plan Supplement, the terms of the Plan shall control. In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

VV.    Reservation of Rights.

148.    Before the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Disclosure Statement Supplement, this Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests.

WW.    Injunctions and Automatic Stay.

149. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 362 of the Bankruptcy Code or otherwise in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date set forth in the order providing for such injunction or stay.

XX.     Nonseverability of Plan Provisions upon Confirmation.

150. This Confirmation Order constitutes a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with Article XII.J of the Plan, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Majority Lenders, the Required Consenting Senior Noteholders, and the Creditors’ Committee (solely to the extent it modifies the treatment of or materially adversely affects the rights and distributions under the Plan of Holders of General Unsecured Claims), as well as that of the Debtors’ or Reorganized Debtors’, as applicable; and (c) nonseverable and mutually dependent.

YY.     Waiver or Estoppel.

151.    Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

ZZ.    Authorization to Consummate.

152.    The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to the satisfaction or waiver (by the required parties) of the conditions precedent to the Effective Date set forth in Article IX.B of the Plan.

AAA.    Effect of Non-Occurrence of Conditions to the Effective Date.

153.    If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement or the DIP Credit Agreement, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect; provided, that all provisions of the Restructuring Support Agreement that survive termination thereof shall remain in effect in accordance with the terms thereof.

BBB.    Retention of Jurisdiction.

154.    The Court properly retains jurisdiction over these Chapter 11 Cases and all matters arising out of, or related to, these Chapter 11 Cases, the Plan, and this Confirmation Order, including those matters specifically set forth in Article XI of the Plan.

CCC.     Dissolution of Committee.

155.     On the Effective Date, the Creditors’ Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee or any other statutory committee and their Professionals. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee or any other statutory committee after the Effective Date.

DDD.    Final Order.

156.     This Confirmation Order is a final order, and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated: December 23, 2020	/s/ Christopher S. Sontchi
Wilmington, Delaware	THE HONORABLE CHRISTOPHER S. SONTCHI UNITED STATES BANKRUPTCY JUDGE

Exhibit A

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EXTRACTION OIL & GAS, INC. et al.,[3]	)	Case No. 20-11548 (CSS)
)
Debtors.	)	(Jointly Administered)
)

SIXTH AMENDED JOINT PLAN OF REORGANIZATION OF EXTRACTION OIL & GAS, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

KIRKLAND & ELLIS LLP	WHITEFORD, TAYLOR & PRESTON LLC
KIRKLAND & ELLIS INTERNATIONAL LLP	Marc R. Abrams (DE No. 955)
Christopher Marcus, P.C. (admitted pro hac vice)	Richard W. Riley (DE No. 4052)
Allyson Smith Weinhouse (admitted pro hac vice)	Stephen B. Gerald (DE No. 5857)
Ciara Foster (admitted pro hac vice)	The Renaissance Centre, Suite 500
601 Lexington Avenue	405 North King Street
New York, New York 10022	Wilmington, Delaware 19801
Telephone: (212) 446-4800	Telephone: (302) 353-4144
Facsimile: (212) 446-4900	Facsimile: (302) 661-7950
Email: christopher.marcus@kirkland.com	Email: mabrams@wtplaw.co
allyson.smith@kirkland.com	rriley@wtplaw.com
ciara.foster@kirkland.com	sgerald@wtplaw.com

Counsel to the Debtors and Debtors in Possession

Dated: December 23, 2020

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW	1
A. Defined Terms	1
B. Rules of Interpretation	21
C. Computation of Time	21
D. Governing Law	22
E. Reference to Monetary Figures	22
F. Controlling Document	22
G. Nonconsolidated Plan	22
H. Consent Rights of Required Consenting Senior Noteholders, Majority Lenders, and Backstop Parties

Article II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND DIP CLAIMS	23
A. Administrative Claims	23
B. Professional Compensation	24
C. DIP Claims	25
D. Priority Tax Claims	25
3 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Extraction Oil & Gas, Inc. (3923); 7N, LLC (4912); 8 North, LLC (0904); Axis Exploration, LLC (8170); Extraction Finance Corp. (7117); Mountaintop Minerals, LLC (7256); Northwest Corridor Holdings, LLC (9353); Table Mountain Resources, LLC (5070); XOG Services, LLC (6915); and XTR Midstream, LLC (5624). The location of the Debtors’ principal place of business is 370 17th Street, Suite 5300, Denver, Colorado 80202.

E. Statutory Fees	25

Article III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.	25
A. Summary of Classification	25
B. Treatment of Claims and Interests	26
C. Special Provision Governing Unimpaired Claims	30
D. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	30
E. Elimination of Vacant Classes	31
F. Voting Classes; Deemed Acceptance by Non-Voting Classes	31
G. Intercompany Interests	31
H. Subordinated Claims and Interests	31

Article IV. MEANS FOR IMPLEMENTATION OF THE PLAN.	31
A. General Settlement of Claims	31
B. Restructuring Transactions	31
C. Midstream Settlement	32
D. Cancelation of Notes, Instruments, Certificates, and Other Documents	32
E. Exemption from Certain Taxes and Fees	33
F. The Stand‑Alone Restructuring	33
G. Closing the Chapter 11 Cases	39
H. Employee Arrangements	39

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.	39
A. Assumption and Rejection of Executory Contracts and Unexpired Leases	39
B. Claims Based on Rejection of Executory Contracts or Unexpired Leases.	40
C. Cure of Defaults for Assumed, or Assumed and Assigned, Executory Contracts and Unexpired Leases	41
D. Indemnification Obligations	41
E. Director and Officer Liability Insurance	42
F. Modifications, Amendments, Supplements, Restatements, or Other Agreements	42
G. Reservation of Rights.	42
H. Nonoccurrence of Effective Date	42

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS	42
A. Timing and Calculation of Amounts to Be Distributed	42
B. Disbursing Agent	43
C. Rights and Powers of Disbursing Agent.	43
D. Delivery of Distributions and Undeliverable or Unclaimed Distributions	44
E. Manner of Payment	44
F. Registration or Private Placement Exemption	45
G. Tax Issues and Compliance with Tax Requirements	45
H. Allocations	45
I. No Postpetition Interest on Claims	45
J. Setoffs and Recoupment	46
K. Claims Paid or Payable by Third Parties	46
L. Indefeasible Distributions	46

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	47
A. Allowance of Claims	47
B. Claims Administration Responsibilities	47
C. Estimation of Claims	48
D. Disputed Claims Reserve	48
E. Adjustment to Claims Without Objection	48
F. Time to File Objections to Claims	48
G. Disallowance of Claims	48
H. Amendments to Claims	49

I. No Distributions Pending Allowance	49
J. Distributions After Allowance	49

Article VIII. Settlement, RELEASE, INJUNCTION, AND RELATED PROVISIONS	49
A. Compromise and Settlement of Claims, Interests, and Controversies	49
B. Discharge of Claims and Termination of Interests	50
C. Term of Injunctions or Stays	50
D. Release of Liens	50
E. Debtor Release	51
F. Release by Holders of Claims or Interests	52
G. Exculpation	52
H. Injunction	53
I. Protection Against Discriminatory Treatment	53
J. Recoupment	53
K. SEC	53
L. Subordination Rights	53

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN	53
A. Conditions Precedent to the Confirmation of the Plan	53
B. Conditions Precedent to the Effective Date.	54
C. Waiver of Conditions	55
D. Substantial Consummation	55
E. Effect of Nonoccurrence of Conditions to the Effective Date	56
56
Article X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.	56
A. Modification and Amendments	56
B. Effect of Confirmation on Modifications	56
C. Revocation or Withdrawal of the Plan	56

Article XI. RETENTION OF JURISDICTION	56

Article XII. MISCELLANEOUS PROVISIONS	58
A. Immediate Binding Effect	58
B. Additional Documents	58
C. Dissolution of the Creditors’ Committee and Any Other Statutory Committee	59
D. Reservation of Rights	59
E. Consenting Senior Noteholder Fees and Expenses and Revolving Credit Agreement Lender Fees and Expenses	59
F. Successors and Assigns	59
G. Service of Documents	59
H. Entire Agreement	61
I. Exhibits	61
J. Nonseverability of Plan Provisions	61
K. Votes Solicited in Good Faith	61
L. Waiver or Estoppel	61

INTRODUCTION

Capitalized terms used in this chapter 11 plan shall have the meanings set forth in Article I.A. The Debtors propose this Plan for the resolution of outstanding Claims against, and Interests in, the Debtors. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, and the Plan constitutes a separate plan for each of the Debtors.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.    Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.“1145 Securities” has the meaning set forth in Article VI.F.

2.“2024 Senior Notes” means the 7.375% senior unsecured notes due May 15, 2024, issued pursuant to the 2024 Senior Notes Indenture.

3.“2024 Senior Notes Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the 2024 Senior Notes or the 2024 Senior Notes Indenture.

4.“2024 Senior Notes Indenture” means that certain indenture, dated as of August 1, 2017, by and among XOG, as issuer, each of the guarantors named therein, and Wilmington Savings Fund Society, FSB, as successor trustee, as amended, modified, or otherwise supplemented from time to time.

5.“2026 Senior Notes” means the 5.625% senior unsecured notes due February 1, 2026, issued pursuant to the 2026 Senior Notes Indenture.

6.“2026 Senior Notes Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the 2026 Senior Notes or the 2026 Senior Notes Indenture.

7.“2026 Senior Notes Indenture” means that certain indenture, dated as of January 25, 2018, by and among XOG, as issuer, each of the guarantors named therein, and Wilmington Savings Fund Society, FSB, as successor trustee, as amended, modified, or otherwise supplemented from time to time.

8.“Ad Hoc Noteholder Group” means the ad hoc group or committee of Consenting Senior Noteholders represented by the Ad Hoc Noteholder Group Representatives.

9.“Ad Hoc Noteholder Group Representatives” means Paul Weiss, Houlihan Lokey, and Young Conaway Stargatt & Taylor, LLP.

10.“Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; (c) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; (d) Consenting Senior Noteholder Fees and Expenses; (e) Revolving Credit Agreement Lender Fees and Expenses; (f) all DIP Claims; (g) Backstop Commitment Premium (if paid in cash); and (h) the Exit Facility Agent/Lender Fees and Expenses.

11.“Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims other than the Consenting Senior Noteholder Fees and Expenses, the Revolving Credit Agreement Lender Fees and Expenses, the Backstop Commitment Premium (if paid in cash), and the Exit Facility Agent/Lender Fees and Expenses, except as otherwise set forth in the Plan or a Final Order, which: (a) with respect to Administrative Claims other than Professional Fee Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date; provided that Filing requests for payment of Administrative Claims is not required, where the Plan, Bankruptcy Code, or a Final Order does not require such Filing.

12.“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

13.“Agents” means, collectively, the Revolving Credit Agreement Agent and the DIP Agent.

14.“Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest that is evidenced by a Proof of Claim timely Filed by the Bar Date or a request for payment of Administrative Claim timely Filed by the Administrative Claims Bar Date (or for which Claim or Interest under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court a Proof of Claim or a request for payment of Administrative Claim is not or shall not be required to be Filed); (b) a Claim or Interest that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely filed; (c) a Claim or Interest Allowed pursuant to the Plan, any stipulation approved by the Bankruptcy Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Bankruptcy Court, or (d) a Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; provided that, with respect to a Claim or Interest described in clauses (a) and (b) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or if such an objection is so interposed, such Claim or Interest shall have been Allowed by a Final Order. Any Claim (except any Revolving Credit Agreement Claim, or any DIP Claim, in each case Allowed pursuant to this Plan or the DIP Orders) or Interest that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. A Proof of Claim Filed after and subject to the Bar Date or a request for payment of an Administrative Claim Filed after and subject to the Administrative Claims Bar Date, as applicable, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim or Interest. “Allow” and “Allowing” shall have correlative meanings.

15.“Allowed Midstream Claims” means the Allowed amount of all General Unsecured Claims of the Midstream Parties in the amounts as agreed to by the Debtors and each Midstream Party, subject to the consent of the Participating AHG Members, the Required Consenting Senior Noteholders, and the Required Backstop Parties.

16.“Antitrust Authority” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other governmental entity having jurisdiction pursuant to the Antitrust Laws.

17.“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended, the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. § 18A, as amended, the Federal Trade Commission Act, 15 U.S.C. §§ 41-58, and any other law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment laws.

18.“Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the applicable Reorganized Debtors, as set forth on the Schedule of Assumed Executory Contract and Unexpired Leases.

19.“Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies which any of the Debtors, the debtors in possession, the Estates, or other appropriate parties in interest have asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law.

20.“Backstop Cap” means, with respect to each Backstop Party, the maximum amount of consideration in exchange for New Common Shares that such Backstop Party may be required to pay under the Backstop Commitment Agreement, which is set forth opposite such Backstop Party’s name in Schedule 1 to the Backstop Commitment Agreement.

21.“Backstop Commitment” has the meaning ascribed to such term in the Backstop Commitment Agreement.

22.“Backstop Commitment Agreement” means that certain Backstop Commitment Agreement entered into by and among the Debtors and the Backstop Parties, setting forth, among other things, the terms and conditions of the Equity Rights Offering, the Backstop Commitment, and the payment of the Backstop Commitment Premium, and pursuant to which the Backstop Parties will backstop 100% of the Equity Rights Offering in accordance with the terms thereof, in form and substance reasonably acceptable to the Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein.

23.“Backstop Commitment Premium” has the meaning ascribed to such term in the Backstop Commitment Agreement as amended by the Backstop Order.

24.“Backstop Motion” means the Debtors’ Motion for an Order (I) (A) Authorizing the Debtors to Enter Into the Backstop Commitment Agreement, (B) Authorizing the Debtors to Perform All Obligations Under the Backstop Commitment Agreement and (C) Approving the Rights Offering Procedures and Related Forms and (II) Granting Related Relief [Docket No. 445] filed by the Debtors with the Bankruptcy Court in the Chapter 11 Cases seeking entry of the Backstop Order, in form and substance reasonably acceptable to the Required Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein.

25.“Backstop Obligation” has the meaning ascribed to such term in the Backstop Commitment Agreement.

26.“Backstop Order” means the order entered by the Bankruptcy Court in the Chapter 11 Cases granting the Backstop Motion, including approving the Equity Rights Offering Procedure, authorizing the Debtors’ entry into the Backstop Commitment Agreement (including all exhibits and other attachments thereto), and the payment of the Backstop Commitment Premium, in form and substance reasonably acceptable to the Required Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein.

27.“Backstop Parties” means, collectively, those Entities or Persons that are parties to the Backstop Commitment Agreement set forth on Schedule 1 thereto, each solely in its capacity as a provider of its Backstop Commitment.

28.“Backstopped Equity Rights Offering” means that certain rights offering of New Common Shares to be issued by Reorganized XOG in exchange for the Backstopped Equity Rights Offering Amounts on the terms and conditions set forth in the Backstop Commitment Agreement, the other Equity Rights Offering Documents, and this Plan.

29.“Backstopped Equity Rights Offering Amount” means $200,000,000.

30.“Backstopped Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Backstopped Equity Rights Offering, approved by the Backstop Order, which rights offering procedures shall be set forth in the Equity Rights Offering Documents and consistent in all respects with, and shall contain, the terms and conditions set forth in the Restructuring Support Agreement and shall otherwise be in form and substance reasonably acceptable to the Debtors, the Required Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein.

31.“Backstopped Equity Rights Offering Shares” means the New Common Shares issued pursuant to the Backstopped Equity Rights Offering, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants.

32.“Backstopped Subscription Expiration Deadline” means the deadline for the Equity Rights Offering Offerees who have received the Backstopped Subscription Rights to subscribe for the Backstopped Equity Rights Offering Shares.

33.“Backstopped Subscription Rights” means the Senior Noteholder Subscription Rights, the Existing Common Interest Subscription Rights, and the Existing Preferred Interest Subscription Rights.

34.“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time, as applicable to the Chapter 11 Cases.

35.“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the District of Delaware.

36.“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time.

37.“Bar Date” means the applicable deadline by which Proofs of Claim must be Filed, as established by: (a) the Bar Date Order; (b) a Final Order of the Bankruptcy Court; or (c) the Plan.

38.“Bar Date Order” means the Amended Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Claims Arising Under Section 503(b)(9) of the Bankruptcy Code, (II) Setting a Bar Date for the Filing of Proofs of Claim by Governmental Units, (III) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (IV) Approving the Form of and Manner for Filing Proofs of Claim, and (V) Approving Notice of Bar Dates [Docket No. 298] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

39.“Business Day” means any day, other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

40.“Buyback Claims” means any claims, to the extent they exist, arising from the buyback of certain shares in 2018 and 2019 that are subject to investigation by the Debtors’ Investigation Special Committee.

41.“Buyback Investigation Party” means former officer, Russell T. Kelley, Jr.

42.“Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

43.“Causes of Action” means any claims, controversies, proceedings, controversies, reimbursement claims, contribution claims, recoupment rights, interests, debts, third-party claims, indemnity claims, damages, remedies, causes of action, demands, rights, actions, Avoidance Actions, suits, obligations, liabilities, accounts, judgments, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, asserted or unasserted, direct or indirect, assertible directly or derivatively, choate or inchoate, reduced to judgment or otherwise, secured or unsecured, whether arising before, on, or after the Petition Date, in tort, law, equity, or otherwise pursuant to any theory of law. For the avoidance of doubt, Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code and any state law fraudulent transfer claim; and (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

44.“Chapter 11 Cases” means, when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

45.“Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, asserted against a Debtor.

46.“Claims Equity Allocation” means New Common Shares in an amount equal to 97% of all New Common Shares, subject to dilution by the Equity Rights Offering Shares and the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants.

47.“Claims, Noticing, and Solicitation Agent” means Kurtzman Carson Consultants LLC, in its capacity as the claims, noticing, and solicitation agent in the Chapter 11 Cases for the Debtors and any successors appointed by an order of the Bankruptcy Court.

48.“Claims Objection Bar Date” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to Claims.

49.“Claims Register” means the official register of Claims maintained by the Claims, Noticing, and Solicitation Agent or the Bankruptcy Court.

50.“Class” means a category of Claims or Interests under section 1122(a) of the Bankruptcy Code.

51.“Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to the conditions set forth in the Plan.

52.“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

53.“Confirmation Hearing” means the hearing held by the Bankruptcy Court, if any, to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

54.“Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, in form and substance reasonably acceptable to the Required Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders.

55.“Consenting Senior Noteholders” means, collectively, the Senior Noteholders that are signatories to the Restructuring Support Agreement or any subsequent Senior Noteholder that becomes party thereto in accordance with the terms of the Restructuring Support Agreement.

56.“Consenting Senior Noteholder Fees and Expenses” means the reasonable and documented fees and expenses incurred by the Ad Hoc Noteholder Group Representatives, whether prepetition or postpetition, pursuant to the terms of their respective engagement letters related to the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors, which, for the avoidance of doubt, include (i) the reasonable and documented fees and expenses of Paul, Weiss, (ii) the reasonable and documented fees and expenses of Young, Conaway, Stargatt & Taylor, LLP and (iii) all monthly fees, restructuring, transaction, and back-end fees payable to Houlihan Lokey under and pursuant to its engagement letter, dated March 3, 2020, executed by the Company. All of the aforementioned fees shall be deemed reasonable for all purposes hereunder.

57.“Consummation” means the occurrence of the Effective Date.

58.“Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

59.“Cure Claim” means a monetary Claim based upon a Debtor’s defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor pursuant to section 365 of the Bankruptcy Code.

60.“Cure Notice” means a notice of a proposed amount to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include: (a) procedures for objecting to proposed assumptions or assignments of the applicable Executory Contracts or Unexpired Leases; (b) Cure Claims to be paid in connection therewith; and (c) procedures for resolution by the Bankruptcy Court of any related disputes.

61.“Cure/Assumption Objection Deadline” means the date that is 14 days after Filing of the Schedule of Assumed Executory Contracts and Unexpired Leases with the Plan Supplement and service of the Cure Notice; provided that if any Executory Contract or Unexpired Lease is added to the Schedule of Assumed Executory Contracts and Unexpired Leases after the filing of the initial Schedule of Assumed Executory Contracts and Unexpired Leases, or an Executory

Contract or Unexpired Lease proposed to be assumed by the Debtors or Reorganized Debtors is proposed to be assigned to a third party after the filing of the initial Schedule of Assumed Executory Contracts and Unexpired Leases, then the Cure/Assumption Objection Deadline with respect to such Executory Contract or Unexpired Lease shall be the earlier of (a) 14 days after service of the amended Schedule of Assumed Executory Contracts and Unexpired Leases with such modification and (b) the date of the scheduled Confirmation Hearing.

62.“D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors for liability of any current or former directors, managers, officers, and members.

63.“Debtors” means, collectively, each of the following: Extraction Oil & Gas, Inc.; XTR Midstream, LLC; 7N, LLC; Mountaintop Minerals, LLC; 8 North, LLC; XOG Services, LLC; Extraction Finance Corp.; Axis Exploration, LLC; Northwest Corridor Holdings, LLC; and Table Mountain Resources, LLC.

64.“Definitive Documents” means (a) the Plan; (b) the Confirmation Order; (c) any motion or other pleadings related to the Plan or confirmation of the Plan and its exhibits; (d) the Disclosure Statement; (e) the Disclosure Statement Order; (f) the other solicitation materials, including the motion seeking approval of the solicitation procedures; (g) the DIP Facility Documents; (h) the DIP Orders and the motion seeking approval of the same; (i) the Exit Facility Documents; (j) the operational First Day Pleadings and the orders approving the same; (k) any other material pleadings or material motions the Debtors plan to file in connection with the Chapter 11 Cases, and all orders sought pursuant thereto, including (i) any and all motions filed to assume, assume and assign, or reject an executory contract or unexpired lease and the order or orders of the Bankruptcy Court approving such motions and (ii) any and all motions seeking approval of a KEIP and/or KERP and the order or orders of the Bankruptcy Court approving such motions (for the avoidance of doubt, the following are not material pleadings or material motions: ministerial notices and similar ministerial documents; retention applications; fee applications; fee statements; any similar pleadings or motions relating to the retention or fees of any professional; statements of financial affairs and schedules of assets and liabilities); (l) the Plan Supplement; (m) the New Common Shares Documents; (n) the New Corporate Governance Documents and other organizational documents of Reorganized XOG and the Reorganized Debtors; (o) the Equity Rights Offering Documents; (p) the Management Incentive Plan and related documents or agreements; (q) the Registration Rights Agreement; and (r) such other agreements and documentation desired or necessary to consummate and document the transactions contemplated by the Restructuring Support Agreement and this Plan. Notwithstanding anything herein to the contrary, the Definitive Documents shall otherwise be in form and substance reasonably acceptable to the Debtors, the Required Consenting Senior Noteholders, and the Majority Lenders; provided that, as it relates to Definitive Documents (m) through (o), upon the Exit RBL Facility Lenders providing firm commitments to the Debtors to fund the Exit RBL Facility, such reasonable consent right shall be held by the Majority Exit RBL Facility Lenders and not the Majority Lenders; provided, further, that if any Holder of a Revolving Credit Agreement Claim does not elect to participate in the Exit RBL Facility in accordance with Article III.B.3.c(ii), such Holder shall have no consent rights hereunder; provided, further, that with respect to the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Leases, the Majority Lenders shall not have reasonable consent rights, but the DIP Lenders shall have consultation rights.

65.“DIP Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent under the DIP Credit Agreement, and any successors and permitted assigns, in such capacity.

66.“DIP Claim” means any and all Claims against a Debtor arising under, derived from, based upon, or related to the DIP Facility Documents.

67.“DIP Credit Agreement” means that certain Superpriority Senior Secured Debtor‑in‑Possession Credit Agreement, dated as of June 16, 2020 (as amended by that certain Amendment No. 1 to Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of July 20, 2020), as may be amended, restated, supplemented, or otherwise modified from time to time, by and among the XOG, as borrower, each subsidiary of the borrower party thereto, as a guarantor, the DIP Agent, and the DIP Lenders.

68.“DIP Facility” means that certain $125 million superpriority senior secured debtor‑in‑possession credit facility provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Facility Documents, including the DIP Credit Agreement, and the DIP Orders.

69.“DIP Facility Documents” means, collectively, the DIP Credit Agreement and any amendments, modifications, supplements thereto, as well as any related notes, certificates, agreements, security agreements, documents and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection with the DIP Credit Agreement, in form and substance reasonably acceptable to the Majority Lenders and the Required Consenting Senior Noteholders.

70.“DIP Lenders” means, collectively, the lenders from time to time party to the DIP Credit Agreement.

71.“DIP Orders” means, collectively, (i) the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and Superpriority Administrative Expense Claims, (III) Granting Adequate Protection, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing, and (VI) Granting Related Relief [Docket No. 94] and (ii) the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and Superpriority Administrative Expense Claims, (III) Granting Adequate Protection, (IV) Modifying the Automatic Stay, and (VI) Granting Related Relief [Docket No. 303].

72.“Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order; (b) is listed in the Schedules as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (c) is not listed in the Schedules and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (d) has been withdrawn by agreement of the applicable Debtor and the Holder thereof; or (e) has been withdrawn by the Holder thereof.

73.“Disbursing Agent” means the Debtors or the Reorganized Debtors, as applicable, or the Entity or Entities selected by the Debtors or the Reorganized Debtors to make or facilitate distributions contemplated under the Plan.

74.“Disclosure Statement” means the Disclosure Statement Relating to the Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 338], as may be amended, supplemented, or otherwise modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders.

75.“Disclosure Statement Order” means the Order (I) Approving the Adequacy of Information in the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures, (III) Approving the Forms of Ballots and Notices in Connection therewith, (IV) Scheduling Certain Dates with Respect thereto, and (V) Granting Related Relief [Docket No. 1022], entered by the Bankruptcy Court approving the Disclosure Statement and the solicitations procedures with respect to the Plan, in form and substance reasonably satisfactory to the Required Consenting Senior Noteholders and the Majority Lenders.

76.“Disputed” means, with respect to any Claim, any Claim that is neither Allowed nor Disallowed.

77.“Disputed Claims Reserve” means an appropriate reserve in an amount to be determined by the Reorganized Debtors, subject to the reasonable consent right of the Required Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, for distributions on account of Disputed Claims that are subsequently Allowed after the Effective Date, in accordance with Article VII.D hereof. The Creditors’ Committee shall have reasonable consent rights over the amount of the Disputed Claims Reserve solely to the extent it relates to Disputed General Unsecured Claims.

78.“Distribution Record Date” means the date for determining which Holders of Allowed Claims or Allowed Interests are eligible to receive distributions hereunder, which shall be (a) the Confirmation Date, (b) solely in the event that one or more of the Participating AHG Members or their affiliates acquire any Class 6 Claim on or before the Effective Date, for such acquired Class 6 Claim, the Effective Date, or (c) such other date as designated in a Final Order of the Bankruptcy Court.

79.“DTC” means the Depository Trust Company.

80.“Effective Date” means, with respect to the Plan, the first date that is a Business Day on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX.A hereof have been satisfied or waived (in accordance with Article IX.C); and (c) the Plan is declared effective.

81.“Elevation Parties” means Elevation Midstream, LLC and GSO EM Holdings LP.

82.“Enterprise Value” means the total enterprise value of the Reorganized Debtors as defined in the Disclosure Statement.

83.“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

84.“Equity Rights Offering” means that certain rights offering(s) of New Common Shares to be issued by Reorganized XOG in exchange for the Equity Rights Offering Amounts on the terms and conditions set forth in the Restructuring Support Agreement and the Equity Rights Offering Documents.

85.“Equity Rights Offering Amount” means the GUC Equity Rights Offering Amount and the Backstopped Equity Rights Offering Amount.

86.“Equity Rights Offering Documents” means, collectively, the Backstop Commitment Agreement, the Backstop Motion, the Backstop Order, any other order that approves the GUC Equity Rights Offering Procedures, and any and all other agreements, documents, and instruments delivered or entered into in connection with the Equity Rights Offering, including the Equity Rights Offering Procedures, which shall, in each respect, be reasonably acceptable to the Debtors, the Required Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein.

87.“Equity Rights Offering Offerees” means, collectively, Backstop Parties and Holders of (i) Senior Notes Claims, (ii) Existing Preferred Interests, (iii) Existing Common Interests, and (iv) General Unsecured Claims, who are not Backstop Parties.

88.“Equity Rights Offering Participants” means, collectively, Holders of (i) Senior Notes Claims, (ii) Existing Preferred Interests, (iii) Existing Common Interests, and (iv) General Unsecured Claims in each case, as of the Backstopped Subscription Expiration Deadline or the GUC Subscription Expiration Deadline, as applicable, who have duly subscribed for New Common Shares in accordance with the Equity Rights Offering Documents.

89.“Equity Rights Offering Procedures” means the Backstopped Equity Rights Offering Procedures and the GUC Equity Rights Offering Procedures.

90.“Equity Rights Offering Shares” means the New Common Shares issued pursuant to the Backstopped Equity Rights Offering and the GUC Equity Rights Offering, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants.

91.“Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

92.“Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) any statutory committee appointed in the Chapter 11 Cases and each of such committee’s members; and (d) with respect to each of the foregoing Persons in clauses (a) through (c), such Person’s board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their respective capacities as such.

93.“Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

94.“Existing Common Interests” means, collectively, all Interests in XOG arising from or related to the shares of the class of common stock of XOG that existed immediately prior to the Effective Date, including any restricted stock of XOG that vests prior to the Effective Date.

95.“Existing Common Interest Subscription Rights” means the non-certificated rights to be distributed to each Holder of Existing Common Interests that will enable each Holder thereof to purchase its Pro Rata share of 1.5% of New Common Shares in the Backstopped Equity Rights Offering Amount, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants, at a 35% discount to Plan Equity Value, pursuant to the terms of the Equity Rights Offering Procedures, the Backstop Commitment Agreement, and the other Equity Rights Offering Documents.

96.“Existing Interests” means, collectively, the Existing Common Interests and the Existing Preferred Interests.

97.“Existing Interests Equity Allocation” means New Common Shares in an amount equal to 3% of all New Common Shares, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, any Equity Rights Offering Shares, and the exercise of the New Warrants.

98.“Existing Preferred Interests” means, collectively, all Interests in XOG arising from or related to the shares of the Series A Convertible Preferred Stock, $0.01 par value, of XOG that existed immediately prior to the Effective Date.

99.“Existing Preferred Interest Subscription Rights” means the non-certificated rights to be distributed to each Holder of Existing Preferred Interests that will enable each Holder thereof to purchase its Pro Rata share of 1.5% of New Common Shares in the Backstopped Equity Rights Offering Amount, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants, at a 35% discount to Plan Equity Value, pursuant to the terms of the Equity Rights Offering Procedures, the Backstop Commitment Agreement, and the other Equity Rights Offering Documents.

100.“Exit Facility” means, collectively, the Exit RBL Facility and the Exit Term Facility (if any).

101.“Exit Facility Agent” means the financing institution identified in the Plan Supplement in its capacity as administrative agent and collateral agent under either the (i) Exit RBL Credit Agreement or (ii) Exit Term Credit Agreement, and any successors and permitted assigns, in such capacity.

102.“Exit Facility Agent/Lender Fees and Expenses” means the reasonable and documented fees and expenses incurred by the Exit Facility Agent and the Exit RBL Facility Lenders, pursuant to the terms of their respective engagement letters related to the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors. All of the aforementioned fees shall be deemed reasonable for all purposes hereunder.

103.“Exit Facility Documents” means, collectively, the Exit RBL Facility Documents and the Exit Term Facility Documents.

104.“Exit Facility Lenders” means the lenders from time to time under the Exit Facility.

105.“Exit RBL Credit Agreement” means that certain credit agreement evidencing the Exit RBL Facility in accordance with the terms, and subject in all respects to the conditions, set forth in the Plan, in form and substance acceptable to the Exit RBL Facility Agent and the Exit RBL Facility Lenders, and in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders.

106.“Exit RBL Facility” means that certain revolving credit facility, to be provided to the Debtors or Reorganized Debtors, as applicable, pursuant to the Exit RBL Facility Documents, and otherwise in accordance with the terms, and subject in all respects to the conditions, set forth in the Plan.

107.“Exit RBL Facility Agent” means the financing institution identified in the Plan Supplement in its capacity as administrative agent and collateral agent under the Exit RBL Credit Agreement, and any successors and permitted assigns, in such capacity.

108. “Exit RBL Facility Documents” means, collectively, the Exit RBL Credit Agreement and all other agreements, documents, and instruments delivered or entered into in connection with the Exit RBL Facility, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents, each in form and substance acceptable to the Exit RBL Facility Agent and the Exit RBL Facility Lenders, and in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders.

109.“Exit RBL Facility Lenders” means the lenders from time to time under the Exit RBL Facility.

110.“Exit Term Credit Agreement” means that certain credit agreement evidencing the Exit Term Facility, if any, in accordance with the terms, and subject in all respects to the conditions, set forth in the Plan, in form and substance acceptable to the Exit Term Facility Agent and in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders.

111. “Exit Term Facility” means that certain term loan credit facility, if any, to be provided to the Debtors or Reorganized Debtors, as applicable, pursuant to the Exit Term Loan Term Sheet and other Exit Term Facility Documents, and otherwise in accordance with the terms, and subject in all respects to the conditions, set forth in the Plan.

112.“Exit Term Facility Agent” means the financing institution identified in the Plan Supplement in its capacity as administrative agent and collateral agent under the Exit Term Credit Agreement, if any, and any successors and permitted assigns, in such capacity.

113.“Exit Term Facility Documents” means collectively, the Exit Term Credit Agreement, the Exit Term Loan Term Sheet, and all other agreements, documents, and instruments delivered or entered into in connection with the Exit Term Facility, if any, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents, each in form and substance acceptable to the Exit Term Facility Agent, and in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders.

114.“Exit Term Loans” means the term loans to be issued under the Exit Term Facility.

115.“Exit Term Loan Term Sheet” means a term sheet describing the material terms of the Exit Term Loans, which shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Senior Noteholders, and the Majority Lenders.

116.“Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

117.“File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Claims, Noticing, and Solicitation Agent.

118.“Final Order” means: (a) an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction; or (b) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Bankruptcy Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Case (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules (or any analogous rules applicable in another court of competent jurisdiction), the Local Bankruptcy Rules of the Bankruptcy Court or sections 502(j) or 1144 of the Bankruptcy Code, may be filed relating to such order shall not prevent such order from being a Final Order.

119.“First Day Pleadings” means the “first-day” pleadings that the Debtors made upon or shortly following the commencement of the Chapter 11 Cases, including any proposed orders to approve such first‑day pleadings; provided that operational “first-day” pleadings and the orders approving the same shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders.

120.“General Unsecured Claim” means any Claim against a Debtor that is not Secured and is not: (a) an Administrative Claim; (b) a Secured Tax Claim; (c) an Other Secured Claim; (d) a Priority Tax Claim; (e) an Other Priority Claim; (f) a DIP Claim; (g) a Professional Fee Claim; (h) a Revolving Credit Agreement Claim; (i) a Senior Notes Claim; (j) a Trade Claim; (k) an Intercompany Claim; or (l) a Section 510(b) Claim. For the avoidance of doubt, all (i) Claims resulting from the rejection of Executory Contracts and Unexpired Leases, (ii) Claims that are not Secured resulting from litigation against one or more of the Debtors, and (iii) Claims held by an ordinary course trade vendor of the Debtors against any of the Debtors on account of ordinary course goods and/or services provided to any of the Debtors, but on account of which such vendor is not entitled to assert a lien under applicable state law, are General Unsecured Claims.

121.“Governing Body” means the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of an Entity (including the board of directors of XOG).

122.“Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

123.“GUC Cash Out Election” means the right of Holders of Allowed General Unsecured Claims to affirmatively elect to receive, in lieu of their Pro Rata share of the GUC Subscription Rights, Cash in an amount equal to their Pro Rata share of $17.5 million (which represents 65% of the total value of the GUC Subscription Rights as set forth in the Disclosure Statement), or such higher amount as agreed upon by the Debtors, the Required Consenting Senior Noteholders, the Required Backstop Parties, and the Creditors’ Committee.

124.“GUC Cash Out Holders” means Holders of General Unsecured Claims who have made the GUC Cash Out Election.

125.“GUC Equity Rights Offering” means that certain rights offering of New Common Shares to be issued by Reorganized XOG in exchange for the GUC Equity Rights Offering Amount on the terms and conditions set forth in the Backstop Commitment Agreement, the other Equity Rights Offering Documents, this Plan, and the Plan Supplement.

126.“GUC Equity Rights Offering Amount” shall be $50 million, or such higher amount as agreed upon by the Debtors, Required Backstop Parties, the Required Consenting Senior Noteholders, and the Creditors’ Committee, each in their sole discretion and as set forth in the Plan Supplement.

127.“GUC Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the GUC Equity Rights Offering, filed pursuant to the Plan Supplement and approved by the Confirmation Order, which rights offering procedures shall be set forth in the Equity Rights Offering Documents and consistent in all respects with, and shall otherwise be in form and substance reasonably acceptable to the Debtors, the Required Backstop Parties, the Required Consenting Senior Noteholders, the Creditors’ Committee, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, which shall not provide for any oversubscription rights unless otherwise agreed upon by the Debtors, the Required Backstop Parties, the Required Consenting Senior Noteholders, the Creditors’ Committee, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, each in their sole discretion.

128.“GUC Equity Rights Offering Shares” means the New Common Shares issued pursuant to the GUC Equity Rights Offering, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants.

129.“GUC Estimation Order” means an order entered by the Bankruptcy Court, reasonably acceptable to the Required Consenting Senior Noteholders and the Creditors’ Committee, which shall determine the aggregate amount as well as the individualized amounts of Allowed General Unsecured Claims and which amount shall constitute a maximum limitation on such Allowed General Unsecured Claims for all purposes under the Plan, including for purposes of distributions, discharge, and participation in the GUC Equity Rights Offering.

130.“GUC Subscription Expiration Deadline” has the meaning ascribed to such term in the GUC Equity Rights Offering Procedures.

131.“GUC Subscription Rights” means the non-certificated and non-transferrable rights to be distributed to each Holder of General Unsecured Claims that will enable each Holder thereof to irrevocably purchase its Pro Rata share of New Common Shares in the GUC Equity Rights Offering Amount, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants, at a 35% discount to Plan Equity Value, pursuant to the terms of the Equity Rights Offering Procedures, the Backstop Commitment Agreement, and the other Equity Rights Offering Documents, which shall not provide for any oversubscription rights unless otherwise agreed upon by the Debtors, the Required Backstop Parties, the Required Consenting Senior Noteholders, the Creditors’ Committee, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, each in their sole discretion.

132.“Holder” means an Entity holding a Claim or Interest, as applicable.

133.“Houlihan Lokey” means Houlihan Lokey Capital, Inc.

134.“Indenture Trustee” means, collectively, any indenture trustee, collateral trustee, or other trustee or similar entity under the Senior Notes Indentures.

135.“Indenture Trustee Fees” means the compensation, fees, expenses, disbursements, and indemnity claims of the Indenture Trustee, including, without limitation, any fees, expenses, and disbursements of attorneys, advisors, or agents retained or utilized by the Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after the Effective Date.

136.“Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

137.“Indemnification Obligations” has the meaning set forth in Article V.D

138.“Intercompany Claim” means any Claim held by a Debtor or a Debtor’s Affiliate against a Debtor or a Debtor’s Affiliate.

139.“Intercompany Interest” means, other than an Interest in XOG, an Interest in one Debtor held by another Debtor or a Debtor’s Affiliate.

140.“Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor.

141.“Interim Compensation Order” means the Order (I) Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals and (II) Granting Related Relief [Docket No. 270] (as amended, modified, or supplemented from time to time in accordance with the terms thereof).

142.“Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time, as applicable to the Chapter 11 Cases.

143.“Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

144.“Litigation Agent” has the meaning ascribed to it in Article IV.F.6 herein.

145.“Majority DIP Lenders” means, at the relevant date, the DIP Lenders having exposure and unused commitments representing greater than fifty and one-hundredth percent (50.01%) of the sum of all exposure outstanding and unused commitments at such time (subject to customary defaulting lender limitations) under the DIP Credit Agreement.

146.“Majority Exit RBL Facility Lenders” means, collectively, (a) the Exit RBL Facility Agent and (b) at the relevant date, the Exit RBL Facility Lenders having exposure and unused commitments representing greater than fifty and one-hundredth percent (50.01%) of the sum of all exposure outstanding and unused commitments at such time (subject to customary defaulting lender limitations) under the Exit RBL Facility.

147.“Majority Lenders” means, collectively, (a) the Majority DIP Lenders, (b) the Majority Revolving Credit Agreement Lenders, and (c) the Agents.

148.“Majority Revolving Credit Agreement Lenders” means the Revolving Credit Agreement Lenders having exposure and unused commitments representing greater than fifty and one-hundredth percent (50.01%) of the sum of all exposure outstanding and unused commitments as of the Petition Date (subject to customary defaulting lender limitations) under the Revolving Credit Agreement.

149.“Management Incentive Plan” means the post-emergence management incentive plan to be implemented with respect to Reorganized XOG by the New Board, as applicable, on or as soon as reasonably practicable after the Effective Date, which shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders and set forth in the Plan Supplement.

150.“Midstream 9019 Orders” means, collectively, (i) the Order (I) Approving the Settlement By and Among the Debtors and Elevation Midstream, LLC and GSO EM Holdings LP, (II) Authorizing Extraction Oil & Gas, Inc. to Assume Certain Executory Contracts, as Amended and Restated, with Elevation Midstream, LLC, and (III) Granting Related Relief [Docket No. 1274], (ii) the Order (I) Approving the Settlement By and Among the Debtors and REP

Processing, LLC, (II) Authorizing Extraction Oil & Gas, Inc. to Enter Into that Certain Midstream Contract, as Amended, with REP Processing, LLC, and Perform Thereunder, and (III) Granting Related Relief [Docket No. 1462], (iii) the Order (I) Approving (A) the Settlement By and Among the Debtors and Rocky Mountain Midstream LLC, (II) Authorizing the Assumption of Certain Executory Contracts, as Amended and Restated, with Rocky Mountain Midstream LLC, and (III) Granting Related Relief [Docket No. 1463], (iv) the Order (I) Approving the Settlement By and Among the Debtors and Grand Mesa Pipeline, LLC, (II) Authorizing the Debtors to Enter Into and Assume the Supply Agreement with NGL Crude Logistics, LLC, and (III) Granting Related Relief [Docket No. 1464], and (v) the order approving the commercial settlement term sheet by and among the Debtors and the PRM Parties pursuant to Bankruptcy Rule 9019.

151.“Midstream Parties” means, collectively, Grand Mesa Pipeline, LLC and Rocky Mountain Midstream LLC.

152.“Midstream Settlement” means the global settlement between the Midstream Parties, the Participating AHG Members, the Consenting Senior Noteholders, the Backstop Parties, and the Debtors, substantially on the terms set forth in Article IV.C herein.

153.“Midstream Settlement Payment” means Cash payments in the aggregate amount of $47 million to be made by the Debtors in the applicable amounts to the applicable Midstream Parties on the Effective Date pursuant to the terms of the Plan, the Share Purchase Agreement, and the Midstream Settlement, which amounts shall be subject to the consent of the Required Consenting Noteholders, the Required Backstop Parties, the Participating AHG Members, the Debtors, and, solely with respect to the portion of the Midstream Settlement Payment to be paid to such party, each Midstream Party, unless such Midstream Settlement Payment, or portion thereof, was made prior to the Effective Date pursuant to the applicable Midstream 9019 Orders.

154.“Midstream Settlement Transaction Term Sheet” means that certain settlement and transaction term sheet, by and among the Debtors, the Participating AHG Members, and the applicable Midstream Party, providing for, among other things, the Allowed Midstream Claim and the Midstream Settlement Payment, a copy of which shall be provided to the Creditors’ Committee on a professional eyes’ only basis.

155.“MIP Equity” means the restricted stock units, options, New Common Shares, or other rights, as applicable, exercisable, exchangeable, or convertible into New Common Shares representing up to 10% of the New Common Shares, determined on a fully diluted and fully distributed basis and assuming the exercise of all of the New Warrants, which is reserved for distribution to participants in the Management Incentive Plan.

156.“New Board” means the initial board of directors of Reorganized XOG as of the Effective Date, to be appointed in accordance with the Plan and the New Corporate Governance Documents, which will consist of (a) the chief executive officer of the Reorganized Debtors and (b) the other directors selected by the Required Consenting Senior Noteholders, whose identities shall be disclosed in the Plan Supplement.

157.“New Common Shares” means the common stock or common equity of Reorganized XOG to be issued on the Effective Date.

158.“New Common Shares Documents” means any and all documentation required to implement, issue, and distribute the New Common Shares, including a Registration Rights Agreement, which shall have customary terms for transactions of the type set forth in the Restructuring Term Sheet and shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders, the Debtors, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein.

159.“New Corporate Governance Documents” means the organizational and governance documents for the Reorganized Debtors and any subsidiaries thereof, including, as applicable, the certificates or articles of incorporation, certificates of formation or certificates of limited partnership, bylaws, limited liability company agreements, or limited partnership agreements, stockholder or shareholder agreements, or other similar organizational documents, as applicable, which shall be in form and substance acceptable to the Required Backstop Parties, the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein.

160.“New Warrants” means, collectively, the Tranche A Warrants and the Tranche B Warrants.

161.“New Warrants Agreements” means, collectively, the Tranche A Warrants Agreement and the Tranche B Warrants Agreement.

162.“Other Equity Interests” means all Interests in XOG other than Existing Preferred Interests and Existing Common Interests.

163.“Other Priority Claim” means any Claim against a Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases.

164.“Other Secured Claim” means any Secured Claim against a Debtor that is not: (a) a DIP Claim; (b) a Revolving Credit Agreement Claim; or (c) a Secured Tax Claim.

165.“Participating AHG Members” means members of the Ad Hoc Noteholder Group that are parties to the Share Purchase Agreement.

166.“Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

167.“Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

168.“Petition Date” means June 14, 2020.

169.“Plan” means this joint chapter 11 plan, as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto, as may be altered, amended, supplemented, or otherwise modified from time to time in accordance with Article X.A hereof and the Restructuring Support Agreement, including the Plan Supplement (as altered, amended, supplemented, or otherwise modified from time to time), which is incorporated herein by reference and made part of the Plan as if set forth herein, in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders.

170.“Plan Equity Value” means the value of the New Common Shares as of the Effective Date, calculated using the midpoint of the estimated range of Enterprise Value as defined in the Disclosure Statement, less (a) net debt outstanding as of the Effective Date, pro forma for the equity investment on account of the Rights Offering and any exit related cash adjustments under the Plan, and (b) after deducting adjusted net working capital obligations calculated as of the Effective Date; provided that solely for purposes of the Equity Rights Offering, “Plan Equity Value” shall mean the lesser of (y) the value derived from the preceding calculation and (z) $641 million; provided, further, that the Creditors’ Committee reserves its right to object if the Plan Equity Value applicable to the Equity Rights Offering calculated based on the formula set forth herein is at an amount higher than $641 million that implies a discount to the Plan Equity Value greater than 35% for purposes of the Equity Rights Offering.

171.“Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may thereafter be amended, supplemented, or otherwise modified from time to time in accordance with the terms of the Restructuring Support Agreement, the Plan, the Bankruptcy Code, the Bankruptcy Rules, and applicable law), each of which shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, to be Filed by the Debtors with the Bankruptcy Court by the earlier of (a) 14 days before the Confirmation Hearing or (b) 7 days prior to the objection deadline, or such later date as may be approved by the Bankruptcy Court, and additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement. The Plan Supplement may include the following, as applicable: (a) the New Corporate Governance Documents; (b) the Schedule of Assumed Executory Contracts and Unexpired Leases; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) a list of retained Causes of Action; (e) the identities of the members of the New Board, as applicable, and the officers of the Reorganized Debtors, if any, including information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; (f) the Exit Facility Documents; (g) the Registration Rights Agreement; (h) the GUC Equity Rights Offering Documents; (i) the Management Incentive Plan; (j) the New Warrants Agreements; and (k) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated under the Plan. The Debtors, with the reasonable consent of the Required Consenting Noteholders and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date in accordance with Article X of the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement (including any consent right in favor of the Consenting Senior Noteholders).

172.“Prepetition Secured Claim” shall have the meaning set forth in the DIP Orders.

173.“Priority Claims” means, collectively, Priority Tax Claims and Other Priority Claims.

174.“Priority Tax Claim” means any Claim of a Governmental Unit against a Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

175.“PRM Parties” means, collectively, Platte River Midstream, LLC and DJ South Gathering, LLC.

176.“Professional” means an Entity employed pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331 or 503(b) of the Bankruptcy Code.

177.“Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Confirmation Date to the extent such fees and expenses have not been previously paid.

178.“Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the total Professional Fee Reserve Amount funded by the Reorganized Debtors on the Effective Date.

179.“Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.B.3 of this Plan.

180.“Proof of Claim” means a proof of Claim or Interest Filed in the Chapter 11 Cases.

181.“Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

182.“Registration Rights Agreement” means the agreement providing registration rights to the Consenting Senior Noteholders, their Affiliates, and any other holders of 10% or more of the New Common Shares, in each case, with respect to the New Common Shares, in form and substance reasonably acceptable to the Required Consenting Senior Noteholders.

183.“Reinstated” or “Reinstatement” means, with respect to Claims or Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

184.“Related Party” means, each of, and in each case in its capacity as such, current and former directors, managers, officers (with the exception of the Buyback Investigation Party), investment committee members, special or other committee members, members of any Governing Body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

185.“Released Party” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Senior Noteholders; (d) the Ad Hoc Noteholder Group and each of its members; (e) each Indenture Trustee; (f) the Backstop Parties; (g) the DIP Agent and the DIP Lenders; (h) the Revolving Credit Agreement Agent and the Revolving Credit Agreement Lenders; (i) the Exit Facility Agent and the Exit Facility Lenders; (j) the Creditors’ Committee; (k) any Releasing Party; and (l) with respect to each of the foregoing Persons in clauses (a) through (k), such Person’s Related Parties; provided, however, that any Holder of a Claim or Interest that opts out of the releases in the Plan shall not be a Released Party.

186.“Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the holders of all Claims or Interests who vote, or are deemed, to accept the Plan; (b) the holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan; (c) the holders of all Claims or Interests who vote, or are deemed, to reject the Plan but do not opt out of granting the releases set forth therein; (d) the holders of all Claims and Interests who were given notice of the opportunity to opt out of granting the releases set forth therein but did not opt out; (e) all other holders of Claims and Interests to the maximum extent permitted by law; (f) the Midstream Parties; (g) the Elevation Parties; (h) upon entry of the order approving the commercial settlement term sheet by and among the Debtors and the PRM Parties, the PRM Parties; (i) the Released Parties; and (j) with respect to each of the foregoing Persons in clauses (a) through (h), such Person’s Related Parties.

187.“Reorganized Debtors” means the Debtors, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized XOG.

188.“Reorganized XOG” means either: (a) XOG, as reorganized pursuant to and under the Plan, or any successor or assign thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Effective Date, or (b) a new corporation or limited liability company that may be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors in the Chapter 11 Cases and issue the New Common Shares to be distributed pursuant to the Plan.

189.“Required Backstop Parties” means, as of the relevant date, the Backstop Parties then holding greater than sixty-six and sixty-seven-hundredth percent (66.67%) of the aggregate Backstop Caps that are held by all Backstop Caps as of such date.

190.“Required Consenting Senior Noteholders” means, as of the relevant date, the Consenting Senior Noteholders then holding greater than fifty and one-hundredth percent (50.01%) of the aggregate outstanding principal amount of Senior Notes Claims that are held by all Consenting Senior Noteholders subject to the Restructuring Support Agreement as of such date.

191.“Restructuring” means the restructuring of the Debtors pursuant to the terms of the Plan and the Restructuring Support Agreement.

192.“Restructuring Support Agreement” means that certain Restructuring Support Agreement, made and entered into as of June 15, 2020, including all exhibits thereto (including the Restructuring Term Sheet), by and among the Debtors and the Consenting Senior Noteholders party thereto from time to time, as such may be amended from time to time in accordance with its terms.

193.“Restructuring Term Sheet” means that certain term sheet attached as Exhibit B to the Restructuring Support Agreement.

194.“Restructuring Transactions” means those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Debtors reasonably determine to be necessary to implement the Restructuring, as described in more detail in Article IV.B herein.

195.“Retained Causes of Action List” means a list of all retained Claims and Causes of Action of the Debtors, identified in the Plan Supplement.

196.“Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 16, 2017, as amended, restated, modified, or otherwise supplemented from time to time, by and among XOG, as the borrower, the lenders from time to time party thereto, and the Revolving Credit Agreement Agent.

197.“Revolving Credit Agreement Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Revolving Credit Agreement, and any successors and permitted assigns, in such capacity.

198.“Revolving Credit Agreement Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the Revolving Credit Agreement or the Revolving Credit Facility.

199.“Revolving Credit Agreement Lenders” means, collectively, Holders of Revolving Credit Agreement Claims.

200.“Revolving Credit Agreement Lender Fees and Expenses” means the reasonable and documented fees and expenses incurred by the Revolving Credit Agreement Representatives, whether prepetition or postpetition, pursuant to the terms of their respective engagement letters related to the Restructuring Transactions, and not previously paid by, or on behalf of, the Debtors, which, for the avoidance of doubt, include (i) the reasonable and documented fees and expenses of Bracewell LLP and (ii) the reasonable and documented fees and expenses of FTI Consulting. All of the aforementioned fees shall be deemed reasonable for all purposes hereunder.

201.“Revolving Credit Agreement Representatives” means Bracewell LLP and FTI Consulting.

202. “Revolving Credit Facility” means that certain prepetition senior secured revolving credit facility provided for under the Credit Agreement.

203.“Revolving Credit Facility Documents” means the Revolving Credit Agreement and all other agreements, documents, instruments, and amendments related thereto, including any guaranty agreements, pledge and collateral agreements, UCC financing statements, or other perfection documents, subordination agreements, fee letters, and any other security agreements.
204.“Rolled Up Obligations” shall have the meaning set forth in the DIP Orders.

205.“Royalty and Working Interests” means the cost-bearing working interests granting the holder thereof the right to exploit oil and gas and associated hydrocarbons, and the non-cost-bearing royalties and mineral interests in the production of hydrocarbons, but, in each case, only to the extent that the applicable interest is considered an interest in real property under applicable law.

206.“Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of the Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Debtors or the Reorganized Debtors, as applicable, pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtors, in consultation with the DIP Lenders, from time to time in accordance with the Plan, and which shall be in form and substance acceptable to the Required Consenting Senior Noteholders.

207.“Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of the Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtors, in consultation with the DIP Lenders, from time to time in accordance with the Plan, and which shall be in form and substance acceptable to the Required Consenting Senior Noteholders.

208.“Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

209.“SEC” means the United States Securities and Exchange Commission.

210.“Section 510(b) Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code.

211.“Secured” means, when referring to a Claim: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable Holder’s interest in the applicable Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

212.“Secured Tax Claim” means any Secured Claim against any of the Debtors that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

213.“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time.

214.“Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn, as amended.

215.“Security” means a security as defined in section 2(a)(1) of the Securities Act.

216.“Senior Notes” means, collectively, the 2024 Senior Notes and the 2026 Senior Notes.

217.“Senior Noteholders” means, collectively, the Holders of Senior Notes Claims.

218.“Senior Noteholder Subscription Rights” means the non-certificated rights to be distributed to each Holder of Senior Notes Claims that will enable each Holder thereof to purchase its Pro Rata share of 97% of New Common Shares in the Backstopped Equity Rights Offering Amount, subject to dilution by the New Common Shares to be issued in connection with the MIP Equity, the Backstop Commitment Premium, and the exercise of the New Warrants, at a 35% discount to Plan Equity Value, pursuant to the terms of the Equity Rights Offering Procedures, the Backstop Commitment Agreement, and the other Equity Rights Offering Documents.

219.“Senior Notes Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the Senior Notes or Senior Notes Indentures.

220.“Senior Notes Indentures” means, collectively, the 2024 Senior Notes Indentures and the 2026 Senior Notes Indentures.

221.“Settlement Shares” means the New Common Shares issued to the Participating AHG Members in an aggregate amount equal to the number of New Common Shares that would otherwise be distributed to the Midstream Parties on account of their Allowed Midstream Claims on the Effective Date in accordance with the Plan, the Midstream Settlement, and the Share Purchase Agreement.

222.“Settlement Shares Purchase Price” shall be $47 million in Cash.

223.“Share Purchase Agreement” means that certain agreement by and among the Debtors, and the Participating AHG Members, which may be in the form of an amendment or addendum to the Backstop Commitment Agreement, pursuant to which the Participating AHG Members shall purchase the Settlement Shares for the Settlement Shares Purchase Price.

224.“Stand‑Alone Restructuring” means the transactions and reorganization contemplated by, and pursuant to, this Plan in accordance with Article IV.F of this Plan and the Restructuring Support Agreement, which shall occur on the Effective Date.

225.“Subscription Rights” means the Backstopped Subscription Rights and the GUC Subscription Rights.

226.“Trade Claim” means any Claim held by an ordinary course trade vendor of the Debtors against any of the Debtors on account of ordinary course goods and/or services provided to any of the Debtors and that is otherwise eligible to assert a lien on account of such goods and/or services under applicable state law. For the avoidance of doubt, Trade Claims shall not include any Claim arising from or based upon rejection of any Executory Contract or Unexpired Lease, nor any Claim that is not Secured resulting from litigation against one or more of the Debtors.

227.“Tranche A Warrants” means warrants to purchase up to 10% of the New Common Shares (subject to dilution only by the New Common Shares issued in connection with the MIP Equity and the New Common Shares issued in connection with the Backstop Commitment Premium), exercisable on a non‑cash basis for a four-year period after the Effective Date, struck at an equity value implying 110% recovery to Holders of Senior Notes Claims on the face value of their Senior Notes Claims, inclusive of non-default interest under the Senior Notes through the Effective Date, calculated as though the Senior Notes remained outstanding through the Effective Date and all accrued and unpaid interest had been added to the outstanding principal amount of the Senior Notes daily, and otherwise on the terms and conditions set forth in the Tranche A Warrants Agreement.

228.“Tranche A Warrants Agreement” means the definitive agreement governing the terms of the Tranche A Warrants, in form and substance reasonably acceptable to the Required Consenting Senior Noteholders.

229.“Tranche B Warrants” means warrants to purchase up to 5% of the New Common Shares (subject to dilution only by the New Common Shares issued in connection with the MIP Equity and the New Common Shares issued in connection with the Backstop Commitment Premium), exercisable on a non‑cash basis for a five-year period after the Effective Date, struck at an equity value implying 125% recovery to Holders of Senior Notes Claims on the face value of their Senior Notes Claims, inclusive of non-default interest under the Senior Notes through the Effective Date, calculated as though the Senior Notes remained outstanding through the Effective Date and all accrued and unpaid interest had been added to the outstanding principal amount of the Senior Notes daily, and otherwise on the terms and conditions set forth in the Tranche B Warrants Agreement.

230.“Tranche B Warrants Agreement” means the definitive agreement governing the terms of the Tranche B Warrants, in form and substance reasonably acceptable to the Required Consenting Senior Noteholders.

231. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

232.“Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

233.“Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that are unimpaired within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in Cash.

234.“Voting Deadline” means the date that is twenty-eight (28) days after Solicitation Launch (as defined in the Disclosure Statement), but in no event later than December 11, 2020 (prevailing Eastern Time).

235. “XOG” means Extraction Oil & Gas, Inc., a Delaware corporation.

B.     Rules of Interpretation

For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (11) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (13) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; and (14) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation; (15) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan, all without further notice to, or action, order, or approval of, the Bankruptcy Court or any other Entity; and (16) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.     Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.     Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the jurisdiction of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.     Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.     Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, the terms of the relevant provision in the Plan shall control (unless stated otherwise in such document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

G.     Nonconsolidated Plan

Although for purposes of administrative convenience and efficiency the Plan has been filed as a joint plan for each of the Debtors and presents together Classes of Claims against, and Interests in, the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

H.     Consent Rights of Required Consenting Senior Noteholders, Majority Lenders, and Backstop Parties

Any and all consent rights of the Required Consenting Senior Noteholders and the Required Backstop Parties (or the relevant Backstop Party) set forth in the Restructuring Support Agreement (including the Restructuring Term Sheet) and the Backstop Commitment Agreement with respect to the form and substance of this Plan, the Plan Supplement, and any other Definitive Documents are fully enforceable as if stated in full herein until such time as the Restructuring Support Agreement or the Backstop Commitment Agreement, as applicable, is terminated in accordance with its terms. Failure to reference in this Plan the rights referred to in the immediately preceding sentence as such rights relate to any document referenced in the Restructuring Support Agreement shall not impair such rights and obligations.

In case of a conflict between the consent rights of the Required Consenting Senior Noteholders or the Required Backstop Parties (or the relevant Backstop Party) set forth in the Restructuring Support Agreement (including the Restructuring Term Sheet) or the Backstop Commitment Agreement, as applicable, with the consent rights of the Required Consenting Senior Noteholders or the Required Backstop Parties (or the relevant Backstop Party) set forth in the Plan, the consent rights in the Restructuring Support Agreement and the Backstop Commitment Agreement shall control.

Notwithstanding anything provided in this Article I.H to the contrary, any and all consent rights of the Majority Lenders set forth in the Plan are hereby reserved and preserved in their entirety.

ARTICLE II.
ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND DIP CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.     Administrative Claims

Except as otherwise provided in this Article II.A and except with respect to Administrative Claims that are Professional Fee Claims, DIP Claims or subject to 11 U.S.C. § 503(b)(1)(D), unless previously Filed, requests for payment of Allowed Administrative Claims (other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party by the Claims Objection Bar Date. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order of the Bankruptcy Court. For the avoidance of doubt, Holders of Claims on account of the Consenting Senior Noteholder Fees and Expenses, Revolving Credit Agreement Lender Fees and Expenses, Backstop Commitment Premium (if the Backstop Commitment Premium is paid in cash), and Exit Facility Agent/Lender Fees and Expenses shall not be required to File or serve any request for payment of such fees and expenses.

Except with respect to Administrative Claims that are Professional Fee Claims or DIP Claims, and except to the extent that an Administrative Claim or Priority Tax Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall receive an amount of Cash equal to the amount of the unpaid or unsatisfied portion of such Allowed Administrative Claim in accordance with the following: (1) if such Administrative Claim is Allowed on or prior to the Effective Date, no later than thirty (30) days after the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of Consenting Senior Noteholder Fees and Expenses, the Revolving Credit Agreement Lender Fees and Expense, and the Exit Facility Agent/Lender Fees and Expenses shall constitute Allowed Administrative Claims and shall be paid on a current basis in full in Cash on the Effective Date, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the Consenting Senior Noteholders, the Ad Hoc Noteholder Group, the Ad Hoc Noteholder Group Representatives, the Revolving Credit Agreement Lenders, or Revolving Credit Agreement Representatives to file applications, a Proof of Claim or otherwise seek approval of the Bankruptcy Court as a condition to the payment of such Allowed Administrative Claims. Notwithstanding anything to the contrary contained herein, if the Backstop Commitment Premium is paid in cash, the Claims on account of Backstop Commitment Premium shall constitute Allowed Administrative Claims and shall be paid on the Effective Date pursuant to the terms of the Backstop Order and the Backstop Commitment Agreement without further order of the Bankruptcy Court.

B.     Professional Compensation

1.    Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than forty-five (45) days after the Effective Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior orders of the Bankruptcy Court, including the Interim Compensation Order, and once approved by the Bankruptcy Court, shall be promptly paid from the Professional Fee Escrow Account up to the full Allowed amount. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, and the Reorganized Debtors shall pay the full unpaid amount of such Allowed Administrative Claim in Cash.

2.    Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all Allowed amounts owing to the Professionals have been paid in full, any amount remaining in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, the remaining unpaid Allowed Professional Fee Claims will be paid by the Reorganized Debtors.

3.    Professional Fee Reserve Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims, and shall deliver such estimate to the Debtors no later than five (5) days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.    Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to, or action, order, or approval of, the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Professionals. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to, or action, order, or approval of, the Bankruptcy Court.

5.    Payment of Indenture Trustee Fees

On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all Indenture Trustee Fees that are required to be paid under the Senior Notes Indentures, without the need for the Indenture Trustee to file a fee application with the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtors shall pay in Cash all Indenture Trustee Fees, including, without limitation, all Indenture Trustee Fees incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Senior Notes Indentures.

Nothing in this Article II.B shall in any way affect or diminish the right of the Trustee to exercise any charging lien against distributions to Senior Noteholders with respect to any unpaid Trustee Fees, as applicable.

C.     DIP Claims

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, on the Effective Date, each such Holder of an Allowed DIP Claim shall receive (a) indefeasible payment in full in Cash of such Holder’s Allowed DIP Claim or (b) such other consideration as the DIP Lenders agree in their sole discretion. Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of this Plan, or other such treatment as contemplated by this Article II.C of the Plan, all guarantees provided and all Liens and security interests granted, in each case, to secure such obligations shall be automatically released, terminated, and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Notwithstanding anything to the contrary herein or in the Confirmation Order, the Debtors’ contingent or unliquidated obligations under the DIP Credit Agreement, to the extent not satisfied as provided in this Article II.C, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or Confirmation Order.

D.     Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtors against which such Allowed Priority Tax Claim is asserted agree to a less favorable treatment for such Holder, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

E.     Statutory Fees

All fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date shall be paid by the Debtors. On and after the Effective Date, to the extent applicable, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Reorganized Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of the applicable Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.     Summary of Classification

Claims and Interests, except for DIP Claims, Administrative Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant to the Plan and in accordance with section 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. Except as otherwise provided in this Plan, a Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.

1.    Class Identification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Deemed to Accept
2	Other Priority Claims	Unimpaired	Deemed to Accept
3	Revolving Credit Agreement Claims	Impaired	Entitled to Vote
4	Senior Notes Claims	Impaired	Entitled to Vote
5	Trade Claims	Unimpaired	Deemed to Accept
6	General Unsecured Claims	Impaired	Entitled to Vote
7	Existing Preferred Interests	Impaired	Entitled to Vote
8	Existing Common Interests	Impaired	Entitled to Vote
9	Other Equity Interests	Impaired	Deemed to Reject
10	Intercompany Claims	Unimpaired / Impaired	Deemed to Accept / Deemed to Reject
11	Intercompany Interests	Unimpaired / Impaired	Deemed to Accept / Deemed to Reject
12	Section 510(b) Claims	Impaired	Deemed to Reject

B.     Treatment of Claims and Interests

Subject to Article VI hereof, each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors and the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the later of the Effective Date and the date such holder’s Claim or Interest becomes an Allowed Claim or Allowed Interest or as soon as reasonably practicable thereafter.

1.    Class 1 – Other Secured Claims

a.Classification: Class 1 consists of all Other Secured Claims against any Debtor.

b.Treatment: Each Holder of an Allowed Other Secured Claim will receive in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed Other Secured Claim, at the Debtors’ election (subject to the reasonable consent of the Required Consenting Senior Noteholders and the Majority Lenders) either:

i.payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter;

ii.Reinstatement of such Allowed Other Secured Claim; or

iii.other treatment rendering such Allowed Other Secured Claim Unimpaired.

c.Voting: Class 1 is Unimpaired. Holders of Allowed Other Secured Claims are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

2.    Class 2 – Other Priority Claims

a.Classification: Class 2 consists of all Other Priority Claims.

b.Treatment: Each Holder of an Allowed Other Priority Claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed Other Priority Claim, at the Debtors’ election (subject to the reasonable consent of the Required Consenting Senior Noteholders and the Majority Lenders), either:

i.payment in full in Cash, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter; or

ii.such other treatment rendering such Allowed Other Priority Claim Unimpaired.

c.Voting: Class 2 is Unimpaired. Holders of Allowed Other Priority Claims are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

3.    Class 3 – Revolving Credit Agreement Claims

a.Allowance: The Class 3 Revolving Credit Agreement Claims shall be Allowed in the amount of the Prepetition Secured Claims, net of the Rolled Up Obligations.

b.Classification: Class 3 consists of all Revolving Credit Agreement Claims.

c.Treatment: Except to the extent that a Holder of an Allowed Revolving Credit Agreement Claim and the Debtors against which such Allowed Revolving Credit Agreement Claim is asserted agree to a less favorable treatment for such Holder, in full and final satisfaction, settlement, compromise, release, and discharge of and in exchange for each Allowed Revolving Credit Agreement Claim, each Holder of such Allowed Revolving Credit Agreement Claim shall receive, either:

i.if such Holder elects to participate in the Exit RBL Facility, on a pro rata basis, determined on a ratable basis with respect to its percentage of the Obligations (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement, such Holder of an Allowed Revolving Credit Agreement Claim shall become an Exit RBL Facility Lender in accordance with the terms of the Exit RBL Facility Documents; or

ii.if such Holder does not elect to participate in the Exit RBL Facility as provided above (including by not making any election with respect to the Exit RBL Facility on the ballot), its Pro Rata Share of the Exit Term Loans.

1.Voting: Class 3 is Impaired under the Plan. Holders of Allowed Revolving Credit Agreement Claims are entitled to vote to accept or reject the Plan.

4.    Class 4 – Senior Notes Claims

a.Classification: Class 4 consists of all Senior Notes Claims.

b.Allowance: The Senior Notes Claims shall be deemed Allowed in the amount of $1,131,866,192 (consisting of $417,126,389 in 2024 Senior Notes Claims and $714,739,803 in 2026 Senior Notes Claims).

c.Treatment: Each Holder of an Allowed Senior Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed Senior Notes Claim, its Pro Rata share of (A) the Claims Equity Allocation and (B) the Senior Noteholder Subscription Rights.

d.Voting: Class 4 is Impaired under the Plan. Holders of Allowed Senior Notes Claims are entitled to vote to accept or reject the Plan.

5.    Class 5 – Trade Claims

a.Classification: Class 5 consists of all Trade Claims.

b.Treatment: Each Holder of an Allowed Trade Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed Trade Claim payment in full of such Allowed Trade Claim on the Effective Date or otherwise in the ordinary course of the Debtors’ business.

c.Voting: Class 5 is Unimpaired. Holders of Allowed Trade Claims in Class 5 are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

6.    Class 6 – General Unsecured Claims

a.Classification: Class 6 consists of all General Unsecured Claims.

b.Treatment: Each Holder of an Allowed General Unsecured Claim will receive in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Claim, its Pro Rata share of:

i. the Claims Equity Allocation; and
ii. the GUC Subscription Rights, subject to Article IV.F.4 herein;

provided that each GUC Cash Out Holder will receive, in lieu of the GUC Subscription Rights, Cash in an amount equal to 65% of the value of such Holder’s GUC Subscription Rights, or such higher amount as agreed upon by the Debtors, the Required Consenting Senior Noteholders, the Required Backstop Parties, and the Creditors’ Committee, each in their sole discretion and as set forth in the Plan Supplement; provided, further, that each Midstream Party that executes a Midstream Settlement Transaction Term Sheet shall waive its right to distributions under this Article III.B.6.b, including for the avoidance of doubt, any right to participate in the GUC Equity Rights Offering or the GUC Cash Out Election.

c. Voting: Class 6 is Impaired. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

7.    Class 7 – Existing Preferred Interests

a.Classification: Class 7 consists of all Existing Preferred Interests.

b.Treatment: Each Existing Preferred Interest shall be canceled, released, and extinguished, and will be of no further force or effect. Each Holder of an Allowed Existing Preferred Interest shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Existing Preferred Interest, its Pro Rata share of (A) 50% of the Existing Interests Equity Allocation, (B) the Existing Preferred Interest Subscription Rights, (C) 50% of the Tranche A Warrants, and (D) 50% of the Tranche B Warrants; provided that if any of the Class 3, 4, 6, or 8 votes to reject the Plan, Holders of Allowed Existing Preferred Interests shall receive no distribution and any Existing Preferred Interest Subscription Right shall be canceled.

c.Voting: Class 7 is Impaired. Holders of Existing Preferred Interests are entitled to vote to accept or reject the Plan.

8.    Class 8 – Existing Common Interests

a.Classification: Class 8 consists of all Existing Common Interests.

b.Treatment: Each Existing Common Interest shall be canceled, released, and extinguished, and will be of no further force or effect. Each Holder of an Allowed Existing Common Interest shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Existing Common Interest, its Pro Rata share of (A) 50% of the Existing Interests Equity Allocation, (B) the Existing Common Interest Subscription Rights, (C) 50% of the Tranche A Warrants, and (D) 50% of the Tranche B Warrants; provided that if any of the Class 3, 4, 6, or 7 votes to reject the Plan, Holders of Allowed Existing Common Interests shall receive no distribution and any Existing Common Interest Subscription Right shall be canceled.

c.Voting: Class 8 is Impaired. Holders of Existing Common Interests are entitled to vote to accept or reject the Plan.

9.    Class 9 – Other Equity Interests

a.Classification: Class 9 consists of all Other Equity Interests.

b.Treatment: On the Effective Date, all Other Equity Interests will be cancelled, released, and extinguished and will be of no further force and effect, and Holders of Other Equity Interests will not receive any distribution on account thereof.

c.Voting: Class 9 is Impaired. Holders of Other Equity Interests in Class 11 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

10.    Class 10 – Intercompany Claims

a.Classification: Class 10 consists of all Intercompany Claims.

b.Treatment: On the Effective Date, each Allowed Intercompany Claim, unless otherwise provided for under the Plan, shall be adjusted, Reinstated, modified or cancelled at the Debtors’ election, subject to the reasonable consent of the Required Consenting Senior Noteholders and the Majority Lenders.

c.Voting: Class 10 is either Unimpaired, and the Holders of Allowed Intercompany Claims are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and the Holders of Allowed Intercompany Claims are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.
11.    Class 11 – Intercompany Interests

a.Classification: Class 11 consists of all Intercompany Interests.

b.Treatment: On the Effective Date, each Allowed Intercompany Interest shall, at the option of the Debtors, unless otherwise provided for under the Plan, and subject to the reasonable consent of the Required Consenting Senior Noteholders and the Majority Lenders, be (A) Reinstated or modified or recharacterized as Intercompany Claims or (B) canceled or otherwise eliminated without any distribution on account of such interests.

c.Voting: Class 11 is either Unimpaired, and the Holders of Allowed Intercompany Interests are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and the Holders of Allowed Intercompany Interests are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan

12.    Class 12 – Section 510(b) Claims

a.Classification: Class 12 consists of all Section 510(b) Claims.

b.Treatment: Section 510(b) Claims will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and each Holder of a Section 510(b) Claim will not receive any distribution on account of such Section 510(b) Claim. The Debtors are not aware of any valid Section 510(b) Claims and believe that no such Section 510(b) Claims exist.

c.Voting: Class 12 is Impaired. Holders of Section 510(b) Claims are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C.     Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.     Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class(es) of Claims and Interests. The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Restructuring Support Agreement, the Bankruptcy Code and the Bankruptcy Rules.

E.     Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.     Voting Classes; Deemed Acceptance by Non-Voting Classes

If a Class of Claims or Interests is eligible to vote and no Holder of Claims or Interests, as applicable, in such Class votes to accept or reject the Plan, the Plan shall be deemed accepted by such Class.

G.     Intercompany Interests

To the extent Reinstated under the Plan, the Intercompany Interests shall be Reinstated for the ultimate benefit of the Holders of Claims and Interests that receive New Common Shares under the Plan, and the Intercompany Interests shall receive no recovery or distribution. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date (subject to any modifications).

H.     Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and their respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.     General Settlement of Claims

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and

Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.

B.     Restructuring Transactions

Before, on, and after the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall take all actions as may be necessary or appropriate to effectuate the Stand‑Alone Restructuring, as applicable, including: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Support Agreement, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement and the New Corporate Governance Documents; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and Restructuring Support Agreement and having other terms for which the applicable parties agree; (c) the execution, delivery and filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law, including any applicable New Corporate Governance Documents; (d) such other transactions that are required to effectuate the Restructuring Transactions; (e) all transactions necessary to provide for the purchase of substantially all of the assets of, or Interests in, any of the Debtors by one or more Entities to be wholly owned by Reorganized XOG, which purchase may be structured as a taxable transaction for United States federal income tax purposes (with the consent of the Required Consenting Senior Noteholders); and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

C.     Midstream Settlement

On the Effective Date, subject to the terms and conditions in the Share Purchase Agreement, the Participating AHG Members shall purchase the Settlement Shares from the Debtors for the Settlement Shares Purchase Price and the Debtors shall cause the Settlement Shares to be issued to the Participating AHG Members in accordance with the terms of the Share Purchase Agreement.

The Debtors shall use the proceeds of the Settlement Shares to fund the applicable Midstream Settlement Payment to each Midstream Party in full and final satisfaction, compromise, settlement, release, and discharge of each Allowed Midstream Claim. Each Midstream Party that executes a Midstream Settlement Transaction Term Sheet shall waive the right to any other distributions under the Plan, including pursuant to Article III.B.6.b herein, on account of the Allowed Midstream Claims and shall waive the right to participate in the GUC Equity Rights Offering or the GUC Cash Out Election on account of such Allowed Midstream Claims. For the avoidance of doubt, any proceeds on account of the Equity Rights Offering or the Exit Facility shall in no way be used to fund the Midstream Settlement Payments.

As part of the Midstream Settlement or as otherwise agreed to between the Debtors and Reorganized Debtors, as applicable, the Participating AHG Members, and subject to each Midstream Party’s receipt of the Midstream Settlement Payment, each Midstream Party shall be deemed to withdraw all pending litigation, appeals, and other proceedings against the Debtors or in connection with such Midstream Party’s General Unsecured Claims (including any Allowed Midstream Claims or otherwise), and such Midstream Parties shall be deemed to be Releasing Parties and Released Parties under the Plan notwithstanding any contrary election in such Midstream Parties’ ballots cast in connection with voting on the Plan. Each Midstream Party shall use commercially reasonable efforts to coordinate with the Debtors or Reorganized Debtors, as applicable, to cause any pending appeals or other litigation subject to the Midstream Settlement to be withdrawn or otherwise dismissed with prejudice.

Entry of the Confirmation Order shall be deemed approval of the Midstream Settlement (including the Share Purchase Agreement, the other transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid in connection therewith) and, to the extent not already approved by the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized to negotiate, execute, and deliver those documents necessary or appropriate to effectuate the Midstream Settlement, without further notice or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors and the Participating AHG Members may deem to be necessary to effectuate the Midstream Settlement.

D.     Cancelation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise specifically provided for in the Plan or the Plan Supplement: (1) the obligations of any Debtor under all certificates, shares, notes, bonds, indentures, purchase rights, or other instruments or documents, directly or indirectly evidencing or creating any indebtedness or obligations of or ownership interest, equity, or portfolio interest in the Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest shall be canceled and deemed surrendered to the Debtors without any need for a Holder to take further action with respect thereto, and the Debtors shall not have any continuing obligations thereunder and Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, certificates, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan or the Confirmation Order; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificates or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indenture, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be fully released, settled, compromised and discharged. Notwithstanding such cancellation, subject to any applicable provisions of Article IV hereof, upon occurrence of the Effective Date, the Senior Notes Indentures shall continue in effect solely to the extent necessary to: (1) permit Senior Noteholders to receive their distributions pursuant to the Plan; (2) permit the Indenture Trustee to make or assist in making, as applicable, distributions pursuant to the Plan as applicable [and deduct therefrom such reasonable compensation, fees and expenses (a) due to the Indenture Trustee, or (b) incurred by the Indenture Trustee in making such distributions]; and (3) permit the Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of this Plan. Except as provided in this Plan (including Article IV hereof), on the Effective Date, the Indenture Trustee and its respective agents, successors and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the Senior Notes Indentures. The commitments and obligations of the Senior Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns under the Senior Notes Indentures shall fully terminate and be of no further force or effect on the Effective Date.

E.     Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, including the issuance, transfer or exchange of any security under the Plan or the granting of security under the Exit Facility shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

F.     The Stand‑Alone Restructuring

The Debtors shall effectuate the Stand‑Alone Restructuring, which shall be governed by the following provisions.

1. Sources of Consideration for Plan of Reorganization Distributions

The Reorganized Debtors will fund distributions under the Plan with Cash on hand on the Effective Date, the revenues and proceeds of all assets of the Debtors, including proceeds from all Causes of Action not settled, released, discharged, enjoined, or exculpated under the Plan or otherwise on or prior to the Effective Date, the Exit Facility, the Equity Rights Offering, the New Common Shares, and the New Warrants.

2. Issuance and Distribution of New Common Shares and New Warrants

On the Effective Date, Reorganized XOG shall issue the New Common Shares and the New Warrants to fund distributions to certain Holders of Allowed Claims and Allowed Interests in accordance with Article III of the Plan. The issuance of New Common Shares under the Plan, including any Equity Rights Offering Shares, any New Common Shares issued pursuant to the Backstop Commitment Premium, any New Common Shares to be issued upon exercise of the New Warrants, as well as any MIP Equity, shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors or the Holders of Claims or Interests, as applicable. All New Common Shares and New Warrants issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. The New Warrants shall not include Black Scholes or similar protections in the event of a sale, merger, or similar transaction prior to exercise.

On the Effective Date, Reorganized XOG and all Holders of New Common Shares then outstanding shall be deemed to be parties to the New Common Shares Documents, substantially in the form contained in the Plan Supplement, without the need for execution by any such Holder. On the Effective Date, the New Common Shares Documents shall be binding on the Reorganized Debtors and all parties receiving, and all Holders of, the New Common Shares.
3. Exit Facility

On the Effective Date, Reorganized XOG shall enter into the Exit Facility, which shall be in an amount sufficient to pay on the Effective Date certain Holders of Claims as set forth in Article III of the Plan, and to provide incremental liquidity.

The Confirmation Order shall be deemed approval of the Exit Facility and the Exit Facility Documents and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the Exit Facility.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (i) shall be deemed to be granted, (ii) shall be legal, binding, and enforceable Liens on, and security interests in, the applicable collateral in accordance with the respective terms of the Exit Facility Documents, (iii) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the respective Exit Facility Documents, and (iv) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law. The Reorganized Debtors and the Entities granting such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order (subject solely to the occurrence of the Effective Date) and any such filings, recordings, approvals, and consents shall not be required unless required by the Exit Facility Documents), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

4. The Equity Rights Offering

The Plan provides that the Equity Rights Offering Amount will be raised through the Equity Rights Offering. The Debtors and Reorganized Debtors, as applicable, will implement the Equity Rights Offering in accordance with the Equity Rights Offering Procedures. The Backstopped Equity Rights Offering Amount is $200 million and shall be fully backstopped by the Backstop Parties pursuant to the terms and conditions in the Backstop Commitment Agreement and the Backstop Order. The GUC Equity Rights Offering Amount is $50 million and is currently not backstopped. The GUC Equity Rights Offering Procedures will not provide for any oversubscription rights unless otherwise agreed upon by the Debtors, the Required Backstop Parties, the Required Consenting Senior Noteholders, the Creditors’ Committee, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, each in their sole discretion.

The Debtors shall distribute the Subscription Rights for the Equity Rights Offering to the Equity Rights Offering Offerees as set forth in the Plan and the Equity Rights Offering Documents. Pursuant to the Backstop Commitment Agreement, the Equity Rights Offering Procedures, the Plan, and the other Equity Rights Offering Documents, the Equity Rights Offering shall be open to all Equity Rights Offering Offerees.
In advance of Confirmation, the Debtors shall file a motion seeking the Court’s determination with respect to the amount of certain General Unsecured Claims, including certain asserted rejection damages as a result of the Court’s November 2, 2020 bench ruling. To the extent the Debtors, in their sole discretion, determine necessary, prior to or simultaneous with the Effective Date, the Court may enter the GUC Estimation Order, which form order shall be reasonably acceptable to the Required Consenting Senior Noteholders, the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein, and the Creditors’ Committee, determining the aggregate amount of Allowed General Unsecured Claims, which amount shall constitute a maximum limitation on such Allowed General Unsecured Claims for all purposes under the Plan, including for purposes of distributions, discharge, and GUC Subscription Rights.

The Backstopped Equity Rights Offering Shares will be solicited simultaneously with solicitation of votes for the Plan. Solicitation of the GUC Equity Rights Offering Shares will commence immediately following entry of the Confirmation Order. Holders of General Unsecured Claims shall have until the GUC Equity Rights Offering Subscription Deadline to exercise the GUC Subscription Rights; provided that no Holder of a General Unsecured Claim shall be permitted to exercise more than it Pro Rata share of the GUC Subscription Rights. The GUC Subscription Rights are not transferable. For the avoidance of doubt, each Midstream Party that executes a Midstream Settlement Transaction Term Sheet and each Participating AHG Member shall not be eligible to participate in the GUC Equity Rights Offering on account of any Allowed Midstream Claim or any of the Midstream Parties’ Allowed General Unsecured Claim.

Upon exercise of the Subscription Rights by the Equity Rights Offering Participants pursuant to the terms of the Backstop Commitment Agreement, the Equity Rights Offering Procedures, the Plan, and the other Equity Rights Offering Documents, the Reorganized Debtors shall be authorized to issue the Equity Rights Offering Shares in accordance with the Plan, the Backstop Commitment Agreement, the Equity Rights Offering Procedures, and the other Equity Rights Offering Documents. If a Holder of a General Unsecured Claim elects to exercise its GUC Subscription Rights on account of a General Unsecured Claim that is subject to a pending appeal or other litigation as of the GUC Subscription Expiration Deadline, such Holder’s election to exercise its GUC Subscription Rights shall constitute a waiver and release of any and all other rights, remedies, or legal entitlements on account of such General Unsecured Claim, including any such rights, remedies, or legal entitlements otherwise resulting from such appeal or litigation.
Subject to the terms, conditions and limitations set forth in the Backstop Commitment Agreement, if, after following the procedures set forth in the Equity Rights Offering Procedures, there remain any Backstopped Equity Rights Offering Shares not subscribed to by Equity Rights Offering Participants, Reorganized Debtors will sell to the Backstop Parties and the Backstop Parties shall purchase, severally and not jointly, an aggregate number of New Common Shares equal to its Backstop Obligation for an amount equal to the Purchase Price (as defined in the Backstop Commitment Agreement), in accordance with, and subject to, the terms and conditions of the Backstop Commitment Agreement and the Equity Rights Offering Procedures.

On the Effective Date, Reorganized XOG, subject to the terms of this Article IV.F.4 and Article VII.C.1 herein, shall issue (a) the Equity Rights Offering Shares pursuant to the Equity Rights Offering and (b) the New Common Shares to the Backstop Parties on account of the Backstop Obligations and the Backstop Commitment Premium pursuant to the terms of the Backstop Commitment Agreement.

On the Effective Date, the rights and obligations of the Debtors under the Backstop Commitment Agreement shall vest in the Reorganized Debtors. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, (a) the Debtors’ obligations under the Backstop Commitment Agreement shall remain unaffected and shall survive following the Effective Date in accordance with the terms thereof, (b) any such obligations shall not be discharged under the Plan, and (c) none of the Reorganized Debtors shall terminate any such obligations.

a.The GUC Cash Out Election

In lieu of receiving its Pro Rata share of GUC Subscription Rights, Holders of Allowed General Unsecured Claims may make the GUC Cash Out Election and receive Cash in an amount equal to their Pro Rata share of $17.5 million (which represents 65% of the total value of the GUC Subscription Rights as set forth in the Disclosure Statement), or such higher amount as agreed upon by the Debtors, the Required Consenting Senior Noteholders, the Required Backstop Parties, and the Creditors’ Committee in full and final satisfaction of such Allowed General Unsecured Claims. Holders of General Unsecured Claims that make the GUC Cash Out Election are still eligible to receive their Pro Rata share of the Claims Equity Allocation pursuant to Article III.B.6 hereof based on the Allowed amount of such Holders’ General Unsecured Claims. For the avoidance of doubt, each Midstream Party that executed a Midstream Settlement Transaction Term Sheet and each Participating AHG Member shall not be eligible to make the GUC Cash Out Election on account of any Allowed Midstream Claim or any of the Midstream Parties’ Allowed General Unsecured Claim.

5. Corporate Existence

Except as otherwise provided in the Plan, the New Corporate Governance Documents, the New Common Shares Agreement, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

6. Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or in any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, pursuant to section 1141 of the Bankruptcy Code, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by each of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances other than the Liens of the Exit Facility and such other Liens or other encumbrances as may be permitted thereby. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Notwithstanding the above, the Buyback Claims related to the Buyback Investigation Party do not revest with the Reorganized Debtors; rather, such Buyback Claims will be assigned on the Effective Date to an assignee of the debtors in possession (the “Litigation Agent”) in the sole discretion of the Debtors and debtors in possession, and, to the extent there is a viable claim, pursued by the Litigation Agent in the name and right of Extraction Oil & Gas, Inc., as a debtor in possession. Pursuit of any Buyback Claim against the Buyback Investigation Party is solely for the benefit of Holders of an Allowed Claim in Classes 4, and 6. Any recovery from the Buyback Investigation Party on account of a Buyback Claim shall be segregated from general corporate funds of the Reorganized Debtors and held for the benefit of Holders of an Allowed Claim in Classes 4, and 6. Notwithstanding the foregoing, to the extent the Reorganized Debtors or Litigation Agent incur expenses and costs in connection with the prosecution of a Buyback Claim, such costs and expenses shall be reimbursed first before any other distribution of the proceeds. After payment of such expenses and costs, as well as any tax amounts associated with recovery on the Buyback Claims, the net remaining proceeds shall be distributed by the Litigation Agent, Pro Rata, in proportion to the distributable value (i.e., Claims Equity Allocation) under this Plan allocated to each Holder of an Allowed Claim in Classes 4, and 6 capped at the Allowed amount of the Claim as of the Petition Date.

The Debtors and debtors in possession reserve the right to establish on or before the Effective Date a “liquidating trust” pursuant to Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, including section 301.7701-4, with no objective to continue or engage in the conduct of a trade or another business, except to the extent necessary to, and consistent with, the liquidating purpose of the trust, which shall be a “grantor trust” for U.S. federal income tax purposes. The liquidating trust shall be established by the Debtors and debtors in possession by entering into a trust agreement, assigning the Buyback Claims to such trust, and appointing a trustee, all in the sole discretion of the Debtors and debtors in possession. In such case, the beneficiaries of the trust will be treated as the grantors and owners thereof. The trust will act in lieu of the Litigation Agent and each Holder of an Allowed Claim in Classes 4 and 6 shall be a beneficiary of the liquidating trust. Notwithstanding the foregoing, if a determination is made by the Debtors prior to the Effective Date that no viable claim exists in connection with the Buyback Investigation Party, there will be no assignment of the Buyback Claims or establishment of the liquidating trust.

7. Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the implementation of the Restructuring Transactions; (2) the adoption, execution, and filing of the New Corporate Governance Documents; (3) the selection of the directors, managers and officers for the Reorganized Debtors; (4) the execution and delivery of the Exit Facility and the incurrence of credit thereunder; (5) the adoption of the Management Incentive Plan by the New Board; (6) the issuance and distribution of the New Common Shares and the New Warrants and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (7) the formation of any Entities pursuant to the Restructuring Transactions; and (8) all other actions contemplated under or necessary to implement the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors, or the other Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, or the Reorganized Debtors. On or before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit Facility, the New Common Shares, the New Warrants and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.F shall be effective notwithstanding any requirements under non‑bankruptcy law.

8. New Corporate Governance Documents

On the Effective Date, each of the Reorganized Debtors will file its New Corporate Governance Documents with the applicable Secretaries of State and/or other applicable authorities in its respective jurisdiction of incorporation or formation in accordance with the applicable laws of the respective jurisdiction of incorporation or formation. The New Corporate Governance Documents shall be consistent with section 1123(a)(6) of the Bankruptcy Code. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Corporate Governance Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Corporate Governance Documents and other constituent documents as permitted by the laws of their respective states of incorporation and their respective New Corporate Governance Documents.
9. Directors and Officers of the Reorganized Debtors

As of the Effective Date, the terms of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Board, as well as the officers of each of the Reorganized Debtors shall be appointed in accordance with the New Corporate Governance Documents and other constituent documents of each Reorganized Debtor. Members of the New Board shall consist of (a) the chief executive officer of the Reorganized Debtors and (b) the other directors selected by the Required Consenting Senior Noteholders, whose identities shall be disclosed in the Plan Supplement.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will, to the extent reasonably practicable, disclose in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board, as well as those Persons that will serve as officers of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed. Provisions regarding the removal, appointment, and replacement of members of the New Board will be disclosed in the New Corporate Governance Documents; provided that at least one member of the New Board shall be an independent director.

10. Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, their officers, and the members of the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including both the Exit RBL Credit Agreement and the Exit Term Credit Agreement, and the Securities issued pursuant to the Plan, including the New Common Shares and the New Warrants, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents.

11. Treatment of Royalty and Working Interests.

Notwithstanding any other provision in the Plan, on and after the Effective Date, all Royalty and Working Interests shall be preserved and remain in full force and effect in accordance with the terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, and no Royalty and Working Interests shall be compromised or discharged by the Plan; provided that the forgoing shall not apply to any granting instrument or other governing document giving rise to a Royalty and Working Interest that is an Executory Contract or Unexpired Lease that has been rejected in accordance with the Plan. As to certain disputed Royalty and Working Interests, until a court, arbiter, or other tribunal determines that the holder of a Royalty and Working Interest is entitled to payment, such Royalty and Working Interest shall be treated as a Disputed Claim, and the Debtors shall reserve the amount in dispute in the Disputed Claim Reserve. To the extent a court, arbiter, or other tribunal determines that the holder of the Royalty and Working Interest is entitled to recovery, such amount shall not be deemed property of the Estates.

12. Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action (including all Avoidance Actions), whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled under the Plan or pursuant to a Bankruptcy Court order, the Debtors or Reorganized Debtors, as applicable, expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided herein, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to, or action, order, or approval of, the Bankruptcy Court.

13. Management Incentive Plan

The New Board shall be authorized to adopt and implement the Management Incentive Plan, which shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders and set forth in the Plan Supplement.

14. Employee Obligations

On the Effective Date, notwithstanding anything to the contrary in this Plan, the Debtors shall be deemed to have assumed each of the written contracts, agreements, policies, programs and plans for compensation, bonuses, reimbursement, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs, and plans for bonuses and other incentives or compensation for the Debtors’ current and former employees, directors, officers, and managers, including executive compensation programs and existing compensation arrangements for the employees of the Debtors (but excluding any severance agreements with any of Debtors’ former employees) (collectively, the “Employment Agreements”) only if such Employment Agreements are in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Required Backstop Parties.

15. Registration Rights

The Debtors and the Reorganized Debtors, as applicable, will use best efforts to promptly make the New Common Shares eligible for deposit with the DTC and posted on Bloomberg. To the extent the Reorganized XOG has not yet become an SEC registered reporting entity, any New Common Shares issued under the Plan will entitle the beneficial owner of such securities to certain information rights, including the following: (1) quarterly unaudited financials (with MD&A); (2) annual audited financials (with MD&A); (3) quarterly management calls with Q&A; (4) prompt reporting of material acquisitions, dispositions, restructurings, mergers, issuances of debt or similar transactions; (5) all other material publicly available reports; and (6) sufficient financial information about the Reorganized Debtors shall be provided to market makers to allow the New Common Shares to be “pink sheets” eligible. For the avoidance of doubt, the foregoing shall not be required with respect to such New Common Shares to the extent that the Reorganized XOG is an SEC registered reporting entity.

Furthermore, on the Effective Date, the Reorganized Debtors, each Consenting Senior Noteholder and any other holders of 10% or more of the New Common Shares will be party to the Registration Rights Agreement.

G.     Closing the Chapter 11 Cases

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for the Chapter 11 Case of XOG, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in the Chapter 11 Case of XOG.

When all Disputed Claims have become Allowed or Disallowed and all remaining Cash has been distributed in accordance with the Plan, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Case of XOG in accordance with the Bankruptcy Code and the Bankruptcy Rules.

H.     Employee Arrangements

After the Effective Date, the Debtors shall be permitted to make payments to employees pursuant to employment programs then in effect, and to implement additional employee programs and make payments thereunder, without any further notice to or action, order, or approval of the Bankruptcy Court; provided that such payments shall not adversely affect any distributions provided for under this Plan.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A     Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan (including but not limited to Article IV.F.14 of this Plan) or otherwise agreed to by the Debtors and the counterparty to an Executory Contract or Unexpired Lease, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected in the Chapter 11 Cases, shall be deemed assumed by the Reorganized Debtors, effective as of the Effective Date, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code and regardless of whether such Executory Contract or Unexpired Lease is set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, other than: (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.4 Except as otherwise provided in the Plan, the Debtors shall assume, assume and assign, or reject, as the case may be, Executory Contracts and Unexpired Leases set forth in the applicable Schedules in the Plan Supplement; provided that notwithstanding anything to the contrary herein, no Executory Contract or Unexpired Lease shall be assumed, assumed and assigned, or rejection without the reasonable consent of the Required Consenting Senior Noteholders; provided, further, that the Debtors shall consult with the DIP Agent regarding the assumption, assumption and assignment, or rejection (or related settlement) of any Executory Contract or Unexpired Lease. Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order. Unless otherwise indicated or agreed by the Debtors and the applicable contract counterparties, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law or as otherwise agreed by the Debtors and the applicable counterparty to the Executory Contract or Unexpired Lease.

4 Treatment of executive compensation and severance agreements subject to ongoing negotiations with the Ad Hoc Noteholder Group.

Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims and any settlement of such claims is subject to the reasonable consent of the Required Consenting Senior Noteholders, which consent shall not be unreasonably withheld. The Debtors shall consult with the DIP Agent prior to entering into any settlements with respect to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease.

B.     Claims Based on Rejection of Executory Contracts or Unexpired Leases

Proofs of Claims with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court within the latest to occur of: (1) 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; (2) 30 days after the Debtors provide notice of surrender of possession to a landlord of a rejected lease where surrender occurs after entry of an order approving such rejection; and (3) 30 days after notice of any rejection that occurs after the Effective Date. Any Holders of Claims arising from the rejection of an Executory Contract or Unexpired Lease for which Proofs of Claims were not timely Filed shall not (1) be treated as a creditor with respect to such Claim, (2) be permitted to vote to accept or reject the Plan on account of any Claim arising from such rejection, or (3) participate in any distribution in the Chapter 11 Cases on account of such Claim, and any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Debtors’ Estates, the Reorganized Debtors, or the property for any of the foregoing without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, or action, order, or approval of, the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.6 of the Plan.

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be served with a notice of rejection of Executory Contracts and Unexpired Leases substantially in the form approved by the Bankruptcy Court, pursuant to the Disclosure Statement Order, as soon as reasonably practicable following entry of the Disclosure Statement Order.

C.    Cure of Defaults for Assumed, or Assumed and Assigned, Executory Contracts and Unexpired Leases

Any monetary defaults under an Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim, as reflected on the Cure Notice or as otherwise agreed or determined by a Final Order of the Bankruptcy Court, in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitations described below, or on such other terms as the parties to such Executory Contract or Unexpired Leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any Cure Claim; (2) the ability of the Reorganized Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (with the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or assumed and assigned; or (3) any other matter pertaining to assumption or the assumption and assignment, the Cure Claims shall be made following the entry of a Final Order resolving the dispute and approving the assumption or the assumption and assignment. Notwithstanding the foregoing, nothing herein shall prevent the Reorganized Debtors from settling any Cure Claim without further notice to or action, order, or approval of the Bankruptcy Court, subject to the reasonable consent of the Required Consenting Senior Noteholders, which consent shall not be unreasonably withheld. The Debtors shall consult with the DIP Agent prior to entering into any settlements with respect to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease.

Unless otherwise provided by an order of the Bankruptcy Court, at least seven calendar days before the Voting Deadline, the Debtors shall distribute, or cause to be distributed, Cure Notices to the applicable third parties. Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure Claim must be Filed by the Cure/Assumption Objection Deadline. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Notice will be deemed to have assented to such assumption or assumption and assignment, and Cure Claim. To the extent that the Debtors seek to assume and assign an Executory Contract or Unexpired Lease pursuant to the Plan, the Debtors will identify the assignee in the applicable Cure Notice and/or

Schedule and provide “adequate assurance of future performance” for such assignee (within the meaning of section 365 of the Bankruptcy Code) under the applicable Executory Contract or Unexpired Lease to be assumed and assigned.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and the payment of the Cure Claim, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy‑related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume or assume and assign such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to, or action, order, or approval of, the Bankruptcy Court.

D.    Indemnification Obligations

Any and all obligations of the Debtors in place as of the Effective Date (whether in the corporate charters, by‑laws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) to indemnify current and former directors, officers, managers, members, agents, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors with respect to all present and future actions, suits, and proceedings against the Company or such directors, officers, managers, members, agents, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors based upon any act or omission for or on behalf of the Company (the “Indemnification Obligations”) shall be treated as executory contracts to be assumed under this Plan (to the extent applicable) and remain in full force and effect after the Effective Date, and shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose and will continue as obligations of the Reorganized Debtors; ; provided that the preceding assumption of Indemnification Obligations shall not apply to any Indemnification Obligations of the Debtors associated with the Buyback Investigation Party, which shall be rejected and not assumed under this Plan. All Indemnification Obligations of the Debtors arising under or pursuant to the Revolving Credit Agreement or the DIP Agreement shall be assumed and remain in full force and effect after the Effective Date, and shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose. Any Claim based on the Debtors’ obligations thereunder will be an Allowed Claim.

E.    Director and Officer Liability Insurance

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Debtors shall be deemed to have assumed all D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date, pursuant to section 365(a) of the Bankruptcy Code, and coverage for defense and indemnity under any of the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in any of the D&O Liability Insurance Policies. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed.

F.    Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.    Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases or the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder.
H.    Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting any Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.    Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest (or such Holder’s Affiliate) shall receive the full amount of the distributions that the Plan provides for the Allowed Claims and Allowed Interests in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.    Disbursing Agent

Distributions under the Plan shall be made by the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

C.    Rights and Powers of Disbursing Agent

1. Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities (as applicable); and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

Notwithstanding any provision in the Plan to the contrary, distributions to Senior Noteholders may be made to or at the direction of the Indenture Trustee, which may act as Disbursing Agent (or direct the Disbursing Agent) for distributions to the Senior Noteholders in accordance with the Plan and the applicable Senior Notes Indenture. As applicable, the Indenture Trustee may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with the respective Holders of such Claims to the extent consistent with the customary practices of DTC. Notwithstanding anything to the contrary herein, such distributions shall be subject in all respects to any rights of the Indenture Trustee to assert a charging lien against such distributions. All distributions to be made to Senior Noteholders through DTC shall be made eligible for distributions through the facilities of DTC and, for the avoidance of doubt, under no circumstances will the Indenture Trustee be responsible for making or required to make any distribution under the Plan to Senior Noteholders if such distribution is not eligible to be distributed through the facilities of DTC.

2. Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

D.    Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.

2.Delivery of Distributions

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims or Interests, except as otherwise provided in this Article VI shall be made to Holders of record as of the Distribution Record Date by the Disbursing Agent: (a) to the signatory set forth on any of the Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim; (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors have not received a written notice of a change of address; or (d) to any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Disbursing Agent, or the Reorganized Debtors, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

3.No Fractional Distributions

No fractional shares of New Common Shares shall be distributed, and no Cash shall be distributed in lieu of such fractional shares. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Shares that is not a whole number, the actual distribution of shares of New Common Shares shall be rounded as follows: (a) fractions of one‑half or greater shall be rounded to the next higher whole number and (b) fractions of less than one‑half shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Shares to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

4.Minimum Distributions

Holders of Allowed Claims entitled to distributions of $100 (whether Cash or otherwise) or less shall not receive distributions, and each such Claim shall be discharged pursuant to Article VIII and its Holder is forever barred pursuant to Article VIII from asserting that Claim against the Debtors or the Reorganized Debtors, as applicable, or their property.
5.Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then‑current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the applicable Reorganized Debtor, without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

E.    Manner of Payment

Unless otherwise set forth herein, all distributions of Cash and the New Common Shares, as applicable, to the Holders of Allowed Claims under the Plan shall be made by the Disbursing Agent. At the option of the Disbursing Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.    Registration or Private Placement Exemption

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities pursuant to the Plan, including the New Common Shares (other than the New Common Shares issued on account of the Backstop Obligations or the Settlement Shares) and the New Warrants (together, the “1145 Securities”), shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. federal, state or local securities laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The issuance of the New Common Shares on account of the Backstop Obligations and the Settlement Shares will be made in reliance on the exemption from registration provided by section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder or another available exemption from registration under the Securities Act. The 1145 Securities (i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (a) is not an “affiliate” of Reorganized XOG as defined in Rule 144(a)(1) under the Securities Act, (b) has not been such an “affiliate” within 90 days of such transfer, and (c) is not an entity that is an “underwriter” (as defined in section 1145(b) of the Bankruptcy Code) with respect to such securities. To the extent that Persons who receive the 1145 Securities as contemplated under the Plan are deemed to be underwriters, resales by such Persons would not be exempted from registration under the Securities Act or other applicable law by Section 1145 of the Bankruptcy Code. Persons deemed to be underwriters may, however, be permitted to resell the 1145 Securities received pursuant to the Plan without registration pursuant to the provisions of Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Notwithstanding the foregoing, recipients of the New Common Shares and/or New Warrants are advised to consult with their own legal advisors as to the availability of any exemptions from registration under the Securities Act and any applicable state blue sky law.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Shares through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Shares or under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Shares issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no entity (including DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the New Common Shares issued under the Plan are exempt from registration and/or eligible for DTC book entry delivery, settlement, and depository services.

G.    Tax Issues and Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors and the Disbursing Agent reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

H.    Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

I.    No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim; provided that interest shall accrue on the DIP Claims and the Prepetition Secured Claim in accordance with the terms of the DIP Credit Agreement and the DIP Orders until paid in full in Cash or otherwise satisfied with the consent of the Holders of DIP Claims or the Prepetition Secured Claims, as applicable.

J.    Setoffs and Recoupment

The Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, set off against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Reorganized Debtors, or their successors of any such Claim it may have against the Holder of such Claim.

K.    Claims Paid or Payable by Third Parties

1.Claims Paid by Third Parties

To the extent that the Holder of an Allowed Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor, such Claim shall be Disallowed without an objection having to be Filed and without any further notice to, or action, order, or approval of, the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or Reorganized Debtors on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Debtor or Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to, or action, order, or approval of, the Bankruptcy Court.

3.Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything herein to the contrary, nothing shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

L.    Indefeasible Distributions

Any and all distributions made under the Plan shall be indefeasible and not subject to clawback.

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.    Allowance of Claims

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

B.    Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the sole authority to (1) File and prosecute objections to Claims, (2) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (3) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (4) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. On and after the Effective Date, the Reorganized Debtors will use commercially reasonable efforts to advance the claims resolution process through estimation or otherwise.

C.    Estimation of Claims

Before, on, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, including pursuant to the GUC Estimation Order, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court, including the GUC Estimation Order.

1.GUC Estimation Order

To the extent the Debtors, in their sole discretion, determine necessary, prior to or simultaneous with the Effective Date, the Court may enter the GUC Estimation Order determining the aggregate amount of Allowed General Unsecured Claims, which amount shall constitute a maximum limitation on such Allowed General Unsecured Claims for all purposes under the Plan, including for purposes of distributions, discharge, and participation in the GUC Equity Rights Offering.

D.    Disputed Claims Reserve

On or after the Effective Date, the Reorganized Debtors shall be authorized to establish one or more Disputed Claims Reserves.

After the Effective Date, the Reorganized Debtors may hold any property to be distributed pursuant to the Plan, in the same proportions and amounts as provided for in the Plan, in the Disputed Claims Reserve in trust for the benefit of the Holders of Claims ultimately determined to be Allowed by a Final Order after the Effective Date. The Reorganized Debtors shall distribute such amounts or property (net of any expenses, including any taxes relating thereto), as provided herein, as such Disputed Claims are Allowed by a Final Order or agreed to by settlement, and such amounts or property shall be distributed as such amounts or property would have been distributable had such Disputed Claims been Allowed Claims as of the Effective Date in accordance with Article III of this Plan solely to the extent of the amounts or property available in the applicable Disputed Claims Reserves. Any Cash or Securities held in the Disputed Claims Reserve shall be cancelled or returned to the Reorganized Debtors, in the Reorganized Debtors’ sole discretion, and without any further action or order of the Bankruptcy Court, as soon as reasonably practicable after the date on which all Disputed Claims are either Allowed or Disallowed in accordance with the Plan.

E.    Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors, as applicable, without an objection having to be Filed and without any further notice to, or action, order, or approval of, the Bankruptcy Court.

F.    Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the Claims Objection Bar Date.

G.    Disallowance of Claims

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable. All Proofs of Claim Filed on account of an indemnification obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to, or action, order, or approval of, the Bankruptcy Court.

Except as otherwise provided herein or as agreed to by the Debtors or the Reorganized Debtors, any and all Proofs of Claim Filed after the Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to, or action, order, or approval of, the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

H.    Amendments to Claims

On or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, as applicable, and any such new or amended Claim Filed shall be deemed Disallowed in full and expunged without any further notice to, or action, order, or approval of, the Bankruptcy Court to the maximum extent provided by applicable law.

I.    No Distributions Pending Allowance

If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim, unless otherwise determined by the Reorganized Debtors.

J.    Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable bankruptcy law or as otherwise provided herein.

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.    Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have, or any distribution to be made on account of such Allowed Claim or Allowed Interest that have been effectuated through a Rule 9019 Order, or otherwise expressly identified as a settlement as may be set forth herein, including the Midstream 9019 Orders and the Creditors’ Committee settlement contemplated through the effectuation of this Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle any Claims and Causes of Action against other Entities.

B.    Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action against any Debtor of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Causes of Action accrued before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt or right is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Unless expressly provided in the Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C.    Term of Injunctions or Stays

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

D.    Release of Liens

Except as otherwise specifically provided in the Plan, the Confirmation Order, the Exit Facility Documents, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors, as applicable. The DIP Agent and the Revolving Credit Agreement Agent shall execute and deliver all documents reasonably requested by the Reorganized Debtors to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests on such assets of the Debtors that are subject to the Stand-Alone Restructuring.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then such Holder (or the agent for such Holder) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder) and take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit Facility Agent that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the execution and delivery of such releases and the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. Notwithstanding the foregoing paragraph, this Article VIII.D shall not apply to any Secured Claims that are Reinstated pursuant to the terms of this Plan.

E.    Debtor Release

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof, including any draws under the Revolving Credit Facility, or any claims or causes of action related to the Revolving Credit Facility Documents) the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any avoidance actions, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Definitive Documents (including, for the avoidance of doubt, the DIP Facility, the DIP Facility Documents, the Exit Facility, the Exit Facility Documents, the Disclosure Statement, and the Backstop Commitment Agreement), or any aspect of the Restructuring, including any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Backstop Commitment Agreement, the Plan, or the Definitive Documents, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the Midstream Settlement, the Share Purchase Agreement, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing. Notwithstanding anything contained herein to the contrary, the foregoing release does not release any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan, (ii) the Buyback Investigation Party, (iii) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (iv) the rights of any current employee of the Debtors under any employment agreement or plan, (v) the rights of the Debtors with respect to any confidentiality provisions or other covenants restricting competition in favor of the Debtors under any employment or other agreement with a current or former employee of the Debtors, or (vi) the rights of holders of Allowed Claims or Interests to receive distributions under the Plan. Notwithstanding anything to the contrary contained herein or in the Confirmation Order, neither the Plan nor the Confirmation Order shall affect, impact, or change the terms of the documents (the “Elevation Settlement Documents”) memorializing the Bankruptcy Court-approved settlement [Docket No. 1274] between (a) the Elevation Parties and (b) the Debtors; moreover, in the event of a conflict, inconsistency, or other discrepancy between the terms of (i) the Confirmation Order and/or the Plan and (ii) the Settlement Documents, the terms of the Settlement Documents shall control.

F.    Release by Holders of Claims or Interests

Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, the Reorganized Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof, including any draws under the Revolving Credit Facility or any claims or causes of action related to the Revolving Credit Facility Documents), the Debtors’ in‑ or out‑of‑court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Definitive Documents (including, for the avoidance of doubt, the DIP Facility, the DIP Facility Documents, the Exit Facility, the Exit Facility Documents, the Disclosure Statement, and the Backstop Commitment Agreement), or any aspect of the Restructuring, including any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Backstop Commitment Agreement, the Plan, or the Definitive Documents, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the Midstream Settlement, the Share Purchase Agreement, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan, (ii) the Buyback Investigation Party, (iii) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, (iv) the rights of any current employee of the Debtors under any employment agreement or plan, (v) the rights of the Debtors with respect to any confidentiality provisions or other covenants restricting competition in favor of the Debtors under any employment or other agreement with a current or former employee of the Debtors, or (vi) the rights of holders of Allowed Claims or Interests to receive distributions under the Plan. Notwithstanding anything to the contrary contained herein or in the Confirmation Order, neither the Plan nor the Confirmation Order shall affect, impact, or change the terms of the Elevation Settlement Documents memorializing the Bankruptcy Court-approved settlement [Docket No. 1274] between (a) the Elevation Parties and (b) the Debtors; moreover, in the event of a conflict, inconsistency, or other discrepancy between the terms of (i) the Confirmation Order and/or the Plan and (ii) the Settlement Documents, the terms of the Settlement Documents shall control.

G.    Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act taken or omitted from being taken from the Petition Date through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions (including any draws under the Revolving Credit Facility or any claims or causes of action related to the Revolving Credit Facility Documents), the Plan, the Plan Supplement, the Definitive Documents (including, for the avoidance of doubt, the

DIP Facility, the DIP Facility Documents, the Exit Facility, the Exit Facility Documents, the Disclosure Statement, and the Backstop Commitment Agreement), or any transaction related to the Restructuring, any contract, instrument, release or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the Midstream Settlement, the Share Purchase Agreement, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, gross negligence or willful misconduct, but in all respects such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

H.    Injunction

Except with respect to the obligations arising under the Plan or the Confirmation Order, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Entities that held, hold, or may hold Claims or Interests that have been released, discharged, or exculpated pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors or Reorganized Debtors, or the other Released Parties or the Exculpated Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

I.    Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Article VI of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because the Debtors have been debtors under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases), or have not paid a debt that is dischargeable in the Chapter 11 Cases.

J.    Recoupment

In no event shall any Holder of a Claim be entitled to recoup against such Claim any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice of such recoupment in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.    SEC

Notwithstanding any language to the contrary herein, no provision shall (a) preclude the SEC from enforcing its police or regulatory powers or (b) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceeding, or investigations against any non-Debtor person or non-Debtor entity in any forum.

L.    Subordination Rights

Any distributions under the Plan shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights. Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

ARTICLE IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.    Conditions Precedent to the Confirmation of the Plan

It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.C hereof):

1.the Definitive Documents (as defined herein) will contain terms and conditions consistent in all material respects with the Restructuring Term Sheet and the Restructuring Support Agreement, and otherwise satisfactory or reasonably satisfactory, as applicable, in form and substance to the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.Article I.A.64 herein;

2.the Restructuring Support Agreement shall remain in full force and effect and shall not have been terminated, and there shall be no default thereunder; and

3.the Bankruptcy Court will have entered the Disclosure Statement Order, in form and substance acceptable to the Required Consenting Senior Noteholders and the Majority Lenders, and such Disclosure Statement Order will not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered.

B.    Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.C hereof):

1.The Definitive Documents shall contain terms and conditions consistent in all material respects with the Restructuring Term Sheet and the Restructuring Support Agreement, and otherwise satisfactory or reasonably satisfactory, as applicable, in form and substance to the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.Article I.A.64 herein;

2.the Restructuring Support Agreement shall remain in full force and effect and shall not have been terminated, and there shall be no default thereunder;

3.the Bankruptcy Court will have entered the Confirmation Order, in form and substance acceptable to the Required Consenting Senior Noteholders and the Majority Lenders, and such Confirmation Order will not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

4.to the extent an Exit Facility is entered into, all conditions precedent to the effectiveness of the Exit Facility shall have been satisfied or duly waived, and the Exit Facility, including all documentation related thereto, shall be in form and substance satisfactory to the Required Consenting Senior Noteholders, and the Majority Lenders, and the Company and in effect;

5.the final version of the Plan, Plan Supplement, and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements, and exhibits to the Plan shall be consistent with the Restructuring Support Agreement, and in form and substance acceptable or reasonably acceptable, as applicable, to the Required Consenting Senior Noteholders, and the Majority Lenders or the Majority Exit RBL Facility Lenders, as applicable, in accordance with Article I.A.64 herein;

6.all waiting periods imposed by any Governmental Unit or Antitrust Authority in connection with the transactions contemplated by the Backstop Commitment Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by the Backstop Commitment Agreement shall have been obtained, (if applicable);

7.the Debtors shall have obtained all material authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan, including Bankruptcy Court approval, and each of the other transactions contemplated by the Restructuring, and such material authorizations, consents, regulatory approvals, rulings, or documents shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods will have expired;

8.the Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date (other than any conditions relating to the occurrence of the closing) set forth in the Plan shall have been satisfied or, with the prior consent of the Required Consenting Senior Noteholders and the Majority Lenders waived in accordance with the terms of the Plan;

9.the Restructuring to be implemented on the Effective Date shall be consistent with the Plan and the Restructuring Support Agreement;

10.all Consenting Senior Noteholder Fees and Expenses have been or will be paid in full in Cash;
11.all Revolving Credit Agreement Lender Fees and Expenses have been or will be paid in full in Cash;

12.the Debtors shall not be in an event of default under the DIP Facility, and the DIP Orders shall not have been reversed, stayed, dismissed, vacated, or reconsidered;

13.the Debtors shall not have Filed, supported, or consented to any motion, application, adversary proceeding, or cause of action (A) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of any of the Senior Notes Claims, the Revolving Credit Agreement Claims, or the DIP Claims (as applicable), (B) otherwise seeking to impose liability upon or enjoin the Senior Noteholders, the Revolving Credit Agreement Lenders, or DIP Lenders, or (C) by any third party seeking standing to bring such application, adversary proceeding, or cause of action;

14.(a) the Bankruptcy Court shall have entered the Backstop Order, in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Majority Lenders, and such order shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered; (b) the Backstop Commitment Agreement shall remain in full force and effect and shall not have been terminated, and the parties thereto shall be in compliance therewith; (c) the Backstopped Equity Rights Offering shall have been conducted, in all material respects, in accordance with the Backstopped Equity Rights Offering Documents and any other relevant transaction documents; (d) the Backstop Commitment Premium has been paid to the Backstop Parties; and (e) the GUC Equity Rights Offering shall have been conducted, in all material respects, in accordance with the GUC Equity Rights Offering Documents and any other relevant transaction documents;

15.the Bankruptcy Court shall have entered the Midstream 9019 Orders, and such orders shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

16.the Midstream Settlement shall remain in full force and effect, all terms and conditions shall have been satisfied thereunder, and there shall be no breach of the Midstream Settlement;

17.the New Corporate Governance Documents shall be in full force and effect.

18.the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and each of the other transactions contemplated by the Restructuring;

19.all Allowed Professional Fee Claims approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court;

20.the Debtors shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the Plan; and

21.the Debtors shall have assigned the Buyback Claims against the Buyback Investigation Party as set forth in this Plan, unless the Debtors have concluded the Buyback Claims investigation and determined that no viable Claims exist.

C.    Waiver of Conditions

The conditions to Confirmation of the Plan and to the Effective Date of the Plan set forth in this Article IX may be waived, in whole or in part, in writing (which may be via electronic mails) by the Debtors, the Required Consenting Senior Noteholders, and the Majority Lenders (only when the relevant condition directly affects the consent and/or consultation rights of the Majority Lenders in accordance with Article I.A.64 herein), without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan; provided that waiver of the conditions to the Effective Date of the Plan set forth in Article IX.B.14(e) herein shall also require the written consent (which may be via electronic mail) of the Creditors’ Committee.

D.    Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

E.    Effect of Nonoccurrence of Conditions to the Effective Date

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims or Interests; (2) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect; provided, that all provisions of the Restructuring Support Agreement that survive termination thereof shall remain in effect in accordance with the terms thereof.

ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.    Modification and Amendments

Subject to the limitations contained in the Plan, the consent rights of the Majority Lenders as set forth in the Plan, the consent right of the Required Consenting Senior Noteholders as set forth in the Restructuring Support Agreement, and the consent of the Creditors’ Committee solely to the extent it modifies the treatment of or materially adversely affects the rights and distributions under this Plan of Holders of General Unsecured Claims, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the consent rights of the Majority Lenders as set forth in the Plan, and the consent right of the Required Consenting Senior Noteholders as set forth in the Restructuring Support Agreement, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.    Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.    Revocation or Withdrawal of the Plan

Subject to the terms of the Restructuring Support Agreement, the Debtors, with the consent of the Majority Lenders (such consent not to be unreasonably withheld), reserve the right to revoke or withdraw the Plan before the

Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of or related to the Chapter 11 Cases and the Plan, including jurisdiction to:

1.allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims;

2.decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals;

3.resolve any matters related to: (a) the assumption or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Claims pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5.adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.adjudicate, decide, or resolve any and all matters related to Causes of Action;

7.adjudicate, decide, or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code;

8.enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9.enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10.resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11.issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement or enforce such releases, injunctions, and other provisions;

13.resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K.1 hereof;

14.enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

16.adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

17.consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.hear and determine all disputes involving the Exit Facility;

20.hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

22.enforce all orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;

23.hear any other matter not inconsistent with the Bankruptcy Code;

24.enter an order closing the Chapter 11 Cases; and

25.enforce the injunction, release, and exculpation provisions provided in Article VIII hereof.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.    Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the Confirmation Order, shall be immediately effective and enforceable and deemed binding upon the Debtors or Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests have accepted or are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.    Additional Documents

On or before the Effective Date, and subject to the terms of the Restructuring Support Agreement, the Debtors, with the consent of the Majority Lenders (such consent not to be unreasonably withheld) may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims and Interests receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.    Dissolution of the Creditors’ Committee and Any Other Statutory Committee

On the Effective Date, the Creditors’ Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee or any other statutory committee and their Professionals. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee or any other statutory committee after the Effective Date.

D.    Reservation of Rights

Before the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to any Claims or Interests.

E.    Consenting Senior Noteholder Fees and Expenses and Revolving Credit Agreement Lender Fees and Expenses

The Consenting Senior Noteholder Fees and Expenses and Revolving Credit Agreement Lender Fees and Expenses incurred and invoiced up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Case), without any requirement to file a fee application with the Bankruptcy Court and without any requirement for Bankruptcy Court review or approval, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise. In addition, the Debtors or the Reorganized Debtors shall continue to pay the Consenting Senior Noteholder Fees and Expenses and Revolving Credit Agreement Lender Fees and Expenses, as the same become due and payable in the ordinary course, either before or after the Effective Date.

F.    Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to, the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.    Service of Documents

All notices, requests, and demands to or upon the Debtors, the Creditors’ Committee, the Consenting Senior Noteholders, or the Majority Lenders, to be effective shall be in writing (including by facsimile transmission and electronic mails) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Extraction Oil & Gas, Inc.
370 17th Street, Suite 5300
Denver, Colorado 80202
Attn: Eric Christ

with copies to:

Kirkland & Ellis LLP
Kirkland & Ellis International LLP
601 Lexington Avenue
New York, New York 10022
Attn: Christopher Marcus, P.C., Allyson Smith Weinhouse, and Ciara Foster

-and-

Whiteford, Taylor & Preston LLC
The Renaissance Centre
405 North King Street, Suite 500
Wilmington, Delaware 19801
Attn: Marc R. Abrams, Richard W. Riley, and Stephen B. Gerald

If to the Consenting Senior Noteholders:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Andrew N. Rosenberg, Alice Belisle Eaton, Christopher Hopkins and Omid Rahnama

If to the Creditors’ Committee:

Stroock & Stroock & Lavan LLP
767 3rd Avenue
New York, New York 10017
Attn: Erez E. Gilad

-and-

Cole Schotz P.C.
1325 Avenue of the Americas
19th Floor
New York, NY 10019
Attn: G. David Dean and Andrew J. Roth-Moore

If to the Majority Lenders:

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attn: William A. (Trey) Wood III and Dewey Gonsoulin

After the Effective Date, the Reorganized Debtors shall have the authority to send a notice to parties in interest providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such party must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.    Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

I.    Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from http://www.kccllc.net/extractionog/ or the Bankruptcy Court’s website at www.deb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control. The documents considered in the Plan Supplement are an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

J.    Nonseverability of Plan Provisions

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Majority Lenders, the Required Consenting Senior Noteholders, and the Creditors’ Committee (solely to the extent it modifies the treatment of or materially adversely affects the rights and distributions under the Plan of Holders of General Unsecured Claims), as well as that of the Debtors’ or Reorganized Debtors’, as applicable; and (3) nonseverable and mutually dependent.

K.    Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and, pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals nor the Reorganized Debtors or Reorganized XOG, as applicable, will have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

L.    Waiver or Estoppel

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

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Respectfully submitted, as of the date first set forth above,

Dated: December 23, 2020	EXTRACTION OIL & GAS, INC. on behalf of itself and each of its Debtor affiliates

/s/ Matthew R. Owens
Name: Matthew R. Owens Title: President and Chief Executive Officer Extraction Oil & Gas, Inc.

Exhibit B

Confirmation Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EXTRACTION OIL & GAS, INC. et al.,[5]	)	Case No. 20-11548 (CSS)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (A) ENTRY OF FINDINGS OF FACT,
CONCLUSIONS OF LAW, AND ORDER CONFIRMING the SIXTH
AMENDED JOINT PLAN OF REORGANIZATION OF EXTRACTION OIL & GAS, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE, and (B) OCCURRENCE OF EFFECTIVE DATE
TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:
PLEASE TAKE NOTICE that on December [●], 2020, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), entered an order [Docket No. [●]] (the “Confirmation Order”) approving the confirming the Sixth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. [•]] (as may be amended, supplemented, or modified from time to time, and including all exhibits and supplements thereto, the “Plan”) (with all supplements and exhibits thereto, the “Plan”),6 attached as Exhibit A to the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [●], 202[●].
PLEASE TAKE FURTHER NOTICE that pursuant to Article V.B of the Plan, Proofs of Claims with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court within the latest to occur of: (a) 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; (b) 30 days after the Debtors provide notice of surrender of possession to a landlord of a rejected lease where surrender occurs after entry of an order approving such rejection; and (c) 30 days after notice of any rejection that occurs after the Effective Date. Any Holders of Claims arising from the rejection of an Executory Contract or Unexpired Lease for which Proofs of Claims were not timely Filed shall not (a) be treated as a creditor with respect to such Claim, (b) be permitted to vote to accept or reject the Plan on account of any Claim arising from such rejection, or (c) participate in any distribution in the Chapter 11 Cases on account of such Claim, and any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Debtors’ Estates, the Reorganized Debtors, or the property for any of the foregoing without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, or action, order, or approval of, the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.5 of the Plan.
PLEASE TAKE FURTHER NOTICE that, except with respect to Administrative Claims that are Professional Fee Claims or as otherwise set forth in the Plan, requests for payment of an Allowed Administrative Claim
5 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Extraction Oil & Gas, Inc. (3923); 7N, LLC (4912); 8 North, LLC (0904); Axis Exploration, LLC (8170); Extraction Finance Corp. (7117); Mountaintop Minerals, LLC (7256); Northwest Corridor Holdings, LLC (9353); Table Mountain Resources, LLC (5070); XOG Services, LLC (6915); and XTR Midstream, LLC (5624). The location of the Debtors’ principal place of business is 370 17th Street, Suite 5300, Denver, Colorado 80202.
6 Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan or the Confirmation Order, as applicable.

other than requests for payment of Administrative Claims arising in the ordinary course of business must be Filed with the Bankruptcy Court no later than 30 days after the Effective Date (the “Administrative Claims Bar Date”).

HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY SUCH DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS OR THEIR PROPERTY, AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE WITHOUT THE NEED FOR ANY OBJECTION FROM THE REORGANIZED DEBTORS OR ANY NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT OR ANY OTHER ENTITY.

PLEASE TAKE FURTHER NOTICE that, unless otherwise ordered by the Bankruptcy Court, all final requests for payment of Professional Fee Claims must be Filed with the Bankruptcy Court no later than 45 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

PLEASE TAKE FURTHER NOTICE that the Plan, the Plan Supplement, the Confirmation Order, and copies of all documents Filed in these Chapter 11 Cases are available free of charge by visiting the Debtors’ restructuring website, https://kccllc.net/extractionog or by calling the Debtors’ restructuring hotline at (866) 571-1791 (U.S./Canada) or (781) 575-2049 (International). You may also obtain copies of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.deb.uscourts.gov.

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